SUBSCRIPTION AND CONTRIBUTION AGREEMENT

                                  BY AND AMONG

                                WORLDCORP, INC.,

                          WORLDCORP ACQUISITION CORP.,

                                      AND

                                THE SHAREHOLDERS

                           OF PAPER ACQUISITION CORP.

                                  NAMED HEREIN









                                 April 20, 1998






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                                TABLE OF CONTENTS

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ARTICLE I   CONTRIBUTION OF SHARES; CONSIDERATION.................................................................2

         1.1. Contribution of Shares..............................................................................2
         1.2. Consideration.......................................................................................3
         1.3. Payment of Earn-Out.................................................................................4
         1.4. Allocation of Consideration.........................................................................4
         1.5. Closing Date........................................................................................4

ARTICLE II  WARRANTIES AND REPRESENTATIONS OF WORLDCORP GROUP.....................................................4

         2.1. Corporate Organization, etc.........................................................................4
         2.2. Authorization.......................................................................................4
         2.3. SEC Documents; Financial Statements.................................................................5
         2.4. Ordinary Course; No Material Adverse Change.........................................................6
         2.5. Business of the Acquisition Sub.....................................................................6
         2.6. Brokers and Finders.................................................................................6
         2.7. HSR.................................................................................................6
         2.8. Legal Proceedings...................................................................................7
         2.9. Licenses and Compliance with Law....................................................................7
         2.10. Investment Company.................................................................................7
         2.11. No Other Warranties................................................................................7

ARTICLE III  WARRANTIES AND REPRESENTATIONS OF THE SHAREHOLDERS...................................................7

         3.1. Corporate Organization, etc.........................................................................8
         3.2. Authorization.......................................................................................8
         3.3. Capitalization......................................................................................9
         3.4. Financial Information...............................................................................9
         3.5. Ordinary Course; No Material Adverse Change.........................................................10
         3.6. Compliance with Credit Agreement....................................................................10
         3.7. Legal Proceedings...................................................................................10
         3.8. Licenses and Compliance with Law....................................................................10
         3.9. Other Entities......................................................................................11
         3.10. Third Party Obligations............................................................................11
         3.11. Affiliate and Associate Transactions...............................................................11
         3.12. Brokers and Finders................................................................................11
         3.13. HSR Matters........................................................................................12
         3.14. Investment.........................................................................................12
         3.15. Information Accurate and Complete..................................................................12
         3.16. No Other Warranties................................................................................13
         3.17. Investment Company.................................................................................13
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ARTICLE IV  CLOSING DELIVERIES....................................................................................13

         4.1. Consents under Agreements, etc......................................................................13
         4.2. Certificate of Secretary............................................................................13
         4.3. Non-Foreign Status..................................................................................13
         4.4. Notes...............................................................................................14
         4.5. Shareholders' Warrants..............................................................................14
         4.6. Pledge Agreement....................................................................................14
         4.7. Collateral Agent Agreement..........................................................................14
         4.8. Guaranty............................................................................................14
         4.9. WorldCorp Tax Sharing Agreement.....................................................................14
         4.10. Acquisition Sub Tax Sharing Agreement..............................................................14
         4.11. WorldCorp Financial Consulting Agreement...........................................................15
         4.12. Opinion of Hunton & Williams.......................................................................15
         4.13. Opinion of Parker Chapin Flattau and Klimpl........................................................15
         4.14. Instruments of Transfer............................................................................15
         4.15. Amendments to Credit Agreement.....................................................................15
         4.16. Fairness Opinion...................................................................................15
         4.17. Certificate of Secretary...........................................................................15

ARTICLE V  COVENANTS..............................................................................................16

         5.1. Subsequent Financial Statements.....................................................................16
         5.2. Shareholder Approval................................................................................16
         5.3. Affiliate and Associate Transactions................................................................16
         5.4. Federal Income Tax Treatment........................................................................16
         5.5. Indemnification by the Corporations.................................................................16

ARTICLE VI  INDEMNIFICATION.......................................................................................17

         6.1. By the Shareholders.................................................................................17
         6.2. By WorldCorp........................................................................................18
         6.3. Indemnification Amounts.............................................................................18
         6.4. Notice of and Defense Against Claims................................................................19
         6.5. Subrogation.........................................................................................20
         6.6. Remedies Exclusive..................................................................................20
         6.7. Adjustment to Consideration.........................................................................20

ARTICLE VII  MISCELLANEOUS........................................................................................21

         7.1. Further Assurances..................................................................................21
         7.2. Confidentiality.....................................................................................21
         7.3. No Waiver...........................................................................................21
         7.4. Entire Agreement....................................................................................21
         7.5. Governing Law.......................................................................................21
         7.6. Binding Effect......................................................................................21
         7.7. Assignment..........................................................................................21
         7.8. Additional Shareholders.............................................................................21
         7.9. Amendment and Waiver................................................................................22
         7.10. Paragraph Headings.................................................................................22
         7.11. Notices............................................................................................22
         7.12. Unenforceability, Severability.....................................................................23
         7.13. Brokers' Fees......................................................................................23
         7.14. Appointment of Shareholders' Representative........................................................23
         7.15. Knowledge..........................................................................................24
         7.16. Choice of Jurisdiction.............................................................................25
         7.17. Counterparts.......................................................................................25
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Exhibit A         Shareholders

Exhibit B-1       Form of 8% Senior Secured Promissory Note

Exhibit B-2       Form of 8% Senior Secured Promissory Note

Exhibit C         Form of Warrant and Purchase Agreement

Exhibit D         Form of Pledge Agreement

Exhibit E         Form of Collateral Agent Agreement

Exhibit F         Form of Guaranty

Exhibit G         Form of WorldCorp Tax Sharing Agreement

Exhibit H         Form of  Acquisition Sub Tax Sharing Agreement

Exhibit I         Form of WorldCorp Financial Consulting Agreement

Exhibit J         Form of Hunton & Williams Opinion

Exhibit K         Form of Parker Chapin Flattau & Klimpl, LLP Opinion

                    SUBSCRIPTION AND CONTRIBUTION AGREEMENT

                  SUBSCRIPTION AND CONTRIBUTION AGREEMENT, made this 20th day of April, 1998, by and among WorldCorp, Inc., a Delaware corporation ("WorldCorp"), WorldCorp Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of WorldCorp ("Acquisition Sub," and together with WorldCorp, the "WorldCorp Group"), and the persons set forth on Exhibit A hereto (collectively, the "Shareholders"), certain of whom will execute counterparts to this Agreement in accordance with Section 7.8 of this Agreement (the "Additional Shareholders"; the Shareholders who execute this Agreement on the date hereof are referred to herein as the "Initial Shareholders"), who together own all of the issued and outstanding capital stock of Paper Acquisition Corp., a Delaware corporation (the "Company").

                                   WITNESSETH:

                  WHEREAS, the Shareholders are the record and beneficial owners of all shares of the issued and outstanding capital stock of the Company, the Company owns all of the issued and outstanding capital stock of Frye Acquisition, Inc., a Delaware corporation ("Frye"), Frye owns all of the issued and outstanding capital stock of Frye Carbon Products, Inc., a Delaware corporation ("FCP"), FCP owns all of the issued and outstanding capital stock of FryeTech, Inc., a Delaware corporation ("FryeTech"), and FryeTech owns all of the issued and outstanding capital stock of Frye Carbon Products, Ltd., an Ontario corporation ("Ltd."), and WorldCorp Group desires to acquire the businesses of the Company, Frye, FCP, FryeTech and Ltd. (Frye, FCP, FryeTech and Ltd. being collectively referred to herein as the "Subsidiaries" and together with the Company, the "Corporations") by forming Acquisition Sub to hold the outstanding capital stock of the Company; and

                  WHEREAS, the WorldCorp Group is interested in pursuing the acquisition of the Corporations because, among other things, the acquisition is consistent with WorldCorp's current acquisition plans, the Corporations will provide the WorldCorp Group with additional operating cash flow and the acquisition will provide the platform for the WorldCorp Group to make additional acquisitions;

                  WHEREAS, the Initial Shareholders are interested in pursuing the acquisition of the Corporations by the WorldCorp Group because, among other things, the transaction will give the Shareholders the opportunity to realize the value of the Corporations with further upside potential;

                  WHEREAS, the parties intend that additional acquisitions will be pursued through Acquisition Sub; and

                  WHEREAS, (i) the Initial Shareholders desire to contribute certain of the shares of the Company they own (with the remainder of such shares to be sold to WorldCorp), (ii) the Additional Shareholders will contribute certain of their capital stock of the Company to Acquisition Sub not more than 21 days after the date hereof (with the remainder of such shares to be sold to WorldCorp), and (iii) WorldCorp desires to contribute all the shares of common stock, par value $.001 per share, of World Airways, Inc. ("World Airways"), and all of the shares of the capital stock of the Company that it owns, to the capital of Acquisition Sub, in a transaction, which will result in Acquisition Sub owning all of the capital stock of the Company, and which is intended to qualify under ss. 351 of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby agree as follows:

                                    ARTICLE I

                      CONTRIBUTION OF SHARES; CONSIDERATION

         1.1.     Contribution of Shares.

             (a) Subject to the terms and conditions set forth in this Agreement, the Initial Shareholders hereby agree to contribute, transfer, convey, assign and deliver to Acquisition Sub at the Closing (as hereinafter defined) and Acquisition Sub hereby agrees to accept and acquire from the Initial Shareholders at the Closing issued and outstanding shares of the capital stock of the Company, in the amounts from each Initial Shareholder set forth on Exhibit A, free and clear of all liens, charges and encumbrances, except for liens, charges or encumbrances imposed under the Revolving Credit and Term Loan Agreement dated as of December 30, 1996 by and between Frye Copysystems, Inc. and the financial institutions listed therein and First National Bank of Boston, as agent, as amended (the "Credit Agreement"), (collectively, the "Contributed Paper Shares") consisting of 436,796 issued and outstanding shares of the Company's Class A Voting Common Stock, par value $.01 per share (the "Company Class A Common Stock") at the Closing.

             (b) Subject to the terms and conditions set forth in this Agreement, WorldCorp hereby agrees to contribute, transfer, convey, assign and deliver to Acquisition Sub at the Closing and Acquisition Sub hereby agrees to accept and acquire from WorldCorp at the Closing, 3,702,586 shares of World Airways common stock, free and clear of all liens, charges and encumbrances (other than 1,000,000 shares pledged to World Airways) (the "Contributed Airways Shares") and 22,989 shares of the Company's Class A Common Stock, free and clear of all liens, charges and encumbrances.

             (c) Subject to the terms and conditions set forth in this Agreement, the Additional Shareholders shall contribute, transfer, convey, assign and deliver to Acquisition Sub at the Subsequent Closing (as hereinafter defined) and Acquisition Sub hereby agrees to accept and acquire from the Additional Shareholders at the Subsequent Closing all of the remaining issued and outstanding shares of capital stock of the Company in the amounts from each Additional Shareholder set forth on Exhibit A, free and clear of all liens, charges and encumbrances, an aggregate of 9,370 issued and outstanding shares of the Company Class A Common Stock and 950 issued and outstanding shares of the Company's Class B Common Stock, par value $.01 per share (the "Company Class B Common Stock").

             (d) Subject to the terms and conditions set forth in this Agreement, WorldCorp hereby agrees to contribute, transfer, convey, assign and deliver to Acquisition Sub at the Subsequent Closing and Acquisition Sub hereby agrees to accept and acquire from WorldCorp at the Subsequent Closing, 493 shares of the Company's Class A Common Stock of the Company and 50 shares of the Company's Class B Common Stock, free and clear of all liens, charges and encumbrances (the "WorldCorp Paper Shares").

         1.2.     Consideration.

             (a) As consideration for the contribution of the Contributed Paper Shares, the Shareholders shall receive the following consideration:

                  (i) an aggregate of 200 shares of Acquisition Sub's common stock, par value $.01 per share ("Acquisition Sub Common Stock");

                  (ii) an aggregate of five-year $15.0 million principal amount of Acquisition Sub's 8% senior secured promissory notes, each in the form of Exhibit B-1 (the "Five-Year Notes");

                  (iii) an aggregate of one-year $1.0 million principal amount of Acquisition Sub's 8% senior secured notes, each in the form of Exhibit B-2 (the "One-Year Notes," and together with the Five-Year Notes, the "Notes");

                  (iv) the right to the Earn-Out Payment Amount (as defined in Section 1.3(a)); and

                  (v) the rights to receive all of the proceeds, if any, to which the Company shall become entitled in connection with certain Company claims identified in a letter dated the date hereof between the Shareholders' Representative and WorldCorp, which rights are hereby assigned to the Shareholders (the "Claim Proceeds").

             (b) As consideration for the contribution of the Contributed Airways Shares and the WorldCorp Paper Shares, WorldCorp shall receive 800 shares of Acquisition Sub Common Stock.

             (c) At the Closing, (i) Acquisition Sub shall deliver to Sun Paper Limited Partnership, a Delaware limited partnership, as agent for the Shareholders (the "Shareholders' Representative" or "SP"), the Notes and shares of Acquisition Sub Common Stock and (ii) WorldCorp shall deliver to the Shareholders' Representative the Shareholders' Warrants for delivery to the Shareholders.

             (d) the parties agree that each share of Acquisition Sub Common Stock, the Five Year Notes, the One Year Notes and the warrants to purchase in the aggregate, 400 shares of Acquisition Sub Common Stock from WorldCorp, each in the form of Exhibit C (the "Shareholders' Warrants") have a fair market value as of the date hereof of $22,400, $15,000,000, $1,000,000, and $2,090,000, respectively. The parties agree that the issue price allocable to the Notes will not cause the holders to be required to include interest income for tax purposes in excess of the stated interest in the Notes.

         1.3.     Payment of Earn-Out.

                  The Earn-Out Payment Amount shall be made in accordance with the provisions of Schedule 1.3.

         1.4.     Allocation of Consideration.

                  The aggregate respective amounts of the Acquisition Sub Common Stock, Notes, Earn-Out Payment Amount and Claim Proceeds, if any, to be paid to the Shareholders as a group (less $100 which shall be allocated to the Claim Proceeds) shall be allocated among the Shareholders in accordance with the percentage of the Contributed Paper Shares contributed by each Shareholder to Acquisition Sub as set forth on Exhibit A annexed hereto (the "Percentage").

         1.5.     Closing Date.

                  The closing of the transfer of the Initial Shares (the "Closing") shall take place at the offices of Hunton & Williams, 951 E. Byrd Street, Richmond, Virginia 23219 on the date hereof or such other place as the parties hereto may agree upon (the "Closing Date").

                  The closing of the transfer of the Additional Shares (the "Subsequent Closing") shall take place at the offices of Hunton & Williams, 951
E. Byrd Street, Richmond, Virginia 23219 on the date specified in the notice delivered pursuant to Section 7.8 hereof.

                                   ARTICLE II

               WARRANTIES AND REPRESENTATIONS OF WORLDCORP GROUP

                  WorldCorp warrants and represents to Acquisition Sub as follows:

         2.1.     Corporate Organization, etc.

                  Each of WorldCorp, Acquisition Sub and World Airways is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power to own its assets and to carry on its business as it is now being conducted. Each of WorldCorp, Acquisition Sub and World Airways is qualified or licensed to do business as a foreign corporation and is in good standing in those jurisdictions in which the failure to so qualify would have a material adverse effect on the business or financial condition of either WorldCorp or Acquisition Sub and their respective subsidiaries, individually or taken as a whole. WorldCorp Group and Acquisition Sub each have the power and authority to execute and deliver this Agreement and the agreements and instruments contemplated herein and to perform its obligations hereunder and thereunder.

         2.2.     Authorization.

                  The execution, delivery and performance by each of WorldCorp and Acquisition Sub of this Agreement and each of the other Transaction Documents party thereto and the performance by WorldCorp and Acquisition Sub of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of WorldCorp and Acquisition Sub and do not contravene any provisions of law or any order of any court or other agency of government or their certificates of incorporation and do not contravene any agreement or other instrument by which either is bound or by which any of their assets are affected or violate any judgment, order, injunction, decree, statute, rule or regulation applicable to either of them. Other than approvals under the HSR Act (as hereinafter defined) no consents, waivers, approvals, authorizations or orders of or registrations or qualifications with, any person, bank, corporation, association, governmental body or court having authority or power to regulate, supervise or direct the business and affairs of any member of the WorldCorp Group are necessary for the consummation by any member of the WorldCorp Group of the transactions contemplated by this Agreement. This Agreement is and the Transaction Documents and Financial Consulting Agreements (as defined herein) and instruments contemplated hereby are duly and validly executed and delivered by WorldCorp and Acquisition Sub and (assuming due authorization, execution and delivery by the Shareholders and each other party thereto) constitute the legal, valid and binding obligations of WorldCorp Group and Acquisition Sub, enforceable against them in accordance with their respective terms. WorldCorp owns the Contributed Airways Shares free and clear of all liens, charges and encumbrances, and upon contribution of such shares as herein provided, WorldCorp will convey to Acquisition Sub good and valid title free and clear of all liens, charges and encumbrances (other than 1,000,000 shares that are subject to a pledge to World Airways). "Transaction Documents" means collectively, the Notes, the Pledge Agreement, the Shareholders' Warrants, the Collateral Agent Agreement, the Guaranty, the WorldCorp Option Agreement, the Acquisition Sub Option Agreement, the WorldCorp Tax Sharing Agreement and the Acquisition Sub Tax Sharing Agreement, each as hereinafter defined. "Financial Consulting Agreements" means collectively, the Financial Consulting Agreement and the WorldCorp Financial Consulting Agreement, each as hereinafter defined.

          2.3.    SEC Documents; Financial Statements.

             (a) World Airways has timely filed all reports required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1995 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder. WorldCorp has provided the Shareholders' Representative with copies of (i) World Airways' annual reports on Form 10-K for the years ended December 31, 1995, 1996 and 1997 and
(ii) World Airways' quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 (collectively, together with any other reports or filings made by World Airways since January 1, 1995 with the SEC pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act or the rules and regulations thereunder (collectively, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, the Securities Act and the rules and regulations of the SEC promulgated thereunder. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document (which was filed prior to the date of this Agreement), none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (b) Financial Statements. The financial statements of WorldCorp and World Airways included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis during the periods involved and fairly present the consolidated financial position of World Airways and its subsidiaries as of the date thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end tax and audit adjustments). Except as set forth in the SEC Documents, World Airways has no material liabilities or obligations which, individually or in the aggregate, are reasonably likely to have a material adverse effect on the business or financial condition of World Airways. For purposes hereof, "subsidiaries" means as to any person, a corporation, partnership, limited liability company or other entity of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such person and shall, in any event, include World Airways with respect to Acquisition Sub.

         2.4.     Ordinary Course; No Material Adverse Change.

                  The business of World Airways has been conducted in the ordinary course since December 31, 1997. World Airways has not suffered any material adverse change in their business, operations, condition (financial or otherwise), properties, assets, liabilities or earnings, taken as a whole, since December 31, 1997. Notwithstanding the foregoing, the Shareholders acknowledge that they have read the section entitled "Overview" within Item 7 of World Airways Annual Report on 10-K for the year ended December 31, 1997 and understand the risks to World Airways business described therein.

         2.5.     Business of the Acquisition Sub.

                  Prior to the Closing Date, Acquisition Sub has not conducted any business other than in preparation for the transactions contemplated by this Agreement.

         2.6.     Brokers and Finders.

                  Except for the engagement of L.H. Friend, Weinress, Frankson & Presson, Inc. ("L.H. Friend") to provide a fairness opinion with respect to the transactions contemplated hereby and a valuation of Acquisition Sub common stock and of the Shareholder Warrants (such valuation to give effect to the respective capital contributions contemplated hereby), the WorldCorp Group has not employed any broker, agent or finder or, agreed to incur any liability for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated hereby.

         2.7.     HSR.

         Capitalized terms used in this Section 2.8 and in Section 3.14, and not otherwise defined in this Agreement, are used as defined in the rules adopted under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, (said act and said rules, the "HSR Act"). All applicable waiting periods of Purchaser as an Acquiring Person necessary for the consummation of the transactions contemplated hereby have terminated.

         2.8.     Legal Proceedings.

                  Except as set forth in Schedule 2.9, there are no material actions, suits, proceedings, charges or complaints instituted by or against, or, to the best knowledge of the WorldCorp Group, threatened against any member of the WorldCorp Group or, to the knowledge of WorldCorp, its subsidiaries in respect of their operations, whether at law or in equity or before any governmental department, commission, board, agency or instrumentality, domestic or foreign, whether or not fully covered by insurance. The WorldCorp Group or, to the knowledge of WorldCorp, any of its subsidiaries is not subject to any order, writ, injunction or decree of any court or any governmental department, commission, board, agency or instrumentality, domestic or foreign, having jurisdiction over it.

         2.9.     Licenses and Compliance with Law.

                  Except to the extent that the failure of any of the following to be true would not have a material adverse effect on the business or financial condition of WorldCorp and its subsidiaries, taken as a whole, WorldCorp and its subsidiaries hold and are in compliance with all permits, certificates, licenses, approvals, registrations and authorizations ("Permits") required under all laws, rules and regulations in connection with the business of WorldCorp and its subsidiaries and all of the Permits are in full force and effect.

         2.10.    Investment Company.

                  WorldCorp is not, nor will be immediately following consummation of the transactions contemplated hereby, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         2.11.    No Other Warranties.

                  Except as expressly set forth in this Agreement, and in the schedules and exhibits hereto and the instruments, agreements and documents delivered pursuant hereto, WorldCorp makes no other representation, or warranty, express or implied concerning the WorldCorp Group (including, but not limited to, their business, operations, condition (financial or otherwise)), properties, assets, liabilities, earnings and prospects.

                                  ARTICLE III

               WARRANTIES AND REPRESENTATIONS OF THE SHAREHOLDERS

                  Each Initial Shareholder, severally but not jointly, warrants and represents to Acquisition Sub as follows, except that as to the representations contained in the last sentence of Section 3.1, Section 3.2, the second sentence of Section 3.3, and Section 3.15 herein, such representations are made by each of the Shareholders only as to themselves individually (the "Individual Representation"). For purposes hereof, "1996 Schedules" refers to, collectively, (i) the following schedules to the Stock Purchase Agreement dated as of December 26, 1996 by and among the Company and certain shareholders of
Frye: 3.8(a) Real Property Leases, 3.8(b) Real Property, 3.9(a) and (b) Miscellaneous Contracts and No Defaults, 3.10 Trademarks, Service Marks, Tradenames and Copyrights, 3.12(a) and (b) Licenses and Compliance with Law,
3.13 Environmental Matters and 3.14(a) Labor Contracts; and (ii) the following exhibits and schedules to the Asset Purchase Agreement dated as of December 27, 1996 by and between the Company and Technicarbon Company, L.P.: Exhibit 1.1 Trademarks, Service Marks, Tradenames and Copyrights, Schedule 3.7(a) Real Property Leases, 3.7(b) Real Property, 3.8(a) and (b) Miscellaneous Contracts and No Defaults, 3.11(a) and (b) Permits and Compliance with Law, 3.12 Environmental Matters and 3.13(a) Labor Contracts.

         3.1.     Corporate Organization, etc.

                  Each of the Company, Frye, FCP, FryeTech and Ltd. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, Delaware, Delaware and Delaware and the Province of Ontario, respectively, with full corporate power to own its assets and to carry on its business as it is now being conducted. Each of the Corporations is qualified or licensed to conduct its business as a foreign corporation and is in good standing in those jurisdictions in which the failure to so qualify would have a material adverse effect on the business or financial condition of the Corporations, taken as a whole. Each Shareholder has the power and authority to execute and deliver this Agreement and the agreements and instruments contemplated herein and to perform its obligations hereunder and thereunder.

         3.2.     Authorization.

                  The execution, delivery and performance by each Shareholder of this Agreement and the Transaction Documents party thereto and the performance by each Shareholder of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or partnership action of each Shareholder, do not contravene any provisions of law or any order of any court or other agency of government or its documents of formation and management and do not contravene any agreement or other instrument by which it is bound or by which any of its assets are affected or violate any judgment, order, injunction, decree, statute rule or regulation applicable to it. Other than approvals under the HSR Act and except as set forth on the 1996 Schedules and Schedule 3.2 hereto, no consents, waivers, approvals, authorizations or orders of, or registrations or qualifications with, any person, bank, corporation, association, governmental body or court having authority or power to regulate, supervise or direct the business and affairs of a Shareholder or a Corporation are necessary for the consummation by any Shareholders of the transactions contemplated by this Agreement. This Agreement is and the Transaction Documents and instruments contemplated hereby are duly and validly executed and delivered by the Shareholders and (assuming due authorization, execution and delivery by the WorldCorp Group and each other party thereto) constitute the legal, valid and binding obligations of each Shareholder, enforceable against him or it in accordance with their respective terms.

         3.3.     Capitalization.

                  The Company has authorized 1,000,000 shares of Company Class A Common Stock of which 469,648 shares are issued and outstanding and 10,000 shares of Company Class B Common Stock of which 1,000 shares are issued and outstanding. Each Shareholder owns the shares of Company Class A Common Stock and Company Class B Common Stock set forth opposite its respective name on Exhibit A free and clear of all liens, charges and encumbrances, and upon contribution of such shares as herein provided, such Shareholder will convey to Acquisition Sub good and valid title free and clear of all liens, charges and encumbrances. Frye has authorized 10,000,000 shares of Class A Common Stock, par value $.01, of which 4,656,984 shares are issued and outstanding. FCP has authorized 1,000 shares of Common Stock, par value $.01, of which 100 shares are issued and outstanding; 4,000,000 shares of Class B Common Stock, par value $.01, of which 1,480,000 shares are issued and outstanding; and 2,000,000 shares of Class C Common Stock, par value $.01, of which none are issued and outstanding. FryeTech has authorized 1,000 shares of Common Stock, par value $1.00, of which 1,000 shares are issued and outstanding. Ltd. has authorized unlimited number of shares of Common Stock, without par value, of which 1,125,001 shares are issued and outstanding. All of the outstanding shares of common stock of each of the Subsidiaries are owned by either the Company or another Subsidiary free and clear of any liens, charges or encumbrances, except for liens, charges or encumbrances imposed under the Credit Agreement, and were duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on the 1996 Schedules and Schedule 3.3, there are no outstanding options, warrants, rights to acquire or subscribe to, or calls or commitments of any character whatsoever to which any of the Corporations is a party or may be bound, requiring the issuance or sale of shares of any class of capital stock or other equity securities of any of the Corporations or securities or rights convertible into or exchangeable for such shares or other equity securities, and there are no contracts, commitments, understandings or arrangements for which any of the Corporations is or may become bound to issue additional shares of its capital stock or other equity securities or options, warrants or rights to acquire or subscribe to any additional shares of any class of its capital stock or other equity securities or securities convertible into or exchangeable for such shares or other equity securities. Except as set forth on the 1996 Schedules and Schedule 3.3, there is no existing arrangement that requires or permits any restrictions of any kind on the transfer of any of the outstanding shares of capital stock of any of the Corporations.

         3.4.     Financial Information.

                  The audited consolidated balance sheets of the Company as at August 31, 1997 and the related consolidated statements of operations, cash flows and stockholders' equity of the Company for the partial year then ended together with the notes and schedules thereto and accompanied by the report of Price Waterhouse LLP thereon (the "Audited Financials"), and the unaudited consolidated balance sheet of the Company and the related consolidated statements of operations and cash flows for the seven months ended March 28, 1998 (the "Unaudited Financials," and together with the Audited Financials, the "Financial Statements"), a copy of each of which has been delivered to the WorldCorp Group, fairly present in all material respects the consolidated financial condition of the Company as of the respective dates and respective periods indicated and the results of their operations and cash flows for the period covered by such statements of operation and have been prepared in accordance with GAAP consistently applied, subject, in the case of the Unaudited Financials, to normal, year-end tax and audit adjustments). The balance sheet as at March 28, 1998 is referred to herein as the "Balance Sheet" and March 28, 1998 is referred to herein as the "Balance Sheet Date". All material contingent liabilities of the Company at the date of the Audited Financials are noted in the Audited Financials to the extent required by GAAP as applied in the Financial Statements or are noted in the schedules hereto or the 1996 Schedules. The books of account and other financial records of the Company reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with the Company's past accounting practices and have been maintained in accordance with good business and accounting practices.

         3.5.     Ordinary Course; No Material Adverse Change.

                  The business of the Company has been conducted in the ordinary course since the Balance Sheet Date. The Company has not suffered any material adverse change in its business, operations, condition (financial or otherwise), properties, assets, liabilities or earnings, taken as a whole, subsequent to the Balance Sheet Date. Notwithstanding the foregoing, the WorldCorp Group acknowledges that (i) the Company operates in a mature industry characterized by declining sales and increasing competition, (ii) that, the sales, earnings and profitability of the Corporations are expected to decline in the current fiscal year relative to past fiscal years and for the foreseeable future, and (iii) the Corporations closed plants at Parsons, Kansas and Corcoran, California during February 1998.

         3.6.     Compliance with Credit Agreement.

                  Since January 1, 1997, the Corporations have complied with all covenants set forth in the Credit Agreement. The Company has heretofore delivered copies of all compliance certificates delivered under the Credit Agreement to the WorldCorp Group.

         3.7.     Legal Proceedings.

                  Except as set forth in the 1996 Schedules and Schedule 3.7, there are no material actions, suits, proceedings, charges or complaints instituted by or against, or, to the best knowledge of each Shareholder, threatened against any Corporation in respect of its operations, whether at law or in equity or before any governmental department, commission, board, agency or instrumentality, domestic or foreign, whether or not fully covered by insurance. No Corporation is subject to any order, writ, injunction or decree of any court or any governmental department, commission, board, agency or instrumentality, domestic or foreign, having jurisdiction over it.

         3.8.     Licenses and Compliance with Law.

                  Except to the extent that the failure of any of the following to be true would not have a material adverse effect on the business or financial condition of the Corporations, taken as a whole, the Corporations hold and are in compliance with all Permits required under all laws, rules and regulations in connection with the business of the Corporations and all of the Permits are in full force and effect.

         3.9.     Other Entities.

                  Except as set forth on the 1996 Schedules and Schedule 3.10, no Corporation owns, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, joint venture or other entity, except that Frye owns all of the stock of FCP, FCP owns all of the stock of FryeTech and FryeTech owns all of the stock of Ltd.

         3.10.    Third Party Obligations.

                  Except as set forth on the 1996 Schedules and Schedule 3.11, no Corporation has any obligation or liability, either actual or accrued, accruing or contingent, as guarantor, surety, co-signer, endorser, co-maker or indemnitor, in respect of the obligation of any person, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

         3.11.    Affiliate and Associate Transactions.

                  Except as set forth on the 1996 Schedules and Schedule 3.12, no Corporation has any loan or advance outstanding to any stockholder, officer, director or employee and, to the knowledge of the Shareholders, no officer or director of any Corporation or any "affiliate" or "associate" (as those terms are defined in Rule 405 of the General Rules and Regulations under the Securities Act) of any Shareholder, or any such officer or director has, either directly or indirectly:

             (a) an equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which purchases from or sells or furnishes to any Corporation any goods or otherwise does business with any Corporation; or

             (b) a beneficial interest in any contract, commitment or agreement to which any Corporation is a party or under which any Corporation is obligated or bound or to which the property of any Corporation may be subject, other than contracts, commitments or agreements between a Corporation and such persons in their capacities as employees, officers or directors of such Corporation; provided, however, that such representation and warranty in clauses (a) and (b) above shall not apply to the ownership, as a passive investment, by any such employee, officer, director, "affiliate" or "associate", of less than 5% of a class of securities listed for trading on a national securities exchange or publicly traded in the over-the-counter market.

         3.12.    Brokers and Finders.

                  None of the Shareholders nor any of the Corporations nor any of their respective officers, directors or employees has employed any broker, agent or finder or incurred any liability for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated hereby.

         3.13.    HSR Matters.

                  None of the Corporations, SP, any partner of SP (or the Person(s) within which such partner is included for purposes of the HSR Act ) or any other shareholder of the Company is required to make a filing as an Acquiring Person under the HSR Act.

         3.14.    Investment.

                  Each of the Shareholders (i) understand that the Acquisition Sub Common Stock, the Notes, the Shareholders' Warrants (and any shares of capital stock into which the Shareholders' Warrants may be converted or exchanged), the shares of WorldCorp issuable upon conversion of the WorldCorp Option Agreement have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Acquisition Sub Common Stock, the Notes, the Shareholders' Warrants (and any shares of capital stock into which the Shareholders' Warrants may be converted or exchanged) and the shares of WorldCorp issuable upon conversion of the WorldCorp Option Agreement solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the WorldCorp Group, and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Acquisition Sub Common Stock, the Notes and the Shareholders' Warrants, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Acquisition Sub Common Stock, the Notes, the Shareholders' Warrants (or shares of capital stock into which the Shareholders' Warrants may be converted or exchanged) and (vi) is an Accredited Investor within the meaning of Regulation D under the Securities Act.

         3.15.    Information Accurate and Complete.

                  To the knowledge of the Shareholders, without limiting the specific language of any other representation or warranty herein, all information furnished by the Shareholders to the WorldCorp Group pursuant to this Agreement, Schedules 3.7(a), 3.7(b), 3.8(a), 3.8(b), 3.11(a), 3.11(b), 3.12
and 3.13(a) and Exhibit 1.1 to the Asset Purchase Agreement dated as of December 27, 1996 by and between the Company and Technicarbon Company, L.P. as revised in the form annexed hereto as such schedules relate to the corresponding Sections of that agreement, Schedules 3.8(a), 3.8(b), 3.9(a), 3.9(b), 3.10, 3.12(a),
3.12(b) and 3.14(a) to the Stock Purchase Agreement by and among the Company and certain shareholders of Frye as revised in the form annexed hereto and as such schedules relate to the corresponding sections of that agreement and the representations and warranties made with respect to such schedules, does not contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein not misleading as of the date hereof; provided, however, that the 1996 Schedules have not been, nor will be, revised to exclude therefrom items which have lapsed or are no longer in force or in effect as reflected therein, nor has the disclosure of any items reflected on the 1996 Schedules been revised to reflect any updates with respect to such items.

         3.16.    No Other Warranties.

                  Except as expressly set forth in this Agreement and in the schedules, and exhibits hereto and the instruments, agreements and documents delivered pursuant hereto, the Shareholders make no other representation or warranty, express or implied, concerning the Corporations (including, but not limited to, their businesses, operations, condition (financial or otherwise), properties, assets, liabilities, earnings and prospects).

         3.17.    Investment Company.

                  None of the Corporations is, nor will it be immediately following consummation of the transactions contemplated hereby, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE IV

                               CLOSING DELIVERIES

                  The following deliveries shall be made at the Closing and the Subsequent Closing, as appropriate:

         4.1. Consents under Agreements, etc.

                  The Initial Shareholders shall provide to the WorldCorp Group reasonable proof that they have obtained the consents that are noted as having been obtained as set forth in Schedule 3.2, if any, and all governmental consents and approvals, which are required in order to consummate the transactions contemplated by this Agreement.

         4.2.     Certificate of Secretary.

                  The Shareholders shall deliver to the WorldCorp Group a certificate of the Secretary of each Shareholder, setting forth a copy of the resolutions adopted by the Board of Directors of such Shareholder, or other evidence of authority, approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, together with a signature and incumbency certificate.

         4.3.     Non-Foreign Status.

                  The Company shall deliver to the WorldCorp Group an affidavit, in the form required by Section 1445 of the Code and the regulations issued thereunder, signed under penalty of perjury, that none of the Corporations is and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in
Section 897(c)(1 )(A)(ii) of the Code.

         4.4.     Notes.

                  Acquisition Sub shall execute and deliver the Notes to the Initial Shareholders at the Closing and to the Additional Shareholders at the Subsequent Closing.

         4.5.     Shareholders' Warrants.

                  WorldCorp shall execute and deliver the Initial Shareholders' Warrants to the Initial Shareholders (and to the Additional Shareholders at the Subsequent Closing).

         4.6.     Pledge Agreement.

                  WorldCorp and Acquisition Sub shall execute and deliver to Sun Paper Advisors, Inc. (the "Collateral Agent"), and the Collateral Agent shall execute and deliver to WorldCorp and Acquisition Sub, the Pledge Agreement in the form attached hereto as Exhibit D (the "Pledge Agreement").

         4.7.     Collateral Agent Agreement.

                  The Shareholders shall execute and deliver to the Collateral Agent, and the Collateral Agent shall execute and deliver to the Shareholders, the Collateral Agent Agreement in the form attached hereto as Exhibit E (the "Collateral Agent Agreement").

         4.8.     Guaranty.

                  WorldCorp shall execute and deliver to the Collateral Agent, and the Collateral Agent shall execute and deliver to WorldCorp, the Guaranty in the form attached hereto as Exhibit F (the "Guaranty").

         4.9.     WorldCorp Tax Sharing Agreement.

                  WorldCorp shall execute and deliver to Acquisition Sub, and Acquisition Sub shall execute and deliver to WorldCorp, the Tax Sharing Agreement in the form attached hereto as Exhibit G, together with such changes and amendments as are reasonably requested by the Shareholders' Representative, and (x) are not adverse to any of the parties hereto, to give effect to the transactions contemplated hereby or (y) pursuant to Section 4.15 (the "WorldCorp Tax Sharing Agreement").

         4.10.    Acquisition Sub Tax Sharing Agreement.

                  Acquisition Sub shall execute and deliver to the Company, and the Company shall execute and deliver to Acquisition Sub, the Tax Sharing Agreement in the form attached hereto as Exhibit H, together with such changes and amendments as are reasonably requested by the Shareholders' Representative, and (x) are not adverse to any of the parties hereto, to give effect to the transactions contemplated hereby or (y) pursuant to Section 4.15 (the "Acquisition Sub Tax Sharing Agreement").

         4.11.    WorldCorp Financial Consulting Agreement.

                  WorldCorp shall execute and deliver to Acquisition Sub, and Acquisition Sub shall execute and deliver to WorldCorp, the WorldCorp Financial Consulting Agreement in the form attached hereto as Exhibit I (the "WorldCorp Financial Consulting Agreement").

         4.12.    Opinion of Hunton & Williams.

                  Hunton & Williams, counsel for the WorldCorp Group, shall execute and deliver to the Shareholders an opinion in the form attached hereto as Exhibit J.

         4.13.    Opinion of Parker Chapin Flattau and Klimpl.

                  Parker Chapin Flattau and Klimpl, LLP, counsel for the Shareholders, shall execute and deliver to the WorldCorp Group an opinion in the form attached hereto as Exhibit K.

         4.14.    Instruments of Transfer.

                  The Shareholders shall deliver to Acquisition Sub original certificates representing the Contributed Paper Shares and WorldCorp shall deliver to Acquisition Sub original certificates representing the Contributed Airways Shares and the WorldCorp Paper Shares, with endorsed blank stock powers attached, in form and substance reasonably satisfactory to Acquisition Sub to vest in the Acquisition Sub all of the right, title and interest of each Shareholder and WorldCorp, as applicable, in and to the Contributed Paper Shares, the Contributed Airways Shares and the WorldCorp Paper Shares, each free and clear of all liens, charges and encumbrances (except as set forth on Schedule 2.3(c) in the case of the Contributed Airways Shares).

         4.15.    Amendments to Credit Agreement.

                  The Shareholders' Representative shall deliver to the WorldCorp Group executed copies of amendments to the Credit Agreement permitting the change of control of the Company which will occur by the transactions contemplated hereby.

         4.16.    Fairness Opinion.

                  The WorldCorp Group shall have received a fairness opinion from L.H. Friend to the effect that the transactions contemplated hereby are fair to the shareholders of WorldCorp from a financial point of view.

         4.17.    Certificate of Secretary.

                  The WorldCorp Group shall deliver to the Shareholders' Representative a certificate of the Secretary of each member of the WorldCorp Group setting forth a copy of the resolutions adopted by the Board of Directors of each member of the WorldCorp Group approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, together with a signature and incumbency certificate.

                                   ARTICLE V

                                   COVENANTS

                  The Shareholders and the WorldCorp Group covenant and agree as follows:

         5.1.     Subsequent Financial Statements.

                  In the event that the WorldCorp Group requires audited historical information with respect to the Company, or any of its predecessors, as the case may be, in connection with any registration statements or other public reporting requirements under the rules and regulations promulgated by the SEC, the Shareholders will use their reasonable efforts, without cost to Shareholders, to cause Price Waterhouse LLP (as to the Company), or the independent accountants of the Company's predecessors, to consent to the use of their opinions on the necessary audited historical financial statements required in public documents.

         5.2.     Shareholder Approval.

                  Not later than one (1) year after the Closing Date, WorldCorp will seek such approval of its shareholders as may be required by the rules and regulations of the New York Stock Exchange, Inc. in order to permit issuance of shares of WorldCorp common stock in connection with the WorldCorp Option Agreement.

         5.3.     Affiliate and Associate Transactions.

                  After the Closing Date, the Corporations will not engage in any activities contemplated by the representations and warranties contained in
Section 3.12 unless first approved by a majority of the disinterested directors of WorldCorp.

         5.4.     Federal Income Tax Treatment.

                  The Shareholders and the WorldCorp Group intend that the transactions contemplated by this Agreement shall constitute a transfer to a controlled corporation under Section 351 of the Code. The parties shall treat the transactions as qualifying under Section 351 of the Code (including reporting the transactions consistent therewith), and shall not take, and have not taken, any action inconsistent therewith or that would adversely affect such qualification or treatment.

         5.5.     Indemnification by the Corporations.

                  For a period of not less than seven years from and after the date hereof, WorldCorp shall indemnify and exculpate its officers and directors and shall cause each of the Corporations and each of its future direct and indirect subsidiaries to indemnify and exculpate each of their respective officers and directors, through provisions in its and their respective charters and by-laws, to the fullest extent permitted under applicable law and, during such period, shall not amend its charter or by-laws or permit any amendment to any of the Corporations' or such subsidiaries' charters or by-laws to decrease the indemnification and exculpation provided to such officers and directors. WorldCorp shall maintain its directors and officers insurance policies and cause each of the Corporations, each of its future direct and indirect subsidiaries, and each of its and their respective officers and directors to be named as insured parties under such policies.

                                   ARTICLE VI

                                INDEMNIFICATION

         6.1.     By the Shareholders.

             (a) The Shareholders agree in accordance herewith and with paragraph (e) below to indemnify and hold harmless Acquisition Sub from and against any and all Losses (as defined in Section 6.1 (c) below) to which Acquisition Sub becomes subject, (other than losses that decrease EBITDA) arising out of (i) any inaccuracy in any Individual Representation by such Shareholder in this Agreement for which indemnity such Shareholder alone shall be responsible; (ii) any inaccuracy in any representation or warranty which is not an Individual Representation by any Shareholder in this Agreement for which indemnity the Shareholders shall be severally responsible in proportion to such Shareholder's Percentage; (iii) any breach or default in the performance or observance by any Shareholder of any of the covenants or agreements which it is to perform or observe hereunder for which indemnity the Shareholders shall be severally and proportionately responsible; and (iv) any brokerage, finder's fee or the like incurred as a result of the actions of any Shareholder in connection with the transactions herein contemplated for which indemnity the Shareholders shall be severally and proportionately responsible.

             (b) Acquisition Sub shall have no right to be indemnified pursuant to Section 6.1(a) hereof for any Losses unless such right is asserted (whether or not Losses have occurred) on or prior to one (1) year following the Closing Date.

             (c) For purposes hereof, "Losses" shall mean actual liabilities, debts, obligations, losses, damages, deficiencies, claims, actions, suits, proceedings, demands, assessments, Taxes (other than Taxes resulting from any action taken by Acquisition Sub subsequent to the Closing), customs obligations, penalties, interest or any other costs, order and judgments (whether now known or unknown) including, without limitation, any and all actual costs, fees and expenses (including, without limitation, reasonable legal and accounting fees, but excluding any consequential damages and costs relating to, resulting from or arising out of any of the foregoing, but in any event, reduced (but not below zero) by insurance proceeds, in either case to which the Acquisition Sub is entitled by virtue of any of the foregoing.

             (d) Notwithstanding anything herein to the contrary, the obligation of any Shareholder to indemnify Acquisition Sub for any Losses shall, in addition to any other limitations set forth in this Agreement, be limited to his Percentage of the aggregate amount of indemnification otherwise owing hereunder (except as to indemnification for any inaccuracy in any Individual Representation made by such Shareholder with respect to which such Shareholder's obligation to indemnify for any losses shall be such Shareholder's liability (subject to the provisions hereof) and no other Shareholders shall be so obligated with respect to such indemnity).

         6.2.     By WorldCorp.

            (a) WorldCorp agrees to indemnify and hold harmless Acquisition Sub from and against any and all Losses to which Acquisition Sub may become subject, arising out of (i) any inaccuracy in any representation or warranty made by the WorldCorp Group in this Agreement; (ii) any breach or default in the performance or observance by the WorldCorp Group of any of the covenants or agreements which either is to perform or observe hereunder; and (iii) any brokerage, finder's fee or the like incurred as a result of the WorldCorp Group' actions in connection with the transactions herein contemplated.

             (b) Acquisition Sub shall have no right to be indemnified pursuant to Section 6.2(a) for any Losses unless such right is asserted (whether or not Losses have occurred) on or prior to one (1) year following the Closing Date.

             (c) WorldCorp shall pay any indemnification owing to Acquisition Sub by the contribution of shares of InteliData Common Stock owned by WorldCorp to Acquisition Sub. Any such shares of InteliData Common Stock so contributed shall be valued at the average closing price of such InteliData Common Stock for the 20 trading days prior to the date such contribution is made, as reported on NASDAQ or such national exchange on which such shares and traded. In the alternative, WorldCorp may pay such amounts in cash to Acquisition Sub.

             (d) The Shareholders' Representative shall have the exclusive right to require that Acquisition Sub pursue, abandon or settle its indemnification rights against WorldCorp and, upon any such demand being made with respect to such rights, Acquisition Sub shall pursue such rights in the manner directed by the Shareholders' Representative.

         6.3.     Indemnification Amounts.

             (a) Notwithstanding anything to the contrary contained herein, neither Shareholders (collectively) or WorldCorp shall have any liability under Sections 6.l(a) or 6.2(a), respectively, unless at least $50,000 of Losses are suffered under such section by Acquisition Sub, respectively, by reason of the matters described therein.

             (b) Neither the Shareholders (collectively) nor WorldCorp shall be liable for indemnification under Section 6.1(a) or 6.2(a), respectively (whether in an action for indemnification or otherwise) to the extent the aggregate amount claimed (including any amount previously recovered under Sections 6.l(a) or 6.2(a), as applicable) exceeds $1,000,000 (except for Losses incurred by Acquisition Sub (i) as a result of the breach of the representation contained in the third sentence from the end of Section 2.2 or (ii) as a result of the breach of the Individual Representation contained in the second sentence of Section 3.3, which Losses shall be payable without regard to the $1,000,000 limitation).

             (c) The sole recourse of Acquisition Sub against any Shareholder for any indemnification owing under Section 6.1(a) hereunder after a final determination (not subject to appeal) or agreement as to whether such Shareholder owes any indemnification amount, shall be by means of an Earn-Out Set-Off in the amounts then owing to such Shareholder under the Earn-Out Amounts (including any accrued interest) and no Shareholder shall be obligated to make any cash payment in respect of Section 6.1 (a).

             (d) The sole recourse of Acquisition Sub and the other indemnified parties against WorldCorp for any indemnification amount owing under Section 6.2(a) hereunder after a final determination (not subject to appeal) or agreement as to whether such Shareholder owes any indemnification amount, shall be by the contribution to Acquisition Sub by WorldCorp of shares of InteliData Common Stock or cash.

         6.4.     Notice of and Defense Against Claims.

             (a) Promptly after receipt by Acquisition Sub of notice of the commencement of any action, demand, or claim for which indemnification under the
Article VI is available Acquisition Sub shall, if a claim in respect thereof is to be made against the indemnifying party, send notice of the commencement thereof to the indemnifying party. The failure of Acquisition Sub to give such notice shall not relieve the indemnifying party of its obligations under this
Article VI except to the extent that the indemnifying party is actually and materially prejudiced by the failure to give such notice. In case any such action shall be brought against Acquisition Sub and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to Acquisition Sub, and after notice from the indemnifying party to Acquisition Sub of its election so to assume the defense thereof, the indemnifying party shall not be liable to Acquisition Sub in respect of such action for any legal or other expenses subsequently incurred by Acquisition Sub after the date such notice is given to Acquisition Sub in connection with the defense thereof. Acquisition Sub, however, shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice. In the event that the indemnifying party and Acquisition Sub are named parties in or are subject to such action and a material conflict of interest between such parties exists in respect of such action, the indemnifying party may decline to assume the defense on behalf of Acquisition Sub or Acquisition Sub may retain the defense on its own behalf but only to the extent necessary to avoid such conflict of interest and in such case the indemnifying party shall be liable for any legal or other expenses, including without limitation reasonable attorneys' fees and disbursements, incurred by Acquisition Sub in such defense. If the indemnifying party shall assume the defense of any such action, Acquisition Sub shall cooperate with it and the indemnifying party shall not, without the consent of Acquisition Sub, consent to the entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to Acquisition Sub of a release from all liability in respect of such action or claim. Provided the proper notice has been duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, Acquisition Sub may respond to, contest and defend against such action and make in good faith any compromise or settlement with respect thereto and recover the entire cost and expense thereof, including without limitation reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such action or the settlement or compromise thereof from the indemnifying party. The indemnification required hereunder shall be made during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred. Except as is otherwise provided hereinabove, no indemnifying party shall be liable for any settlement of any claim or action pursuant to this Article VI effected without the prior written consent of such indemnifying party; provided, however, that if the indemnifying party does not consent to a settlement, Acquisition Sub may nevertheless settle, unless the indemnifying party secures Acquisition Sub against loss to Acquisition Sub's reasonable satisfaction.

             (b) Any claim on account of any loss, liability, obligation, damage or expense referred to in Sections 6.1 and 6.2 hereof which does not result from a third party claim shall be asserted by prompt written notice given by Acquisition Sub to the indemnifying party.

             (c) In connection with any such indemnification, Acquisition Sub will cooperate in all reasonable requests of the indemnifying party or parties.

             (d) Any action required or permitted to be taken by the Shareholders under this Section 6.4, whether the Shareholders are the indemnified parties or indemnifying parties, may be taken by the Shareholders' Representative on behalf of the Shareholders.

         6.5.     Subrogation.

                  If an indemnifying party or parties make any payment under this Article VI in respect of any Losses, the indemnifying party or parties shall be subrogated, to the extent of such payment, to the rights of Acquisition Sub against any insurer or third party with respect to such Losses; provided, however, that the indemnifying party or parties shall not have any rights of subrogation with respect to the other party hereto or any of its affiliated entities.

         6.6.     Remedies Exclusive.

                  The remedies provided in this Article VI shall be the exclusive remedy for monetary damages (whether at law or in equity) among the parties hereto.

         6.7.     Adjustment to Consideration.

                  Any payment under this Article VI shall be treated as a reduction in the consideration payable by Acquisition Sub under Section 1.2, to the extent permitted under applicable law, unless otherwise required by a court decision or closing contract with the Internal Revenue Service.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1.     Further Assurances.

                  From and after the Closing Date, each party hereto will, without further consideration, execute and deliver such further documents and instruments and take such other actions as may be necessary or desirable to perfect the transactions contemplated hereby.

         7.2.     Confidentiality.

                  Each party hereto agrees that it will continue to be bound by the terms of the Confidentiality Agreements entered into by the parties on March 12, 1998.

         7.3.     No Waiver.

                  The failure of either party hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

         7.4.     Entire Agreement.

                  This Agreement and the exhibits and schedules annexed hereto and the documents delivered pursuant hereto constitute the entire agreement and understanding of the parties hereto with respect to the transactions contemplated herein and therein and supersede all previous agreements, writings, negotiations and commitments (other than the Confidentiality Agreements), including, without limitation, the letter of intent dated March 20, 1998.

         7.5.     Governing Law.

                  This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the State of Delaware applicable to contracts made and to be performed wholly therein.

         7.6.     Binding Effect.

                  This Agreement shall bind and inure to the benefit of the parties hereto and their successors.

         7.7.     Assignment.

                  No party may assign its rights or delegate its obligations under this Agreement.

         7.8.     Additional Shareholders.

                  SP agrees that following the Closing, it shall use its best efforts to cause the Additional Shareholders to transfer any shares of Company Class A Common Stock or Company Class B Common Stock not included in the Contributed Paper Shares and that remain outstanding after the Closing Date ("Additional Shares"). Each Additional Shareholder shall execute a counterpart to this Agreement and each other Transaction Document or instrument to which the Shareholders are required to be a party, and such Additional Shareholder shall agree to be bound by and comply with all of the terms and provisions of this Agreement and such other agreements and instruments as if an original signatory thereto. All representations and warranties made by such Additional Shareholders, individually, shall be made as of the date they enter into this Agreement as if they were Initial Shareholders; provided, however, that representations and warranties made with respect to the Corporations shall be as of the date hereof.

         7.9.     Amendment and Waiver.

                  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), only by the written consent of all parties hereto. Any agreement on the part of a party to any extension or waiver shall only be valid if set forth in an instrument in writing signed on behalf of such party. Any such waiver or extension shall not operate as waiver or extension of any other subsequent condition or obligation.

         7.10.    Paragraph Headings.

                  The paragraph headings herein have been inserted for convenience of reference only and shall in no way be deemed to affect the meaning or interpretation of any of the terms or provisions hereof.

         7.11.    Notices.

                  Any notice or other communication under the provisions of this Agreement shall be given in writing and delivered in person, by reputable overnight courier or delivery service, by facsimile machine (receipt confirmed) or by registered or certified mail, return receipt requested, directed to its addresses set forth below (or to any new address of which either party hereto shall have informed the other by the giving of notice in the manner provided herein):

                  In the case of the WorldCorp Group, to WorldCorp at:

                           13873 Park Center Road, Suite 490
                           Herndon, Virginia  22071
                           Attention:   Mr. T. Coleman Andrews, III
                                        Mr. Patrick F. Graham

                  with a copy to:

                           Hunton & Williams
                           951 E. Byrd Street, East Tower
                           Richmond, Virginia  23219
                           Attention:  David M. Carter, Esq.

                  In the case of any Shareholder, to it at its address set forth on Exhibit A hereto with a copy to:

                           the Shareholders' Representative

                           Sun Capital Partners, Inc.
                           777 South Flagler Drive
                           West Tower, Eighth Floor
                           West Palm Beach, Florida  33401
                           Attention:  Marc J. Leder and Rodger R. Krouse

                                    and

                           Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                           New York, New York 10036
                           Attention:  Mark S. Hirsch, Esq.

         7.12.    Unenforceability, Severability.

                  If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

         7.13.    Brokers' Fees.

                  The Shareholders warrant that WorldCorp shall have no liability with respect to any brokerage fees or agents' commissions incurred by any Shareholder in connection with the transactions contemplated hereby. WorldCorp warrants that the Shareholders shall have no liability with respect to brokerage fees or agents' commissions incurred by WorldCorp in connection with the transactions contemplated hereby.

         7.14.    Appointment of Shareholders' Representative.

             (a) Each Shareholder party hereto hereby irrevocably constitutes and appoints the Shareholders' Representative with full power of substitution as such Shareholder's true and lawful agent and attorney-in-fact with full power and authority in such Shareholder's name, place and stead to (i) negotiate, determine and settle all matters arising hereunder or in connection with any document related hereto and to receive any and all consideration contemplated hereby on behalf of such Shareholder, and (ii) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices all certificates, documents and other instruments (including, without limitation, this Agreement and any amendments thereto) which the Shareholders' Representative deems appropriate or necessary under the terms of this Agreement or the laws of any state or jurisdiction, and all certificates, documents and other instruments which the Shareholders' Representative deems appropriate or necessary in the exercise of its authority under (i) above. In dealing with any Shareholder hereunder, Purchaser shall be entitled to deal exclusively with the Shareholders' Representative, and any action taken by the Shareholders' Representative may be considered by Purchaser to be the action of each Shareholder with respect to which such action was taken.

             (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution or bankruptcy of such Shareholder and shall extend to such Shareholder's heirs, transferees, successors, assigns and personal representatives.

             (c) The Shareholders' Representative may consult with legal counsel, independent accountants and other experts selected by it with respect to the determination of any matters or the taking of any action referred to herein, and the Shareholders' Representative shall be fully justified and protected in taking or omitting to take any action in good faith and in reliance on, and in accordance with, the opinion or advice of such persons. Each of the Shareholders agrees to bear his proportionate share (based on such Shareholder's Percentage) of any compensation and expenses of such counsel, accountants or experts or other out-of-pocket expenses incurred by the Shareholders' Representative in carrying out its duties as herein provided, and upon receipt from time to time of notices from the Shareholders' Representative as to any amounts to be so paid by such Shareholder, to make payment thereof or reimburse the Shareholders' representative therefor, promptly as directed by the Shareholders' Representative. Each of the Shareholders, severally and not jointly, in the proportions set forth above, agrees to indemnify the Shareholders' Representative and hold it free and harmless from any and all loss, damage or liability which it may sustain as a result of any action taken in good faith.

             (d) Each Shareholder hereby irrevocably agrees that any action required or permitted under this Agreement to be taken by the Seller' Representative shall be valid and binding upon, and shall have the effect as though taken by, such Shareholder hereunder, and in accordance therewith the Shareholders' Representative may, on behalf of such Shareholder and in his name, place and stead, accept payment of any amounts due and payable to such Shareholders, or any of them, hereunder and make payment of any amount due and payable form the Shareholders, or any of them, hereunder; and (ii) take any action on behalf of such Shareholder that the Shareholders' Representative may take on behalf of such Shareholders pursuant to Section 7.14(a) hereof.

         7.15.    Knowledge.

                  When the phrase "to the knowledge of Shareholders" or any phrase of similar intent relating to Shareholders' knowledge (either collectively or individually) is used throughout this Agreement, such knowledge shall include the knowledge of each Shareholder, as well as the knowledge of Marc Leder and Rodger Krouse, and the phrase "to the knowledge of the WorldCorp Group" shall include the knowledge of T. Coleman Andrews, III and Patrick F. Graham.
         7.16.    Choice of Jurisdiction.

                  WorldCorp and Acquisition Sub, the Shareholders and the Company hereby irrevocably consent to the exclusive jurisdiction of any State or Federal Court located within the County of Palm Beach, State of Florida, in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise. In any such litigation, WorldCorp and Acquisition Sub waive, to the fullest extent they may effectively do so, personal service of any summons, complaint or other process and agree that the service thereof may be made by certified or registered mail directed to their respective addresses included for such purpose herein. WorldCorp Group and Acquisition Sub hereby waive, to the fullest extent they may effectively do so, the defenses of forum non conveniens and improper venue.

         7.17.    Counterparts.

                  This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.

                  IN WITNESS WHEREOF, the parties hereto have executed this instrument on the date first above written.

                                     WORLDCORP, INC.



                                     By:
                                          ---------------------------
                                          Name:
                                          Title:


                                     WORLDCORP ACQUISITION CORP.



                                     By:
                                          ----------------------------
                                          Name:
                                          Title:


                                     SHAREHOLDERS:

                                     SUN PAPER LIMITED PARTNERSHIP


                                          By:      SUN PAPER ADVISORS, INC.
                                                   General Partner


                                          By: -------------------------

                                                   Name:
                                                   Title:

                                     FRYE ACQUISITION PARTNERS
                                     a California limited partnership

                                     By:  Leach McMicking & Company
                                           a California limited partnership

                                           By:  Leach McMicking & Company
                                                a California corporation

                                                By:
                                                    --------------------------
                                                       Name:
                                                       Title:

                                                               [Execution Copy]

                           WORLDCORP OPTION AGREEMENT


                  OPTION AGREEMENT (this "Agreement"), dated April 20, 1998, between SUN CAPITAL PARTNERS, INC., a Florida corporation (the "Grantee"), and WORLDCORP, INC., a Delaware corporation ("WorldCorp").

                  WHEREAS, WorldCorp has issued and outstanding 13,883,243 shares of common stock, par value $1.00 per share ("Common Stock"), representing all of WorldCorp's issued and outstanding shares of capital stock as of the Date of Grant (as hereinafter defined);

                  WHEREAS, concurrently herewith, the Grantee, WorldCorp and Paper Acquisition Corp., a Delaware corporation ("Paper"), are entering into a Financial Consulting Agreement dated the date hereof (the "Consulting Agreement") whereby the Grantee agrees to provide to WorldCorp and Acquisition Sub and their subsidiaries certain financial consulting services in accordance with the terms and provisions, and subject to the conditions, set forth therein; and

                  WHEREAS, as partial consideration for the Grantee's provision of management services under the Consulting Agreement, WorldCorp desires to grant to the Grantee, and the Grantee desires to acquire from WorldCorp, an option to purchase 3,540,311 shares of Common Stock, upon and subject to the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Grant of Option. WorldCorp hereby grants to the Grantee an option (the "Option") to purchase an aggregate of 3,540,311 shares of Common Stock (such shares, including any shares issued pursuant to Section 5 hereof, are referred to herein as the "Option Shares") at an exercise price (the "Exercise Price") of $1.25 per share; provided, however, that, prior to the ratification of the grant of the Option (and the shares of Common Stock issuable upon exercise thereof) by WorldCorp's stockholders, the number of shares of Common Stock included in the Option Shares shall, solely for the purposes of
Section 4(a) hereof, include 2,762,765 shares of Common Stock.

                  2. Term of Option. The Option is granted as of the date first above written (sometimes hereinafter called the "Date of Grant"), and will terminate and expire, to the extent not previously exercised in accordance with the terms of this Agreement, at 5:00 p.m. (New York time) on the seventh anniversary of the Date of Grant.

                  3. Option Exercisable in Whole or in Part. The Option shall not be exercisable until April 21, 1999, at which time it shall become exercisable as to one-fifth of the shares of Common Stock granted hereunder, as to an additional one-fifth of the shares of Common Stock granted hereunder on each of April 21, 2000 through April 21, 2003, and after such time may be exercised by the Grantee at any time or from time to time prior to the expiration of the Option as provided in Section 2 above. The Option may be exercised as to all or part of the shares of Common Stock as to which it is exercisable. This Option shall vest in accordance with the foregoing schedule regardless of whether the Grantee shall be continuing to provide services to Paper or WorldCorp pursuant to the Consulting Agreement.

                  4.       Exercise of Option.

                  (a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares by giving WorldCorp written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five business days after the giving of such notice (unless an earlier time shall have been mutually agreed upon).

                  (b) On the exercise date specified in the Grantee's notice, WorldCorp shall cause to be delivered to the Grantee evidence of ownership of the Option Shares then being purchased upon full payment for such Option Shares as provided in Section 4(e) below and shall promptly record such Option Shares on its official records as having been issued to the Grantee. Pursuant to
Section 9 hereof, WorldCorp may require before issuing such evidence of ownership that, at the time of exercise, the Grantee deliver an investment representation.

                  (c) In the event that the Grantee exercises the Option for a number of Option Shares less than the total number of Option Shares that the Grantee has a right to purchase under this Agreement, then WorldCorp shall issue to the Grantee an Option identical in form to this Option but for a number of Option Shares that shall be equivalent to the total number of Option Shares covered by this Agreement less the number of Option Shares so purchased.

                  (d) If the Grantee fails to pay for any of the Option Shares specified in any notice of exercise or fails to accept delivery thereof, such Option Shares shall not be issued by WorldCorp and shall remain subject to subsequent exercises by the Grantee pursuant to the terms hereof. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment (in accordance with Section 4(e) below) for the Option Shares to be purchased upon such exercise shall have been received by such date.

                  (e) Full payment by the Grantee of the Exercise Price for the number of Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise, by delivery of, at the option of the Grantee, cash or a full-recourse promissory note (the "Note") in an amount equal to the Exercise Price for such Option Shares. The Note shall have a maturity date (the "Maturity Date") of the seven-year anniversary of the execution and delivery thereof.

During the term of the Note, interest (which shall accrue at a rate of 8% per annum) shall be payable in arrears, on the last day of March, June, September and December or, if such day is not a business day, on the next succeeding business day. Principal and all accrued interest shall be paid on the Maturity Date.

                  5.       Adjustment; Recapitalization, etc.

                  5.1      General Provisions.

                  (a) If WorldCorp shall (i) declare a dividend on its outstanding capital stock in shares of its capital stock, (ii) subdivide its outstanding capital stock into a greater number of shares, (iii) combine its outstanding capital stock into a smaller number of shares or (iv) issue any shares of its capital stock by reclassification thereof (including any such reclassification in connection with a consolidation or merger in which it is the continuing corporation), then in each such case the total number of shares of Common Stock that may be issued under this Agreement (and the Exercise Price) shall be proportionately adjusted by WorldCorp. Such adjustment shall be made successively whenever such events shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (b) If WorldCorp merges or consolidates with one or more companies, then from and after the effective date of such merger or consolidation, upon exercise of the Option theretofore granted, (i) the Grantee shall be entitled to purchase under the Option, in lieu of the number of shares of Common Stock as to which the Option shall then be exercisable but on the same terms and conditions of exercise set forth in the Option, the number of shares of Common Stock and/or other securities or property (including cash) to which the Grantee would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Grantee had been the holder of record of the total number of shares of Common Stock receivable upon exercise of the Option (whether or not then exercisable) and (ii) the Exercise Price shall be proportionately adjusted by WorldCorp (to reflect any change in the number of securities into which the Option is converted), without a change to the aggregate Exercise Price payable for all of the Option Shares.

                  (c) If WorldCorp shall issue additional shares of its capital stock for a consideration per share (the "Offering Price") that is less than the Current Market Price (as defined below) on the date WorldCorp fixes the Offering Price of such additional shares of capital stock, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the sum of the number of shares of capital stock outstanding immediately prior to the issuance of such additional shares of capital stock and the number of shares of capital stock that the aggregate consideration received (determined as provided in Section 5(i) below) for the issuance of such additional shares of capital stock would purchase at such Current Market Price per share of Common Stock, and the denominator of which shall be the number of shares of capital stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

                  (d) In case WorldCorp shall issue any securities convertible into, or exchangeable for, shares of capital stock (excluding securities issued in transactions described in Section 5(i) below) for a consideration per share (the "Conversion Price") initially deliverable upon conversion or exchange of such securities (determined as provided in Section 5(i) below) less than the Current Market Price in effect immediately prior to the issuance of such securities, the Exercise Price in effect immediately prior to the date of such issuance shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the sum of the number of shares of capital stock outstanding immediately prior to the issuance of such securities and the number of shares of capital stock that the aggregate consideration received (determined as provided in Section 5(i) below) for such securities would purchase at such Current Market Price per share of capital stock, and the denominator of which shall be the sum of the number of shares of capital stock outstanding immediately prior to such issuance and the maximum number of shares of capital stock deliverable upon conversion of, or in exchange for, such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made. Notwithstanding anything herein to the contrary, no adjustment pursuant to this Section 5(d) shall take place as a result of the issuance of securities convertible into, or exchangeable for, shares of Common Stock pursuant to the grant of stock options (and the shares of capital stock issuable upon exercise of such options) currently authorized by currently existing stock option plans and in accordance therewith.

                  (e) The "Current Market Price" on any date shall be deemed to be the closing price of such capital stock on the day immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the Nasdaq National Market System) on which such capital stock is listed or admitted to trading or, if such capital stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for such capital stock as furnished by the National Association of Securities Dealers, Inc. through the Nasdaq SmallCap Market or a similar organization if the Nasdaq SmallCap Market is no longer reporting such information. If, on any such date, such capital stock is not listed or admitted to trading on any national securities exchange and is not quoted on the Nasdaq SmallCap Market or any similar organization, the fair value of such capital stock on such date, as determined by an independent investment bank appointed by the Grantee (which valuation shall be paid for by WorldCorp), the determination of which shall be a conclusive absent manifest error.

                  (f) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. The number of shares of capital stock outstanding shall be deemed to include the aggregate maximum number of shares issuable upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

                  (g) Whenever there shall be an adjustment as provided in this
Section 5, then WorldCorp shall within 10 days thereafter cause written notice thereof to be sent by registered mail, postage prepaid, to the Grantee, which notice shall be accompanied by an officer's certificate setting forth the number of Option Shares issuable and the Exercise Price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof.

                  (h) WorldCorp shall not be required to issue fractions of shares of capital stock of WorldCorp upon the exercise of this Option. If any fraction of a shares of capital stock would be issuable on the exercise of this Option (or specified portions thereof), WorldCorp shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such capital stock on the date of exercise of this Option.

                  (i) For purposes of any computation respecting consideration received pursuant to Sections 5(c) and (d) above, the following shall apply:

                           (i) in the case of the issuance of shares of capital stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts, or other expenses incurred by WorldCorp for any underwriting of the issue or otherwise in connection therewith;

                           (ii) in the case of the issuance of shares of capital stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by an independent investment bank appointed by the Grantee and WorldCorp (which valuation shall be paid for by WorldCorp), the determination of which shall be a conclusive absent manifest error; and

                           (iii) in the case of the issuance of securities convertible into, or exchangeable for, shares of capital stock, the aggregate consideration received therefor shall be deemed to be the consideration received by WorldCorp for the issuance of such securities plus the additional minimum consideration, if any, to be received by Acquisition Sub upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Section 5(i)).

                  5.2 Certain Conversions of Debentures. Upon any conversion of WorldCorp's Convertible Subordinated Debentures due 2004 prior to the exercise of all or part of this Option, the number of Option Shares shall increase to a number equal to 20% of the number of shares of Common Stock issued and outstanding after giving effect to (i) any conversion of such debentures prior to such exercise of this Option and (ii) such exercise of this Option.

                  6. Report or Certificate as to Adjustments. In each case of any adjustment or readjustment in the Option Shares issuable upon the exercise of the Option, WorldCorp at its expense will promptly deliver a certificate of its Chief Financial Officer showing in reasonable detail the computation of such adjustment or readjustment in accordance with the terms of this Agreement.

                  7. Notices of Corporate Action. In the event of:

                  (a) any taking by WorldCorp of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of WorldCorp, any reclassification or recapitalization of the capital stock of WorldCorp, any consolidation or merger involving WorldCorp and any other Person or any transfer of all or substantially all the assets of WorldCorp to any other Person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of WorldCorp, or

                  (d) any plan or proposal by WorldCorp to register any class of its shares of Common Stock with the Commission,

then WorldCorp shall deliver to the Grantee a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the Grantee shall be entitled to exchange the Option Shares for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be furnished at least 30 days prior to the date therein specified.

                  8.       Registration Rights.

                  8.1      Required Registration.

                  (a) At any time after the Date of Grant, the holders of a majority of the Registrable Stock (as hereinafter defined) may request WorldCorp to register under the Securities Act all or any portion of the shares of Registrable Stock held by such requesting holder or holders for sale in the manner specified in such notice. For purposes of this Agreement, "Registrable Stock" shall mean all of the Option Shares (including, without limitation, any Option shares issuable (but not yet issued) upon exercise of this Option, excluding Option Shares that (i) have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, (ii) have been publicly sold pursuant to Rule 144 under the Securities Act, or (iii) are otherwise publicly tradeable, without registration, pursuant to any other applicable exemption from registration under the Securities Act. If, at the time any request for registration of Registrable Stock, WorldCorp is engaged in, or has fixed plans to engage in within 30 days of the time of such request, a registered public offering, or is engaged in any other activity that in the good faith determination of the Board of Directors of WorldCorp would be materially and adversely affected by such registration, then WorldCorp may, at its option, delay such registration of Registrable Stock for a period not to exceed 60 days from the time of such request.

                  (b) Following receipt of any notice under this Section 8.1, WorldCorp shall immediately notify all holders of Registrable Stock from whom notice has not been received, and such holders shall then be entitled within 10 days thereafter to request WorldCorp to include in the requested registration all or any portion of their shares of Registrable Stock. WorldCorp shall use its reasonable best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in the notice from requesting holders described in paragraph (a) above, the number of shares of Registrable Stock specified in such notice (and in all notices received by WorldCorp from other holders within 30 days after the giving of such notice by WorldCorp). If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Registrable Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of WorldCorp, which approval shall not be unreasonably withheld or delayed. WorldCorp shall be obligated to register Registrable Stock pursuant to this Section 8.1 and Section 8.3 on up to three occasions in the aggregate; provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Registrable Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

                  (c) WorldCorp shall be entitled to include in any registration statement referred to in this Section 8.1, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by WorldCorp for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Registrable Stock to be sold. Except for registration statements on Form S-4, S- 8 or any successor thereto, WorldCorp will not file with the Commission any other registration statement with respect to its securities, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 8.1 until the completion of the period of distribution of the registration contemplated thereby.

                  8.2 Incidental Registration. If WorldCorp at any time (other than pursuant to Section 8.1 or Section 8.3) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Stock for sale to the public), each such time it will give written notice to all holders of outstanding Registrable Stock of its intention so to do. Upon the written request of any such holder, received by WorldCorp within 30 days after the giving of any such notice by WorldCorp, to register any of its Registrable Stock, WorldCorp will cause the Registrable Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by WorldCorp, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Registrable Stock so registered. In the event that any registration pursuant to this Section 8.2 shall be, in whole or in part, an underwritten public offering of Common Stock by WorldCorp, the number of shares of Registrable Stock to be included in such an underwriting shall be reduced (pro rata among the requesting holders and any other holders of Common Stock who are registering such Common Stock pursuant to registration rights granted prior to the date hereof, based upon the number of shares each requesting holder and each such other holder has proposed to include in such registration) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by WorldCorp therein; provided, however, that WorldCorp shall cause all of the Registrable Stock of any requesting holder to be registered before causing any Common Stock not subject to registration rights granted prior to the date hereof to be registered. Notwithstanding the foregoing provisions, WorldCorp may withdraw any registration statement referred to in this Section 8.2 without thereby incurring any liability to the holders of Registrable Stock. WorldCorp shall be obligated to register Registerable Stock under this Section 8.2 an unlimited number of times; provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Registrable Stock specified in written requests received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

                  8.3 Registration on Form S-3. If, at any time, (a) a holder or holders of a majority of the Registrable Stock, without any of the other holders of Registrable Stock, request that WorldCorp file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Registrable Stock held by such requesting holder or holders, and
(b) WorldCorp is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then WorldCorp shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Stock specified in such notice. Whenever WorldCorp is required by this Section 8.3 to use its reasonable best efforts to effect the registration of Registrable Stock, each of the procedures and requirements of Section 8.1 (including but not limited to the requirement that WorldCorp notify all holders of

Registrable Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration.

                  8.4 Registration Procedures. If and whenever WorldCorp is required by the provisions of Sections 8.1, 8.2 or 8.3 to use its reasonable best efforts to effect the registration of any shares of Registrable Stock under the Securities Act, WorldCorp will, as expeditiously as possible:

                  (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 8.1, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the longer of (i) a period of nine
(9) months, or (ii) the period of the distribution contemplated thereby (determined as hereinafter provided);

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                  (c) furnish to each seller of Registrable Stock and to each underwriter such number of copies of the registration statement and each such amendment and supplement thereto (in each case including all exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Stock covered by such registration statement;

                  (d) use its reasonable best efforts to register or qualify the Registrable Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that WorldCorp shall not for any such purpose be required to (i) qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified, (ii) subject itself to taxation other than "blue sky" fees or (iii) consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to list the Registrable Stock covered by such registration statement with any securities exchange on which the Option Shares are then listed;

                  (f) immediately notify each seller of Registrable Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which WorldCorp has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (g) if the offering is underwritten and at the request of any seller of Registrable Stock, use its best efforts to furnish on the date that Registrable Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing WorldCorp for the purposes of such registration, addressed to the underwriters and to such seller, to such effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by WorldCorp, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of WorldCorp included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

                  (h) make available for inspection by each seller of Registrable Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, reasonable access to all financial and other records, pertinent corporate documents and properties of WorldCorp, as such parties may reasonably request, and cause WorldCorp's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (i) cooperate with the selling holders of Registrable Stock and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Stock to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriters may request at least two (2) business days prior to any sale of Registrable Stock; and

                  (j) otherwise cooperate in such manner as may be reasonably requested by sellers of the Registrable Stock, in the marketing of all Registrable Stock to be sold, including, without limitation, participating in any customary "road shows" and related presentations to prospective purchasers in connection therewith, and use all reasonable efforts to maximize the price at which the Registrable Stock is to be sold.

                  For purposes of Section 8.4(a) and 8.4(b) and of Section 8.1(c), the period of distribution of Registrable Stock in an underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby and 90 days after the effective date thereof.

                  In connection with each registration hereunder, the sellers of Registrable Stock will furnish to WorldCorp in writing such information requested by WorldCorp with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. The refusal to provide any such information pursuant to a written request therefor shall be grounds for removal of the Registrable Stock of such seller from such offering.

                  In connection with each registration pursuant to Sections 8.1,
8.2 or 8.3 covering an underwritten public offering, WorldCorp and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of WorldCorp's size and investment stature.

                  8.5 Expenses. All expenses incurred by WorldCorp in complying with Sections 8.1, 8.2 and 8.3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for WorldCorp, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the securities exchange upon which the Common Stock is then listed, transfer taxes, fees of transfer agents and registrars, costs of any insurance which might be obtained, and the reasonable fees and disbursements of one counsel to the sellers of Registrable Stock, but excluding any Selling Expenses (as defined below), are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Stock are called "Selling Expenses".

                  WorldCorp shall pay all Registration Expenses in connection with each registration statement under Sections 8.1, 8.2 or 8.3. All Selling Expenses in connection with each registration statement under Sections 8.1, 8.2 or 8.3 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers, other than WorldCorp (except to the extent WorldCorp shall be a seller), as they may agree.

                  8.6      Indemnification and Contribution.

                  (a) In the event of a registration of any of the Registrable Stock, under the Securities Act pursuant to Sections 8.1, 8.2 or 8.3, WorldCorp will indemnify and hold harmless each seller of such Registrable Stock thereunder, its officers and directors, each underwriter of such Registrable Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act pursuant to Sections 8.1, 8.2 or 8.3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) any blue sky application or other document executed by WorldCorp specifically for that purpose or based upon written information furnished by WorldCorp filed in any state or other jurisdiction in order to qualify any or all of the Registrable Stock under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"),
(iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iv) any violation by WorldCorp or its agents of any rule or regulation promulgated under the Securities Act applicable to WorldCorp or its agents and relating to action or inaction required of WorldCorp in connection with such registration, or (v) any failure to register or qualify the Registrable Stock in any state where WorldCorp or its agents has affirmatively undertaken or agreed in writing that WorldCorp (the undertaking of any underwriter chosen by WorldCorp being attributed to WorldCorp) will undertake such registration or qualification on the seller's behalf (provided that in such instance WorldCorp shall not be so liable if it has undertaken its best efforts to so register or qualify the Registrable Stock) and will reimburse each such seller, and such officer and director, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that WorldCorp will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any seller of Registered Stock, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

                  (b) In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Sections 8.1, 8.2 or 8.3, each seller of such Registrable Stock thereunder, severally and not jointly, will indemnify and hold harmless WorldCorp, each person, if any, who controls WorldCorp within the meaning of the Securities Act, each officer of WorldCorp who signs the registration statement, each director of WorldCorp, each other seller of Registrable Stock, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which WorldCorp or such officer, director, other seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Stock was registered under the Securities Act pursuant to Sections 8.1, 8.2 or 8.3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or any Blue Sky Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse WorldCorp and each such officer, director, other seller, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to WorldCorp by such seller specifically for use in such registration statement or prospectus; and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Registrable Stock covered by such registration statement. Not in limitation of the foregoing, it is understood and agreed that the indemnification obligations of any seller hereunder pursuant to any underwriting agreement entered into in connection herewith shall be limited to the obligations contained in this paragraph (b).

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 8.6 and shall only relieve it from any liability which it may have to such indemnified party under this Section 8.6 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 8.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 8.6; then, and in each such case, WorldCorp and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and WorldCorp is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (e) The indemnities provided in this Section 8.6 shall survive the transfer of any Registrable Stock by such holder.

                  9. Requirements of Law. WorldCorp shall not be required to sell or issue any Option Shares upon the exercise of the Option if the issuance of such Option Shares shall constitute a violation by the Grantee or WorldCorp of any provision of any law, statute, or regulation of any governmental authority whether it be Federal or State. Unless a registration statement is in effect under the Securities Act with respect to the Option Shares covered by this Agreement, WorldCorp shall not be required to issue Option Shares upon exercise of the Option unless (i) WorldCorp has received evidence reasonably satisfactory to it to the effect that the Grantee is acquiring such Option Shares for investment and not with a view to the distribution thereof; or (ii) an opinion of Parker Chapin Flattau & Klimpl, LLP or such other counsel reasonably acceptable to WorldCorp has been received by WorldCorp, in a form and substance reasonably acceptable to WorldCorp, to the effect that a registration statement is not required for the issuance of the Option Shares. In the event the Option Shares issuable upon exercise of the Option are not registered under the Securities Act, WorldCorp may imprint on any evidence of ownership of the Option Shares the following legend or any other legend that counsel for WorldCorp considers necessary or advisable to comply with the Securities Act:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
                  ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT."

Except as otherwise provided in Section 8 hereof: (i) WorldCorp may, but in no event shall be obligated to, register any securities issuable upon the exercise of the Option pursuant to the Securities Act or any state securities laws and, in the event any shares are so registered, WorldCorp may remove any legend on certificates representing such shares; and (ii) WorldCorp shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of Option Shares pursuant thereto to comply with any law or regulation of governmental authority.

                  10. Representations and Warranties of WorldCorp. WorldCorp represents and warrants as follows:

                  (a) WorldCorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (b) upon the delivery and payment for the Option Shares, as provided in this Agreement, the Option Shares will be duly authorized, validly issued and non-assessable, and none of the Option Shares will be issued in violation of the preemptive rights of any member of WorldCorp, and WorldCorp has reserved sufficient Option Shares for issuance hereunder; and

                  (c) this Agreement has been duly authorized, executed and delivered by WorldCorp.

                  The foregoing representations and warranties shall survive and remain in full force and effect after the date hereof and shall not affect the validity or enforceability of any representations, warranties and agreements made by WorldCorp herein.

                  11. Reservation of Stock, etc. WorldCorp will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Options, the number of Option Shares from time to time issuable upon the exercise of the Option. All such securities shall be duly authorized and, when issued upon such exercise or purchase, as the case may be, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

                  12. Rights as Stockholder. The Grantee shall not have any rights of a stockholder of WorldCorp with respect to Option Shares subject to this Agreement, until, after proper exercise of the Option, such Option Shares have been recorded on WorldCorp's official records as having been issued or transferred to the party exercising the Option. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred (to the party exercising the Option) in WorldCorp's official records, except as provided in Section 5.

                  13. Certain Definitions. As used herein, unless the context otherwise requires the following terms have the following respective meanings:
(i) "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act; (ii) "Exchange Act" shall mean the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time; (iii) "Person" shall mean a corporation, an association, a partnership, an organization or business, an individual, a government or political subdivision thereof or a governmental agency; (iv) "Securities Act" shall mean the Securities Act of 1933, or any similar Federal statute on the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time; and (v) the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

                  14.      Miscellaneous.

                  (a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts or choice of law (or any other law that would make any substantive laws of any state other than the State of Delaware applicable hereto).

                  (b) Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

                           (i) In any litigation in any court with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between WorldCorp and the Grantee, WorldCorp, to the fullest extent it may legally do so, (i) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action and (ii) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. WORLDCORP AGREES THAT THIS SECTION 14(b) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THE GRANTEE WOULD NOT ENTER THIS AGREEMENT OR THE TRANSACTIONS OF WHICH THIS

         AGREEMENT IS A PART IF THIS SECTION 14(b) WERE NOT PART OF THIS AGREEMENT.

                           (ii) WorldCorp hereby irrevocably consents to the exclusive jurisdiction of any State or Federal Court located within the County of Palm Beach, State of Florida, in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise. In any such litigation, WorldCorp waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to WorldCorp at its address for notice determined in accordance with Section 14(e) hereof. WorldCorp hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

                  (c) Expenses. WorldCorp agrees to pay or reimburse within 30 days of demand therefore by the Grantee any and all reasonable out-of-pocket costs and expenses incurred by the Grantee, whether directly or indirectly, in connection with the enforcement and adjudication of this Agreement, the Option or rights created under any documents executed in connection herewith. The Grantee shall endeavor to provide reasonable documentation in connection with any demand for payment under this Section.

                  (d) Admissibility of the Agreement. WorldCorp agrees that any copy of this Agreement signed by WorldCorp and transmitted by telecopier for delivery to the Grantee shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

                  (e) Address for Notices. Any notice or other communication under the provisions of this Agreement shall be given in writing and delivered in person, by reputable overnight courier or delivery service, by facsimile machine (receipt confirmed) or by registered or certified mail, return receipt requested, directed to its addresses set forth below (or to any new address of which either party hereto shall have informed the other by the giving of notice in the manner provided herein):

                  In the case of the Grantee , to it at:

                        Sun Capital Partners, Inc.
                        777 South Flagler Drive
                        West Tower, 8th Floor
                        West Palm Beach, Florida  33401
                        Attention:  Messrs. Marc J. Leder and Rodger K. Krouse
                        Telecopier: (561) 835-1314


                  with a copy to:

                        Parker Chapin Flattau & Klimpl, LLP
                        1211 Avenue of the Americas
                        New York, New York  10036
                        Attention:   Mark S. Hirsch, Esq.
                        Telecopier (212) 704-6288

                  In the case of WorldCorp, to it at:

                        13873 Park Center Road
                        Herndon, Virginia  20171
                        Attention:  Mr. T. Coleman Andrews, III
                        Telecopier: (703) 834-9211

                  with a copy to:

                        Hunton & Williams
                        951 East Byrd Street
                        Richmond, Virginia  23219
                        Attention:  David M. Carter, Esq.
                        Telecopier: (804) 788-8218

                  (f) Amendments and Modification. No provision hereof shall be modified, altered, waived or limited except by written instrument expressly referring to this Agreement and to such provision, and executed by the parties hereto.

                  (g) Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

                  (h) Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

                  (i) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

                  (j) Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

                  (k) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective heirs, representatives, successors and assigns of the parties hereto, provided that this Agreement may not be assigned by WorldCorp without the prior written consent of the other party hereto and may be assigned by the Grantee to an affiliate of the Grantee without the consent of WorldCorp.

                   [THE REST OF THIS PAGE INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                                    WORLDCORP, INC.



                                                    By:
                                                        ----------------------
                                                        Name:
                                                        Title:


                                                    SUN CAPITAL PARTNERS, INC.


                                                    By:
                                                        ----------------------
                                                        Name:
                                                        Title:

                                                                  Exhibit H

                  WORLDCORP ACQUISITION CORP. OPTION AGREEMENT


                  OPTION AGREEMENT (this "Agreement"), dated April 20, 1998, between SUN CAPITAL PARTNERS, INC., a Florida corporation (the "Grantee"), and WORLDCORP ACQUISITION CORP., a Delaware corporation ("Acquisition Sub").

                  WHEREAS, Acquisition Sub will have issued and outstanding 1,000 shares of Common Stock, par value $.01 per share ("Common Stock"), representing all of Acquisition Sub's issued and outstanding shares of capital stock as of the Date of Grant (as hereinafter defined) after giving effect to the contribution of all of the shares of capital stock of Paper Acquisition Corp., a Delaware corporation, by the stockholders thereof to Acquisition Sub;

                  WHEREAS, concurrently herewith, the Grantee, Acquisition Sub and WorldCorp, Inc., a Delaware corporation ("WorldCorp"), are entering into a Financial Consulting Agreement, of even date herewith (the "Consulting Agreement"), whereby the Grantee agrees to provide to Acquisition Sub and WorldCorp certain financial consulting services in accordance with the terms and provisions, and subject to the conditions, set forth therein; and

                  WHEREAS, as partial consideration for the Grantee's providing of services under the Consulting Agreement, Acquisition Sub desires to grant to the Grantee, and the Grantee desires to acquire from Acquisition Sub, an option to purchase 143 shares of Common Stock, upon and subject to the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Grant of Option. Acquisition Sub hereby grants to the Grantee an option (the "Option") to purchase an aggregate of 143 shares of Common Stock (such shares, including any shares issued pursuant to Section 5 hereof, are referred to herein as the "Option Shares") at an exercise price of $28,000 per share.

                  2. Term of Option. The Option is granted as of the date first above written (sometimes hereinafter called the "Date of Grant"), and will terminate and expire, to the extent not previously exercised in accordance with the terms of this Agreement, at 5:00 p.m. (New York time) on the seventh anniversary of the Date of Grant.

                  3. Option Exercisable in Whole or in Part. The Option shall not be exercisable until April 21, 1999, at which time it shall become exercisable as to one-fifth of the shares of Common Stock granted hereunder, as to an additional one-fifth of the shares of Common Stock granted hereunder on April 21, 2000 through April 21, 2003. Thereafter, the

Option may be exercised by the Grantee at any time or from time to time prior to the expiration of the Option as provided in Section 2 above. The Option may be exercised as to all or part of the shares of Common Stock as to which it is then exercisable. This Option shall vest in accordance with the foregoing schedule regardless of whether the Grantee shall be continuing to provide services to Paper or WorldCorp pursuant to the Consulting Agreement.

                  4.       Exercise of Option.

                  (a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares by giving Acquisition Sub written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five business days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

                  (b) On the exercise date specified in the Grantee's notice, Acquisition Sub shall cause to be delivered to the Grantee evidence of ownership of the Option Shares then being purchased upon full payment for such Option Shares as provided in Section 4(e) below and shall promptly record such Option Shares on its official records as having been issued to the Grantee. Pursuant to
Section 8 hereof, Acquisition Sub may require before issuing such evidence of ownership that, at the time of exercise, the Grantee deliver an investment representation.

                  (c) In the event that the Grantee exercises the Option for a number of Option Shares less than the total number of Option Shares that the Grantee has a right to purchase under this Agreement, then Acquisition Sub shall issue to the Grantee an Option identical in form to this Option but for a number of Option Shares that shall be equivalent to the total number of Option Shares covered by this Agreement less the number of Option Shares so purchased.

                  (d) If the Grantee fails to pay for any of the Option Shares specified in any notice of exercise or fails to accept delivery thereof, such Option Shares shall not be issued by Acquisition Sub and shall remain subject to subsequent exercises by the Grantee pursuant to the terms hereof. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment (in accordance with Section 4(e) below) for the Option Shares to be purchased upon such exercise shall have been received by such date.

                  (e) Full payment by the Grantee of the Exercise Price for the number of Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise, by delivery of, at the option of the Grantee, cash or a full-recourse promissory note (the "Note") in an amount equal to the Exercise Price for such Option Shares. The Note shall have a maturity date (the "Maturity Date") of the seven-year anniversary of the execution and delivery thereof. During the term of the Note, interest (which shall accrue at a rate of 8% per annum) shall be payable in arrears, on the last day of March, June, September and December of each year, or, if such date is not a business day, on the next succeeding business day. Principal and any accrued interest shall be paid on the Maturity Date.

                  5.       Adjustment; Recapitalization, etc.

                  (a) If Acquisition Sub shall (i) declare a dividend on its outstanding capital stock in shares of its capital stock, (ii) subdivide its outstanding capital stock into a greater number of shares, (iii) combine its outstanding capital stock into a smaller number of shares or (iv) issue any shares of its capital stock by reclassification thereof (including any such reclassification in connection with a consolidation or merger in which it is the continuing corporation), then in each such case the total number of shares of Common Stock that may be issued under this Agreement (and the Exercise Price) shall be proportionately adjusted by Acquisition Sub. Such adjustment shall be made successively whenever such events shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (b) If Acquisition Sub merges or consolidates with one or more companies, then from and after the effective date of such merger or consolidation, upon exercise of the Option theretofore granted, (i) the Grantee shall be entitled to purchase under the Option, in lieu of the number of shares of Common Stock as to which the Option shall then be exercisable but on the same terms and conditions of exercise set forth in the Option, the number of shares of Common Stock and/or other securities or property (including cash) to which the Grantee would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Grantee had been the holder of record of the total number of shares of Common Stock receivable upon exercise of the Option (whether or not then exercisable) and (ii) the Exercise Price shall be proportionately adjusted by Acquisition Sub (to reflect any change in the number of securities into which the Option is converted), without a change to the aggregate Exercise Price payable for all of the Option Shares.

                  6. Report or Certificate as to Adjustments. In each case of any adjustment or readjustment in the Option Shares issuable upon the exercise of the Option, Acquisition Sub at its expense will promptly deliver a certificate of its Chief Financial Officer showing in reasonable detail the computation of such adjustment or readjustment in accordance with the terms of this Agreement.

                  7. Notices of Corporate Action. In the event of:

                  (a) any taking by Acquisition Sub of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of Acquisition Sub, any reclassification or recapitalization of the capital stock of Acquisition Sub, any consolidation or merger involving

Acquisition Sub and any other Person or any transfer of all or substantially all the assets of Acquisition Sub to any other Person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of Acquisition Sub, or

                  (d) any plan or proposal by Acquisition Sub to register any class of its shares of Common Stock with the Commission,

then, in each case, Acquisition Sub shall deliver to the Grantee a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the Grantee shall be entitled to exchange the Option Shares for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be furnished at least thirty days prior to the date therein specified.

                  8. Requirements of Law. Acquisition Sub shall not be required to sell or issue any Option Shares upon the exercise of the Option if the issuance of such Option Shares shall constitute a violation by the Grantee or Acquisition Sub of any provision of any law, statute, or regulation of any governmental authority whether it be Federal or State. Unless a registration statement is in effect under the Securities Act with respect to the Option Shares covered by this Agreement, Acquisition Sub shall not be required to issue Option Shares upon exercise of the Option unless (i) Acquisition Sub has received evidence reasonably satisfactory to it to the effect that the Grantee is acquiring such Option Shares for investment and not with a view to the distribution thereof; or (ii) an opinion of Parker Chapin Flattau & Klimpl, LLP or such other counsel reasonably acceptable to Acquisition Sub has been received by Acquisition Sub, in a form and substance reasonably acceptable to Acquisition Sub, to the effect that a registration statement is not required for the issuance of the Option Shares. In the event the Option Shares issuable upon exercise of the Option are not registered under the Securities Act, Acquisition Sub may imprint on any evidence of ownership of the Option Shares the following legend or any other comparable legend that counsel for Acquisition Sub considers necessary or advisable to comply with the Securities Act:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR PURSUANT

                  TO AN EXEMPTION FROM REGISTRATION UNDER THE
                  ACT."

Acquisition Sub (i) may, but in no event shall be obligated to, register any securities issuable upon the exercise of the Option pursuant to the Securities Act or any state securities laws and, in the event any shares are so registered, Acquisition Sub may remove any legend on certificates representing such shares; and (ii) shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of Option Shares pursuant thereto to comply with any law or regulation of governmental authority.

                  9. Representations and Warranties of Acquisition Sub. Acquisition Sub represents and warrants as follows:

                  (a) Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (b) upon the delivery and payment for the Option Shares, as provided in this Agreement, the Option Shares will be duly authorized, validly issued and non-assessable, and none of the Option Shares will be issued in violation of the preemptive rights of any member of Acquisition Sub, and Acquisition Sub has reserved sufficient Option Shares for issuance hereunder; and

                  (c) this Agreement has been duly authorized, executed and delivered by Acquisition Sub.

                  The foregoing representations, warranties and agreements shall survive and remain in full force and effect after the date hereof and shall not affect the validity or enforceability of any representations, warranties and agreements made by Acquisition Sub herein.

                  10. Reservation of Stock, etc. Acquisition Sub will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Options, the number of Option Shares from time to time issuable upon the exercise of the Option. All such securities shall be duly authorized and, when issued upon such exercise or purchase, as the case may be, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

                  11. Rights as Stockholder. The Grantee shall not have any rights of a stockholder of Acquisition Sub with respect to Option Shares subject to this Agreement, until, after proper exercise of the Option, such Option Shares have been recorded on Acquisition Sub's official records as having been issued or transferred to the party exercising the Option. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred (to the party exercising the Option) in Acquisition Sub's official records, except as provided in Section 5.

                  12. Certain Definitions. As used herein, unless the context otherwise requires the following terms have the following respective meanings:
(i) "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act; (ii) "Exchange Act" shall mean the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time; (iii) "Person" shall mean a corporation, an association, a partnership, an organization or business, an individual, a government or political subdivision thereof or a governmental agency; (iv) "Securities Act" shall mean the Securities Act of 1933, or any similar Federal statute on the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time; and (v) the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

                  13.      Miscellaneous.

                  (a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts or choice of law (or any other law that would make any substantive laws of any state other than the State of Delaware applicable hereto).

                  (b) Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

                           (i) In any litigation in any court with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between Acquisition Sub and the Grantee, Acquisition Sub, to the fullest extent it may legally do so, (i) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action and (ii) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. ACQUISITION SUB AGREES THAT THIS SECTION 13(b) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THE GRANTEE WOULD NOT ENTER THIS AGREEMENT OR THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART IF THIS SECTION 13(b) WERE NOT PART OF THIS AGREEMENT.

                           (ii) Acquisition Sub hereby irrevocably consents to the exclusive jurisdiction of any State or Federal Court located within the County of Palm Beach, State of Florida, in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise. In any such litigation, Acquisition Sub waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to Acquisition Sub at its address for notice determined in accordance with Section 13(e) hereof. Acquisition Sub hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

                  (c) Expenses. Acquisition Sub agrees to pay or reimburse, promptly upon receipt of demand therefor by the Grantee, any and all out-of-pocket costs and expenses incurred by the Grantee, whether directly or indirectly, in connection with the enforcement and adjudication of this Agreement, the Option or rights created under any documents executed in connection herewith. The Grantee shall endeavor to provide reasonable documentation in connection with any demand for payment under this Section.

                  (d) Admissibility of the Agreement. Acquisition Sub agrees that any copy of this Agreement signed by Acquisition Sub and transmitted by telecopier for delivery to the Grantee shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

                  (e) Address for Notices. Any notice or other communication under the provisions of this Agreement shall be given in writing and delivered in person, by reputable overnight courier or delivery service, by facsimile machine (receipt confirmed) or by registered or certified mail, return receipt requested, directed to its addresses set forth below (or to any new address of which either party hereto shall have informed the other by the giving of notice in the manner provided herein):

              In the case of the Grantee, to it at:

                       Sun Capital Partners, Inc.
                       777 South Flagler Drive
                       West Tower, 8th Floor
                       West Palm Beach, Florida  33401
                       Attention:  Messrs. Marc J. Leder and Rodger R. Krouse
                       Telecopier: (561) 835-1314
               with a copy to:

                       Parker Chapin Flattau & Klimpl, LLP
                       1211 Avenue of the Americas
                       New York, New York  10036
                       Attention:   Mark S. Hirsch, Esq.
                       Telecopier (212) 704-6288

              In the case of Acquisition Sub, to it at:

                       WorldCorp Acquisition Corp.
                       13873 Park Center Road
                       Herndon, Virginia  20171
                       Attention:  Mr. T. Coleman Andrews, III
                       Telecopier: (703) 834-9211

              with a copy to:

                       Hunton & Williams
                       951 East Byrd Street
                       Richmond, Virginia  23219
                       Attention:  David M. Carter, Esq.
                       Telecopier: (804) 788-8218

                  (f) Amendments and Modification. No provision hereof shall be modified, altered, waived or limited except by written instrument expressly referring to this Agreement and to such provision, and executed by the parties hereto.

                  (g) Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

                  (h) Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

                  (i) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

                  (j) Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

                  (k) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective heirs, representatives, successors and assigns of the parties hereto, provided that this Agreement may not be assigned by Acquisition Sub without the prior written consent of the other party hereto and may be assigned by the Grantee to an affiliate of the Grantee without the consent of Acquisition Sub.

                   [THE REST OF THIS PAGE INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                             SUN CAPITAL PARTNERS, INC.



                                             By:
                                                ----------------------------
                                                      Name:
                                                      Title:


                                             WORLDCORP ACQUISITION CORP., INC.


                                             By:
                                                ----------------------------
                                                      Name:
                                                      Title:

                                                                   Exhibit I

                         FINANCIAL CONSULTING AGREEMENT


                                 April 20, 1998



WorldCorp, Inc.
13873 Park Center Road
Herndon, Virginia  20171
Attention:  Mr. T. Coleman Andrews, III

WorldCorp Acquisition Corp.
13873 Park Center Road
Herndon, Virginia  20171
Attention:  Mr. T. Coleman Andrews, III

Dear Sir or Madam:

                  This will confirm the arrangement, terms and conditions pursuant to which Sun Capital Partners, Inc., a Florida corporation (the "Advisor"), has been retained to serve as a financial consultant and advisor to WorldCorp, Inc., a Delaware corporation ("WorldCorp"), and WorldCorp Acquisition Corp., a Delaware corporation ("Acquisition Sub" and, together with WorldCorp, the "Companies"), on a non-exclusive basis. This agreement shall have a term of five years from the date hereof, with such term to be automatically extended for successive one-year terms commencing on each anniversary of the fifth anniversary of the date hereof (each, a "Renewal Date") unless terminated by any party upon written notice to the other at least 90 days prior to any Renewal Date; provided, however, that the Advisor may terminate this agreement upon 30 days written notice to the Companies.

                  The undersigned hereby agree to the following terms and conditions:

                  1.       Duties of the Advisor.

                  (a) The Advisor shall, at the request of either of the Companies, upon reasonable notice, provide such financial consulting services and advice as WorldCorp or Acquisition Sub, as the case may be, may from time to time reasonably request. Without limiting the generality of the foregoing, the Advisor may provide recommendations to the Companies concerning the following financial and related matters: (i) rendering advice and assistance to the Companies in connection with the preparation of their annual and interim reports and press releases; (ii) advising the Companies with respect to financial public relations; (iii) arranging meetings, at appropriate times, with securities analysts of appropriate investment banking firms; (iv) rendering advice with regard to (A) changes in the either of the Companies' capitalization, (B) changes in either of the Companies' corporate structure, (C) offerings of securities in public or private transactions, (D) alternative uses of the Companies' assets and (E) alternative structures and uses of debt and off-balance sheet financing; and (v) furnishing advice to the Companies and their Subsidiaries (as defined herein) in connection with (A) the acquisition of and/or merger with other companies, (B) divestiture of any assets or any similar transaction, (C) the sale of either of the Companies or their Subsidiaries (or a significant percentage of any assets, subsidiaries or affiliates thereof) and
(D) bank financing for either of the Companies and any of their respective Subsidiaries from financial institutions (including, without limitation, lines of credit, letters of credit, loans or other financings).

                  (b) In addition to the foregoing, Acquisition Sub may request that the Advisor furnish advice to Acquisition Sub with regard to (i) the formation of corporate goals and their implementation; (ii) Acquisition Sub's financial structure and its divisions and subsidiaries; and (iii) securing, when necessary, additional financing through banks and/or insurance companies.

                  (c) The services described in this Section 1 shall be rendered by the Advisor without any direct supervision by either of the Companies and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as the Advisor may determine.

                  2.       Compensation.

                  (a) As compensation for the Advisor's services to WorldCorp and its Subsidiaries hereunder, WorldCorp shall pay the Advisor an annual fee of $500,000 in each of the first five years of this agreement, payable every quarter, in advance, within 10 days of the first day of each quarter, with the first such payment to be made on the date hereof. As additional compensation for the Advisor's services hereunder, WorldCorp shall grant the Advisor an option to purchase 3,540,311 shares of WorldCorp's Common Stock, par value $1 per share ("Common Stock"), a form of which is attached hereto as Exhibit A; provided, however, that until approval by WorldCorp's stockholders, such option shall only be exercisable with respect to 2,762,765 shares of Common Stock on the date hereof.

                  (b) As compensation for the Advisor's services to Acquisition Sub and its Subsidiaries hereunder, Acquisition Sub hereby unconditionally and irrevocably guarantees the payment by FryeTech, Inc., a Delaware corporation ("FryeTech"), to Sun Paper Limited Partnership, a Delaware limited partnership ("Sun Paper"), of an annual fee of $500,000, in each of the first five years of this agreement, pursuant to that certain Management Agreement (the "Management Agreement") between FryeTech and the Advisor. Upon any non-payment by FryeTech of any fees to the Advisor pursuant to the Management Agreement, Acquisition Sub hereby covenants and agrees that, upon written request from Sun Paper, Acquisition Sub shall promptly pay such fees to Sun Paper. As additional compensation for the Advisor's services hereunder, Acquisition Sub shall grant the Advisor an option to purchase 143 shares of capital stock of Acquisition Sub, a form of which is attached hereto as Exhibit B.

                  (c) In connection with the financial consulting services described in Section 1 above, the Advisor may, from time to time, bring WorldCorp, Acquisition Sub and/or any of their respective Subsidiaries in contact with persons, whether individuals or entities, that may be suitable candidates to purchase substantially all of the stock or assets of WorldCorp, Acquisition Sub or such Subsidiary, to have substantially all of its stock or assets purchased by WorldCorp, Acquisition Sub or such Subsidiary, to merge with WorldCorp, Acquisition Sub or such Subsidiary, or to enter into a joint venture or other transaction with WorldCorp, Acquisition Sub or such Subsidiary (each, an "M&A Transaction"). If, during the term hereof, WorldCorp, Acquisition Sub or any of their Subsidiaries enters into an agreement with any such persons or their affiliates, or with any persons introduced to WorldCorp, Acquisition Sub or any of their Subsidiaries or their affiliates by any such persons or their affiliates, pursuant to which, WorldCorp, Acquisition Sub or any of their Subsidiaries enters into an M&A Transaction, or if WorldCorp, Acquisition Sub or any of their Subsidiaries enters into an M&A Transaction with any of the foregoing persons within one year following any termination hereof, WorldCorp or Acquisition Sub, as the case may be, shall pay to the Advisor, in accordance with the formula set forth below, compensation based on the aggregate value of the consideration, whether in cash, securities, assumption of (or purchase subject to) debt or liabilities (including, without limitation, indebtedness for borrowed money, pension liabilities and guarantees), or other property, obligations or services, paid or payable, directly or indirectly (in escrow or otherwise), or otherwise assumed in connection with such M&A Transaction (the "Consideration").

                  The compensation to be paid shall be paid upon the closing of the M&A Transaction (except that, if any part of the Consideration is in the form of contingent payments to be calculated by reference to uncertain future occurrences, such as future financial or business performance, then the portion of the fees of the Advisor relating to such part of the Consideration shall be payable at the earlier of (i) the receipt or payment of such Consideration or
(ii) the time that the amount of such Consideration can be determined), by certified check or wire transfer of immediately available funds, in the following amounts:

                  5% of the first $2 million of the Consideration;

                  4% of the Consideration in excess of $2 million and up to $4 million;

                  3% of the Consideration in excess of $4 million and up to $6 million;

                  2% of the Consideration in excess of $6 million and up to $8 million; and

                  1 1/2% of the Consideration in excess of $8 million.

                  (d) In connection with the financial consulting services described in Section 1 above, the Advisor may, from time to time, bring WorldCorp, Acquisition Sub and/or any of their respective Subsidiaries in contact with persons, whether individuals or entities, that may be suitable candidates for providing WorldCorp, Acquisition Sub or such Subsidiary with, or may lead WorldCorp, Acquisition Sub or such Subsidiary to, other individuals or entities that may provide WorldCorp, Acquisition Sub or such Subsidiary with, debt or equity financing or other on or off balance sheet corporate finance transactions (each, a "Finance Transaction"). If, during the term hereof, WorldCorp, Acquisition Sub or any of their Subsidiaries enters into an agreement with any such persons or their affiliates, or with any persons introduced to WorldCorp, Acquisition Sub or any of their Subsidiaries or their affiliates by any such persons or their affiliates, pursuant to which WorldCorp, Acquisition Sub or any of their Subsidiaries enters into a Finance Transaction, or if WorldCorp or Acquisition Sub or any of their Subsidiaries enters into a Finance Transaction with any of the foregoing persons within one year following any termination hereof, WorldCorp or Acquisition Sub, as the case may be, shall pay to the Advisor, customary investment banking fees at the time of such Finance Transaction and as a condition to the consummation thereof.

                  For the purposes hereof, the term "Subsidiary" shall mean any corporation, limited liability company or other entity of which more than 20% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time, owned or controlled, directly or indirectly, by that person or one or more subsidiaries of that person, or a combination thereof, either on or after the date hereof, and, in any event, shall include Acquisition Sub, InteliData and their Subsidiaries with respect to WorldCorp, and World Airways and Paper and their Subsidiaries with respect to Acquisition Sub.

                  (e) WorldCorp and Acquisition Sub jointly and severally agree to pay or reimburse, within 30 days of demand therefor by the Advisor, any and all reasonable costs and expenses incurred by the Advisor, whether directly or indirectly, in connection with the performance of its services hereunder. The Advisor shall endeavor to provide reasonable documentation with any demand for payment hereunder.

                  3. Available Time. The Advisor shall make available such time as it, in its sole discretion, shall deem appropriate for the performance of its obligations under this agreement and may, in certain circumstances, be entitled to additional compensation in connection therewith.

                  4. Relationship. Nothing herein shall constitute the Advisor as an employee or agent of the Company, except to such extent as might hereinafter agreed upon for a particular purpose. Except as might hereinafter be expressly agreed, the Advisor shall not have the authority to obligate or commit the Company in any manner whatsoever.

                  5. Entire Agreement. This agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

                  6. No Waiver. No act, omission or delay by the Advisor shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Advisor of any default, right or remedy that it may have shall operate as a waiver of any other default, right or remedy, or of the same default, right or remedy on a future occasion.

                  7. Assignment. This agreement shall be binding upon and inure to the benefit of the respective heirs, representatives, successors and assigns of the parties hereto, provided; however, that this agreement may not be assigned by WorldCorp or Acquisition Sub without the prior written consent of the Advisor; provided, further, however, that the Advisor may assign its rights and delegate its duties under this agreement to any affiliate of the Advisor without the consent of WorldCorp or Acquisition Sub. As used in the preceding sentence, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

                  8. Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

                  (a) In any litigation in any court with respect to, in connection with, or arising out of this agreement or any instrument or document delivered pursuant to this agreement, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between WorldCorp and Acquisition Sub on the one hand, and the Advisor on the other hand, WorldCorp and Acquisition Sub, to the fullest extent they may legally do so, (i) waive the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action and (ii) WAIVE TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. WORLDCORP AND ACQUISITION SUB AGREE THAT THIS SECTION 8(a) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THE ADVISOR WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION 8(a) WERE NOT PART OF THIS AGREEMENT.

                  (b) WorldCorp and Acquisition Sub hereby irrevocably consent to the exclusive jurisdiction of any State or Federal Court located within the County of Palm Beach, State of Florida, in connection with any action or proceeding arising out of or relating to this agreement or any document or instrument delivered pursuant to this agreement or otherwise. In any such litigation, WorldCorp and Acquisition Sub waive, to the fullest extent they may effectively do so, personal service of any summons, complaint or other process and agree that the service thereof may be made by certified or registered mail directed to WorldCorp or Acquisition Sub, as the case may be, at its address on the first page hereof. WorldCorp and Acquisition Sub hereby waive, to the fullest extent they may effectively do so, the defenses of forum non conveniens and improper venue.

                  9. Governing Law. This agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State.

                   [THE REST OF THIS PAGE INTENTIONALLY BLANK]

                  Please indicate your acceptance of the foregoing by signing below where indicated.

                                                    Very truly yours,

                                                    SUN CAPITAL PARTNERS, INC.


                                                    By:
                                                        -----------------------
                                                        Name:
                                                        Title:


Accepted and Agreed:

WORLDCORP, INC.


By:
       ----------------------
       Name:
       Title:

WORLDCORP ACQUISITION CORP.


By:    ----------------------
       Name:
       Title:

                                                                   Exhibit B-1

                     MANY OF THE RIGHTS OF THE LENDER UNDER
                     THIS NOTE ARE SUBJECT TO A COLLATERAL
                     AGENT AGREEMENT DATED THE DATE HEREOF

                  FIVE-YEAR 8% SENIOR SECURED PROMISSORY NOTE



                                                          New York, New York
$___________                                                  ________, 1998



                  FOR VALUE RECEIVED, the undersigned, WORLDCORP ACQUISITION CORP., a Delaware corporation having an office at 13873 Park Center Road, Herndon, Virginia 20171 ("Acquisition Sub"), hereby promises to pay to the order of ______________________ ______________________ (the "Lender"), at
_______________________________________ __________________________, or at such other place as may be designated from time to time in writing by the Lender, the principal sum of ______________________________________ ($____________) (the
"Principal"), plus interest, all as provided in this promissory note (as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein, the "Note"; and, together with all of Acquisition Sub's other five-year 8% Senior Secured Promissory Notes, the "Notes"; the holders of the Notes are referred to herein as the "Lenders").

         1. Interest. Acquisition Sub promises to pay interest on the principal amount of this Note to Lender at the rate and in the manner specified herein.

                  (a) Interest Rate. Interest on the unpaid principal amount of this Note shall accrue at a rate of eight percent (8%) per annum, compounded quarterly (the "Interest Rate").

                  (b) Payment of Interest. Interest on the principal amount of this Note shall be paid, in cash, in arrears on the last day of February, May, August and November of each year (commencing May 31,
         1998), or if any such day is not a business day, on the next succeeding business day (each, an "Interest Payment Date").

                  (c) Miscellaneous Provisions Relating to Interest. Interest shall be computed for the actual number of days elapsed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the issuance date of this Note.

                  (d)      Maximum Interest Rate; Compensation for Reduction.

                           (i) Maximum Interest Rate. In no event shall the interest rate payable with respect to this Note exceed the maximum rate of interest permitted to be charged under applicable law (the "Maximum Rate"). If the amount of interest payable for the account of the Lender on any Interest Payment Date in respect of the immediately preceding quarter would exceed the Maximum Rate, the amount of interest payable for Lender's account on such Interest Payment Date shall automatically be reduced to the Maximum Rate.

                           (ii) Compensation for Reduction. If the amount of
                  interest payable for the Lender's account in respect of any interest computation period hereunder is reduced pursuant to clause (i) of this Section 1(d) because the amount of interest payable for the account of the Lender would exceed the Maximum Rate and the amount of interest payable for the Lender's account in respect of any subsequent interest computation period would be less than the Maximum Rate, then the amount of interest payable for the Lender's account in respect of such subsequent interest computation period shall be automatically increased to such Maximum Rate, until such time as the aggregate amount by which interest had been reduced pursuant to clause (i) of this subsection (d) is restored.

         2.       Payments.

                  (a) Acquisition Sub shall pay the Principal, and any accrued and unpaid interest, to the Lender on the fifth anniversary of the date hereof.

                  (b) All payments under or pursuant to this Note shall be made in United States Dollars, by check or wire transfer of immediately available funds, to the Lender at its office set forth in the first paragraph of this Note or to such other person and/or address as Lender shall designate in writing.

         3. Acceleration. If while this Note remains outstanding there occurs either a Sale (as hereafter defined) or an Initial Public Offering (as hereafter defined), then the entire outstanding principal amount of and interest on this Note shall immediately become due and payable unless waived by a Majority in Interest (as defined herein). For purposes hereof:

                  "Sale" shall mean a single transaction or a series of related transactions having the effect of (i) the sale or other transfer of all or substantially all of the assets, rights and properties of Acquisition Sub to a third party, (ii) the merger or consolidation of Acquisition Sub with or into an unaffiliated third party, or (iii) the sale or other transfer of a majority of the issued and outstanding voting securities of Acquisition Sub to one or more persons.

                  "Initial Public Offering" shall mean an underwritten public offering of Acquisition Sub's (or any of its subsidiaries') common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended (other than any registration statement relating to warrants, options or shares of capital stock of Acquisition Sub granted or to be granted or sold primarily to employees, directors, or officers of Acquisition Sub, a registration statement filed pursuant to Rule 145 under the Securities Act or any successor rule, a registration statement relating to employee benefit plans or interests therein).

         4. Security. The full payment by Acquisition Sub to the Lender of the Principal amount hereof, together with all accrued interest thereon, shall be guaranteed by WorldCorp, Inc., a Delaware corporation ("WorldCorp"), in accordance with the terms and provisions of a Guaranty dated April 20, 1998 in favor of the holders of the Notes and shall be secured (the "Pledge") by certain assets in accordance with the terms and provisions of a Pledge Agreement (the "Pledge Agreement") dated April 20, 1998 among WorldCorp, Acquisition Sub, and Sun Paper Advisors, Inc., a Florida corporation, as collateral agent (the "Collateral Agent").

         5. Affirmative Covenants. Acquisition Sub and WorldCorp hereby agree that so long as this Note is outstanding, Acquisition Sub and WorldCorp shall:

                  (a) Further Assurances. Execute and deliver, and cause each of Acquisition Sub's subsidiaries to execute and deliver, any and all documents and instruments in connection with the transactions contemplated by the Transaction Documents (as defined herein), including financing statements and continuation statements, as the Collateral Agent shall require;

                  (b) Books and Records. Maintain its books and records in a true, accurate and commercially reasonable manner and grant to the Collateral Agent, its employees, agents, accountants and attorneys, subject to the confidentiality provision (the "Confidentiality Provision") of Section 7 of the Collateral Agent Agreement among the Collateral Agent and the Lenders, reasonable access thereto, including, without limitation, authorization to communicate directly with the Accountant (as defined herein) and authorization of the Accountant to disclose to the Collateral Agent any and all financial statements and other supporting financial documents and schedules (including copies of any management letter with respect to the business, financial condition and other affairs of Acquisition Sub or any of its subsidiaries), for the purpose of inspection and make extracts therefrom at all reasonable times and as often as the Collateral Agent may reasonably require, and pay all reasonable and actual fees, costs and expenses of the Collateral Agent in connection therewith;

                  (c)      Deliveries.  Deliver to the Collateral Agent:

                           (i) Within 90 days after the last day of each fiscal
                  year of Acquisition Sub, an audited consolidated balance sheet of Acquisition Sub (and all of its consolidated subsidiaries), together with a related consolidating balance sheet for the fiscal year then ended and related, audited consolidated statements for profit and loss and retained earnings, and a reconciliation of net worth and a statement of cash flows for the year then ended, together with related supplemental consolidating statements, each prepared by management of Acquisition Sub in accordance with generally accepted accounting principles consistently applied, in reasonable detail and certified without qualification or limitation by KPMG Peat

                  Marwick LLP or another certified public accountant acceptable to the Collateral Agent (the "Accountant") and accompanied by a certificate executed by the Chief Executive Officer and the Chief Financial Officer of Acquisition Sub confirming that as of the last day of such fiscal year, and as of the date of such certificate, no defaults existed or exist under the Notes (a "no-default certificate");

                           (ii) Within 45 days after the last day of each of the
                  first, second and third fiscal quarters of Acquisition Sub, the foregoing consolidated and consolidating financial statements for the fiscal quarter then ended, each compiled and prepared by the Chief Financial Officer and Chief Executive Officer of Acquisition Sub and accompanied by a no-default certificate;

                           (iii) Within 30 days after the last day of each
                  month, the foregoing consolidated and consolidating financial statements for the month then ended, accompanied by a no-default certificate;

                           (iv) Copies of any reports submitted to Acquisition
                  Sub by its Accountant in connection with any annual or interim audit or review of the books of Acquisition Sub and its subsidiaries conducted by such Accountant, subject to the Confidentiality Provision;

                           (v) Copies of all federal, state, local and foreign
                  tax returns of Acquisition Sub and each of its subsidiaries, within 30 days after such tax returns have been filed with the applicable governmental authorities, subject to the Confidentiality Provision;

                           (vi) Not later than the beginning of each fiscal year
                  of Acquisition Sub, any projections, including, without limitation, any projected annual operating budgets, of Acquisition Sub and each of its subsidiaries and, if applicable, any updated projections promptly upon completion of such updated projections, subject to the Confidentiality Provision; and

                           (vii) From time to time, any other financial data and
                  financial information as the Lender or the Collateral Agent may reasonably request, subject to the Confidentiality Provision.

                  (d) Mark Books and Records. Mark Acquisition Sub's and each of its subsidiaries' books and records to evidence the Lenders' security interest upon the Pledged Collateral;

                  (e) Certain Expenses. On demand, to pay all reasonable costs and expenses incurred by the Collateral Agent or the Lenders (including reasonable attorneys' fees) in perfecting, protecting or realizing upon the Pledged Collateral (as defined in the Pledge Agreement), or otherwise enforcing or preserving any of its or their rights under or in connection with the Notes, the Pledge Agreement, the Subscription and Contribution

         Agreement (the "Contribution Agreement") dated the date hereof among WorldCorp, Acquisition Sub, Paper Acquisition Corp., a Delaware corporation ("Paper"), and certain stockholders of Paper, the Guaranty dated April 20, 1998 granted by WorldCorp in favor of the Collateral Agent on behalf of Lenders, each Warrant Agreement (collectively, the "Warrants") between WorldCorp and one of the Lenders pursuant to which such Lender may acquire shares of Acquisition Sub's capital stock owned by WorldCorp, the Tax Sharing Agreement between WorldCorp and Acquisition Sub and the Tax Sharing Agreement between Paper and Acquisition Sub (together with the Tax Sharing Agreement between WorldCorp and Acquisition Sub and the Amended and Restated Tax Sharing Agreement dated April 20, 1998 among Paper, Frye Acquisition, Inc., Frye Carbon Products, Inc., FryeTech, Inc. ("FryeTech") and Frye Carbon Products, Ltd., the "Tax Sharing Agreements" and, together with all of the foregoing, the "Loan Documents"), or in connection with the administration, interpretation, modification or amendment of the Loan Documents. Until the Collateral Agent is so reimbursed, such costs and expenses, including interest thereon at the rate charged hereon, shall become part of the Secured Obligations;

                  (f) Notices. Promptly, and in any event within five days after an officer of Acquisition Sub obtains notice thereof, give, notice to the Collateral Agent and the Lender of:

                           (i) The occurrence of any event that constitutes an Event of Default (as defined herein);

                           (ii) Any pending or threatened litigation or
                  governmental investigation or proceeding pending against Acquisition Sub or any of its subsidiaries that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Acquisition Sub or any of its subsidiaries;

                           (iii) Any judgment not covered by insurance against
                  Acquisition Sub or any of its subsidiaries, final or otherwise, in an amount in excess of $100,000;

                           (iv) Any (A) violation of any environmental law by
                  Acquisition Sub or any of its subsidiaries or (B) inquiry, proceeding, investigation or other action, including, without limitation, a notice, from any federal, state, local or foreign environmental agency or board, that has the potential to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Acquisition Sub or any of its subsidiaries;

                           (v) Any setoff, claim, withholding or other defense
                  to which any of the Pledged Collateral, or the Lender's rights with respect to the Pledged Collateral, is subject; and

                           (vi) Any change in the name under which Acquisition
                  Sub or any subsidiary thereof conducts its business, any change of the location of the chief executive office of Acquisition Sub or any subsidiary thereof and the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where any of the Pledged Collateral, or any part thereof, or the books and records, or any part thereof, are kept;

                  (g) Consents, Etc. Under Transaction Documents. Furnish or cause to be furnished to the Lender and the Collateral Agent, any consents, approvals, waivers or modifications delivered or received by Acquisition Sub or any of its subsidiaries pursuant to any of the Loan Documents, the Financial Consulting Agreement (the "Consulting Agreement") dated April 20, 1998 among Sun Capital Partners, Inc., a Florida corporation ("Sun Capital"), WorldCorp and Acquisition Sub, the Option Agreement (the "WorldCorp Option") dated April 20, 1998 between WorldCorp and Sun Capital, the Option Agreement dated April 20, 1998 between Acquisition Sub and Sun Capital (the "Acquisition Sub Option"; the WorldCorp Option and the Acquisition Sub Option are referred to herein as the "Options"), the Management Agreement (the "Management Agreement") dated April 20, 1998 between WorldCorp and Acquisition Sub (together with the Options and the Loan Documents, the "Transaction Documents"), promptly, and in any event within five days, upon receipt or delivery thereof;

                  (h) Insurance. Maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its and its subsidiaries' properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar businesses and similarly situated;

                  (i) Maintenance of Properties; Conduct of Business. Maintain and keep, or cause to be maintained and kept, its and its subsidiaries' properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times and continue to engage, and cause each of its subsidiaries to continue to engage, in the businesses now conducted by them and in related businesses, provided, however, that this Section 5(i) shall not prevent Acquisition Sub or its subsidiaries from discontinuing the operation and the maintenance of any of its or their properties if such discontinuance is desirable in the conduct of its or their businesses and Acquisition Sub or such subsidiaries has reasonably concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business of Acquisition Sub or its subsidiaries; provided, further, however, that this Section 5(i) shall not prevent Acquisition Sub or any subsidiary formed after the date hereof, from acquiring a business pursuant to Section 6(d)(ii) hereof;

                  (j) Taxes. Duly and timely file, or cause to be filed, all tax returns required to be filed in any jurisdiction and duly and timely pay and discharge all taxes required to be paid and discharged, including, without limitation, all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on it or any of its subsidiaries or any of its of their properties, assets, income or franchises, to the extent such taxes, assessments, charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a lien on properties or assets of Acquisition Sub or any of its subsidiaries; provided, however, the Collateral Agent may, at its option, pay any liens and security interests upon the Pledged Collateral and any sums so expended shall become part of the Secured Obligations (as defined in the Pledge Agreement), provided, further, however, that Acquisition Sub and its subsidiaries need not pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by Acquisition Sub or such subsidiary on a timely basis in good faith and in appropriate proceedings, and Acquisition Sub or such subsidiary has established adequate reserves therefor on its books or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a material adverse effect on the business of Acquisition Sub or any subsidiary;

                  (k) Subsidiaries, Legal Existence. At all times, preserve and keep in full force and effect, or cause to be prepared and kept in full force and effect, its corporate existence, rights and franchises and the appropriate existence, rights and franchises of its subsidiaries, unless, in the good faith judgment of Acquisition Sub or its subsidiaries, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a material adverse effect on Acquisition Sub's or any of its subsidiaries' businesses;

                  (l)      ERISA.

                           (i) Comply with, cause its majority-owned
                  subsidiaries to comply with, and cause its other subsidiaries to comply with, the funding requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to employee benefit plans for its or their respective employees, and shall not permit, with respect to any employee benefit plan, any transaction that is either prohibited under ERISA or that results in, or may result in, Acquisition Sub or any of its subsidiaries incurring any material liability; and

                           (ii) Promptly, and in any event within five days,
                  upon (i) filing the same with the Department of Labor or Internal Revenue Service, furnish a copy of the most recent actuarial statement required to be submitted under ERISA to the Collateral Agent and (ii) receipt or dispatch, furnish to the Collateral Agent any notice, report or demand sent or received in respect of any ERISA requirement; and

                  (m) Compliance With Laws. Comply and cause its subsidiaries to comply, in all material respects, or cause compliance in all material respects with, all laws, ordinances, regulations or other governmental restrictions applicable to Acquisition Sub and its subsidiaries, and maintain and cause its subsidiaries to maintain all permits, franchises, governmental authorizations, licenses and concessions required or proper to operate its or their businesses as they are presently being operated.

         6. Negative Covenants. WorldCorp and Acquisition Sub hereby agree that, so long as any of the Notes are outstanding, neither they nor any of their majority-owned subsidiaries shall, and WorldCorp and Acquisition Sub shall use their best efforts, to not permit any other subsidiary, to:

                  (a) Indebtedness. Create, incur, assume, guarantee or suffer to exist any Indebtedness (as defined herein) except:

                           (i)      Indebtedness (as defined herein) to the
                  Lenders;

                           (ii) Indebtedness pursuant to the Revolving Credit
                  and Term Loan Agreement dated as of December 30, 1996 among FryeTech, the financial institution parties thereto referred to as Banks, and The First National Bank of Boston, as Agent for the Banks (as from time to time amended, supplemented or modified, the "Credit Agreement"), Permitted Supplier Debt (as defined in the Credit Agreement), Indebtedness made or permitted pursuant to Section 10.1 of the Credit Agreement and any other Indebtedness of Paper and its subsidiaries on the date hereof; and

                           (iii) Indebtedness, on the date hereof, of WorldCorp,
                  World Airways, Inc., a Delaware corporation ("World Airways"), and any of World Airways' subsidiaries; and

                           (iv) Bank Indebtedness, including, without
                  limitation, Indebtedness under Section 6(a)(iii), of World Airways, InteliData Technologies Corp., a Delaware corporation ("InteliData"), and any hereafter formed subsidiary or subsidiaries of Acquisition Sub formed pursuant to Section 6(d)(iii), which does not, in any event, exceed $25,000,000 as to any one of them or $50,000,000 to them in the aggregate;

                  (b)      Liens.

                           (i) Create, incur, assume or suffer to exist any
                  mortgage, pledge, hypothecation, assignment, encumbrance, charge or other lien, security interest or any interest or title of any vendor, lessor, lender or other secured party (each, a "Lien") upon any of the Pledged Collateral or any other property or assets of Acquisition Sub or any of its subsidiaries (other than pursuant to the Credit Agreement, or created, incurred, assumed, or suffered to be created, incurred or assumed pursuant to Section 10.2 of the Credit Agreement) whether now owned or hereafter acquired;

                           (ii) Transfer any such property or assets or income
                  or property therefrom for the purpose of subjecting the same to the payment of Indebtedness or the performance of any other obligation in priority to payment of its general creditors;

                           (iii) Acquire, or agree or have an option to acquire,
                  any property or assets upon conditional sale or title retention or purchase money security agreement, device or arrangement;

                           (iv) Suffer to exist for a period of more than thirty
                  days after the same shall have been incurred any Indebtedness or claim or demand against it that, if unpaid, would by law or upon bankruptcy or insolvency, or otherwise, be entitled to any priority whatsoever over its general creditors; or

                           (v) Sell, assign or otherwise transfer (except to the
                  extent permitted by Section 6(c) hereof) any accounts, contractual rights, general intangibles, chattel paper or instruments, with or without recourse;

                  provided, however, that Acquisition Sub and its subsidiaries may incur Liens (x) to the Lenders in compliance with the terms of the Transaction Documents, (y) imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of business and (z) to secure bank Indebtedness incurred pursuant to Section 6(a)(iv) but only if such Liens are for assets owned by the respective borrower of Indebtedness and do not create any lien upon the Pledged Collateral or the capital stock of Acquisition Sub or any now existing or hereafter formed subsidiary thereof;

                  (c) Dissolution, Sale of Assets. Dissolve, reorganize, liquidate, acquire or sell any of the assets or capital stock of or to any person or enter into any merger or consolidation with any person except (w) dispositions in the ordinary course of business consistent with past practice, other than the disposition of any capital stock,
         (x) other than pursuant to Section 6(d), (y) dispositions not in excess of $5,000,000 individually or $10,000,000 in the aggregate, other than the disposition of any capital stock, or (z) dispositions by InteliData of its interactive services or telecommunications divisions at their fair market value as determined by the Board of Directors of InteliData;

                  (d) Capital Ownership. Cause, permit or suffer any change in Acquisition Sub's or any of its now or hereafter existing subsidiaries' capital ownership, except (i) for the change resulting from the exercise of all or part of the Acquisition Sub Option or the or the Warrants, (ii) for the change resulting from issuances at fair market value of

         InteliData by InteliData in amounts not to exceed $10,000,000 in the aggregate and (iii) pursuant to the acquisition of a business by way of a purchase of stock, merger or asset acquisition; provided, however, that (w) no Event of Default exists prior to such acquisition (and is accompanied by a no-default certificate dated the date of the consummation of such transaction to that effect), (x) the consummation of such acquisition does not create a significant likelihood of an Event of Default (and is accompanied by a no-default certificate dated the date of the consummation of such transaction to that effect), (y) the stock (or comparable ownership interest) of the person formed or acquired pursuant to such acquisition, if any, is (I) 100% owned directly by Acquisition Sub or by one or more hereafter created subsidiaries of Acquisition Sub (and is not owned directly or indirectly, by any other direct or indirect subsidiary of Acquisition
         Sub) and (II) is pledged to the Collateral Agent, as Agent on behalf of the Lenders, and on its own behalf, which pledge grants them a perfected first priority security interest in such stock (or comparable ownership interest), and (z) the Previously Pledged Shares (as defined in the Pledge Agreement) have been released from the Prior Pledge and a perfected first priority security interest with respect to such shares is granted to the Collateral Agent, as Agent on behalf of the Lenders, and on its own behalf, under the Pledge Agreement;

                  (e) Investments, Loans and Other Transactions. Other than as expressly permitted under this Note, (i) make, permit or suffer any investment in, loan to, or any guarantee on behalf of, (ii) transfer, sell, lease or assign any assets owned by it (by operation of law or otherwise) to, or (iii) enter into, permit or suffer any other transaction directly or indirectly with or for the benefit of, any person, including, without limitation, investments in or for the benefit of any affiliate, subsidiary, joint venture or partnership, except for (w) transactions with Sun Capital or its assignee, (x) any merger or acquisition pursuant to Section 6(d)(iii) hereof, (y) investments in marketable direct or guaranteed obligations of the United States of America that mature within one year from the date of purchase by Acquisition Sub or such subsidiary and by Moody's Investors Services or "A 1" by Standard and Poor's and (z) investments by InteliData and World Airways that do not exceed $2,500,000 by any one of them or $5,000,000 in the aggregate;

                  (f) Dividends, Restricted Payments. Declare or pay any dividends, purchase any stock, provide for any return of capital or any other dividends or make any distribution of any kind on, or purchase, redeem or otherwise retire any of the capital stock of, Acquisition Sub's or any of its subsidiaries' outstanding capital stock or set aside any sum for any such purpose, including, without limitation, any repurchase of any capital stock of Acquisition Sub or any of its affiliates, or make any prepayment or other repurchase of any Indebtedness of Acquisition Sub or any of its subsidiaries, except that: (i) any party to either of the Tax Sharing Agreements may make a payment pursuant to such Tax Sharing Agreement; (ii) any subsidiary of Acquisition Sub may make a distribution to Acquisition Sub or its subsidiary that is used solely to (A) pay any principal or interest due on any of the Notes, (B) pay any amounts due under the Financial Consulting Agreement (subject to the limitations imposed by Section 6(o) hereof), (C) make any payment due to WorldCorp under the Management Agreement, (D) make a distribution permitted under Section 10.4 of the Credit Agreement and
         (E) make a distribution that is used solely to repay the Notes; and
         (iii) Paper and any direct or indirect subsidiary of Paper may make any payments permitted under Section 10.4 of the Credit Agreement;

                  (g) Business. Except as otherwise permitted by this Note, make any material change in its business, or in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, assets or business (by operation of law or otherwise) except in the ordinary course of business and for a fair consideration or dispose of any shares of stock or any Indebtedness, whether now owned or hereafter acquired, or, discount, sell, pledge, hypothecate or otherwise dispose of accounts receivable except to the Lenders and the Collateral Agent;

                  (h) Subsidiaries. Form any subsidiary or transfer any of its assets or property to any subsidiary or affiliate, or issue any capital stock (or sell any assets of such subsidiary) other than pursuant to any acquisition pursuant to Section 6(d)(iii) hereof;

                  (i) Amendments. Amend their articles or certificate of incorporation, or by-laws, except for amendments that do not adversely effect the holders of the Notes, or amend any of the Transaction Documents or any agreements between WorldCorp or Acquisition Sub, or any of their subsidiaries;

                  (j) Obligations Under the Notes. By amendment of its articles of incorporation, or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Notes, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Notes hereunder and under the Notes;

                  (k) Sale and Leaseback. Enter into any arrangement, directly or indirectly, whereby Acquisition Sub or any subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that Acquisition Sub or any subsidiary intends to use for substantially the same purpose as the property being sold or transferred, other than sales or transfers by World Airways that are consistent with past practice and do not exceed $5,000,000 individually or $10,000,000 in the aggregate;

                  (l)      Employee Benefit Plans.

                           (i) Engage in any non-exempt "prohibited transaction"
                  within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), that could result in a material liability for Acquisition Sub or any of its subsidiaries;

                           (ii) Permit any pension plan to incur an "accumulated
                  funding deficiency," as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived;

                           (iii) Fail to contribute to any pension plan in a
                  manner that could result in the imposition of a Lien on the assets of Acquisition Sub or any of its subsidiaries; or

                           (iv) Permit or take any action that could result in
                  the aggregate benefit liabilities (within the meaning of Section 4001 of ERISA) of all pension plans to exceed the value of the aggregate assets of such plans, disregarding for this purpose the benefit liabilities and assets of any such plan with assets equal to or in excess of its benefit liabilities;

                  (m) Stock Issuances. Except to the extent otherwise permitted by this Note:

                           (i) Issue any capital stock, or any options, warrants
                  or other instruments, or enter into any agreement or agreements that provide for the issuance of any capital stock, or class thereof, or that are convertible into any class of capital stock (other than issuances of shares of capital stock upon the exercise of options granted prior to the date hereof and the grant of stock options (and the shares of capital stock issuable upon the exercise of such options) permitted by currently existing stock option plans and in accordance therewith);

                           (ii) Amend any agreement or agreements that provide
                  for the issuance of any capital stock, or class thereof, of WorldCorp or Acquisition Sub, including, without limitation, any repricing or other revision to any of their agreements, options, warrants or other similar instruments, or to any of their agreements, options, warrants or other similar instruments that are convertible into any class of capital stock;

                           (iii) Amend any agreement or agreements that provide
                  for the issuance of any capital stock, or class thereof, of World Airways, including its options, warrants or other similar instruments, that has the effect of lengthening the term, increasing the number of shares issuable under, or repricing the exercise price of, such options, warrants or other similar instruments; or

                           (iv) Dispose of or license any rights or interests to
                  any intangible property, causing to or inject in the public domain or make public, or dispose of or license or disclose to any entity any intangible personal property not theretofore a matter of public knowledge;

                  (n) Affiliate Transactions. Enter into any transaction with, make any payment to or otherwise distribute any asset to any of its directors, officers, or stockholders or any affiliate of any such person, except for the Tax Sharing Agreements, the Management Agreement and transactions with Sun Capital or its assignee; and

                  (o) Certain Payments. Permit any payments to be made by Acquisition Sub to WorldCorp pursuant to the Management Agreement so long as a default or Event of Default pursuant to Section 7(a) hereof in any payments owed to the Lenders by Acquisition Sub or WorldCorp or any of their subsidiaries occurs and is continuing.

         For purposes of this Note, "Indebtedness" of any person shall mean (i) all indebtedness for borrowed money; (ii) obligations under leases that, in accordance with generally accepted accounting principles constitute capital leases; (iii) notes payable and drafts accepted (including, without limitation, cash overdrafts) representing extensions of credit, whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that person regardless of whether the indebtedness secured thereby shall have been assumed by that person or is non-recourse to the credit of that person; (vi) all guarantees, endorsements and other contingent obligations, whether direct or indirect, in respect of indebtedness of others, including, without limitation, any obligation to supply funds to, or in any manner to invest in, directly or indirectly, any person, to purchase indebtedness or to insure the owner of indebtedness against loss; (vii) obligations in respect of letters of credit; and (viii) any interest rate exchange transaction, pursuant to which a third party has agreed to pay such person an amount equal to the amount of interest on a notional amount of principal that would have been due and payable on such date.

         7. Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note.

                  (a) Nonpayment. Acquisition Sub shall fail to pay, on or before five business days after the date when due, any principal, interest or other amounts payable hereunder;

                  (b)      Breach.

                           (i) Acquisition Sub shall fail to comply with,
                  observe or perform in any material respect any of its covenants, agreements or obligations contained in the Transaction Documents and such failure shall not be cured or waived in accordance with the terms hereof or thereof within 30 days after the occurrence thereof;

                           (ii) Acquisition Sub, WorldCorp or any of their
                  respective subsidiaries shall default in the payment of any Indebtedness or other obligation owed to any person other than the Lender, or default in the performance or observance of the terms of any agreement, document or instrument pursuant to which such Indebtedness or other obligation pursuant to which such indebtedness or other obligation was created, secured or guaranteed, the effect of which default is to cause or permit the holder of such Indebtedness in excess of $1,000,000 or the obligee of such obligation to cause or permit the same to be due prior to its stated maturity; or

                           (iii) Acquisition Sub, WorldCorp or any of their
                  respective subsidiaries shall fail to comply with, observe, perform or otherwise breach any covenant, agreement, representation, warranty or other obligation to be performed by them or such subsidiary under any material agreement including, without limitation, the Credit Agreement, to which either of them or any of their respective subsidiaries is a party, and such failure shall not be cured or waived in accordance with the terms thereof and the result of which is reasonably likely to have a material adverse effect on the business, financial condition, results of operations or prospects of such person;

                  provided, however, that, until the day after the first anniversary of the date hereof, any default by WorldCorp pursuant to this Section 7(b) shall be an Event of Default only if the holder of such Indebtedness causes the same to be due prior to its stated maturity.

                  (c) Bankruptcy. (i) Acquisition Sub or WorldCorp or any of their subsidiaries shall suffer, or consent to or apply for, the appointment of a receiver, trustee, custodian, liquidator or other officer with similar powers to take possession of all or a substantial portion of its property or operate all or a substantial portion of its business or any of its property, or Acquisition Sub or any subsidiaries of Acquisition Sub or subsidiaries of WorldCorp shall generally fail to pay its or their debts as they become due, or Acquisition Sub or any of its subsidiaries or any of WorldCorp's subsidiaries shall admit in writing its inability to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; or (ii) Acquisition Sub, WorldCorp or any of their respective subsidiaries shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the United States Bankruptcy Code, Title 11 of the United States Code, as amended or recodified from time to time (the "Bankruptcy Code") or under any state or federal law granting relief to debtors, whether now or hereafter in effect (or the board of directors shall adopt any resolution or otherwise authorize action to approve any of the foregoing); or (iii) any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Acquisition Sub, WorldCorp or any of their respective subsidiaries;

                  (d) Judgments, Etc. The entry of any judgment against Acquisition Sub, WorldCorp or any of their respective subsidiaries, or any attachment, levy or execution against any property of Acquisition Sub, WorldCorp or any of their respective subsidiaries, other than judgments, attachments, levies or executions that, individually or in the aggregate, do not have a material adverse effect on the business of Acquisition Sub, WorldCorp or any of their respective subsidiaries, as the case may be; or

                  (e) Dissolution or Liquidation. Acquisition Sub or any affiliate of Acquisition Sub shall dissolve or liquidate, or there shall be commenced an action for the involuntary dissolution of Acquisition Sub, WorldCorp or any of their respective subsidiaries that is not contested by an appropriate proceeding promptly instituted and diligently prosecuted.

                  (f) Certain Corporate Action. The Board of Directors of Acquisition Sub, WorldCorp or any of their subsidiaries shall vote to adopt, authorize or otherwise approve any action that would result in the breach of any covenant or agreement in any of the Transaction Documents or that is itself an Event of Default.

         8.       Remedies.  Upon the occurrence of an Event of Default:

                  (a) Acceleration. If an Event of Default occurs and is continuing under Section 7 hereof, the holders of more than 50% of the outstanding principal amount of the Notes (the "Majority in Interest"), in accordance with the provisions of the Collateral Agent Agreement (as amended, supplemented or modified, the "Collateral Agent Agreement") among the Collateral Agent and all of the holders of the Notes, upon written notice to Acquisition Sub, may cause the Collateral Agent to declare the unpaid principal amount of this Note to be, and the same shall thereupon become, due and payable, together with any and all accrued interest thereon and all costs payable pursuant to this Note, without presentment, demand, protest, diligence, any additional notice whatsoever or other requirements of any kind, all of which are hereby expressly waived by Acquisition Sub, except as otherwise required by applicable law.

                  (b) Enforcement. If an Event of Default occurs and is continuing under Section 7 hereof, a Majority in Interest may, without notice to or demand upon Acquisition Sub, which are hereby expressly waived by Acquisition Sub, cause the Collateral Agent to proceed in accordance with the provisions of the Collateral Agent Agreement to protect, exercise and enforce the rights and remedies of the Lenders under the Notes against Acquisition Sub, and such other rights and remedies as are provided by law or equity. Such proceeding may take place either by suit in equity or by action at law, or both, and may be for specific performance of any covenant or agreement contained in this Note or in the aid of the exercise of any power granted in this Note.

                  (c)      Control of Board.

                           (i) For so long as any of the Notes remain
                  outstanding, if an Event of Default occurs and is continuing under Section 7 hereof, a Majority in Interest (or the Collateral Agent, as instructed by a Majority in Interest) may designate an additional number of directors to the Board of Directors of Acquisition Sub that constitute a majority of such Board of Directors, and WorldCorp and Acquisition Sub shall take all necessary action to effect the election of such directors, including, without limitation, effecting any amendments to the certificate of incorporation and by-laws of Acquisition Sub as may be necessary to permit the election of, and voting for, such additional directors.

                           (ii) For so long as any of the Notes remain
                  outstanding, if an Event of Default occurs and is continuing under Section 7 hereof, WorldCorp and Acquisition Sub shall allow two designated representatives of the Collateral Agent to attend all meetings of their respective Boards of Directors (which such representatives shall have all of the privileges and benefits of a Director of their respective Boards of Directors, except voting rights, but shall have none of the duties, responsibilities or liabilities of such Directors by virtue of attendance at such meetings or the failure to attend the same), give the Collateral Agent the same information that is provided to such Directors at such meetings and give the Collateral Agent the same notice of such meetings that is provided to Directors of WorldCorp and Acquisition Sub.

                           (iii) For so long as any of the Notes remain
                  outstanding, if an Event of Default occurs and is continuing under Section 7 hereof, WorldCorp and Acquisition Sub shall use their best efforts to cause their respective Subsidiaries, InteliData, World Airways and Paper, to each allow two designated representatives of the Collateral Agent to attend all meetings of their respective Boards of Directors (which such representatives shall have all of the privileges and benefits of a Director of their respective Boards of Directors, except voting rights, but shall have none of the duties, responsibilities or liabilities of such Directors by virtue of attendance at such meetings or the failure to attend the same), give the Collateral Agent the same information that is provided to such direction at such meetings and give the Collateral Agent the same notice of such meetings that is provided to their respective Directors.

                  (d) Waiver. If an Event of Default occurs and is continuing under Section 7 hereof, only a Majority in Interest (or the Collateral Agent, as instructed by a Majority in Interest) may waive such Event of Default.

         9.       Miscellaneous.

                  (a) Subscription and Contribution Agreement. This Note has been delivered pursuant to the Contribution Agreement, and is subject to all of the terms and conditions thereof.

                  (b) Collateral Agent May Perform. The Collateral Agent may perform any act that a Majority in Interest is permitted to perform hereunder so long as the Collateral Agent is authorized to perform such act by a Majority in Interest, either pursuant to the Collateral Agent Agreement or otherwise.

                  (c) Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

                           (i) In any litigation in any court with respect to,
                  in connection with, or arising out of this Note or any instrument or document delivered pursuant to this Note, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between Acquisition Sub or WorldCorp, on one hand, and the Lender, on the other hand, Acquisition Sub and WorldCorp, to the fullest extent they may legally do so,
                  (i) waive the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action and (ii) WAIVE TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. ACQUISITION SUB AND WORLDCORP AGREE THAT THIS SECTION 9(c) IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND ACKNOWLEDGE THAT THE LENDER WOULD NOT EXTEND ANY CREDIT TO ACQUISITION SUB HEREUNDER IF THIS SECTION 9(c) WERE NOT PART OF THIS NOTE.

                           (ii) Acquisition Sub and WorldCorp hereby irrevocably
                  consent to the exclusive jurisdiction of any State or Federal Court located within the County of Palm Beach, State of Florida, in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise. In any such litigation, Acquisition Sub and WorldCorp waive, to the fullest extent they may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to Acquisition Sub at its address set on the first page hereof or to WorldCorp at its address for notices in the Pledge Agreement. Acquisition Sub and WorldCorp hereby waive, to the fullest extent they may effectively do so, the defenses of forum non conveniens and improper venue.

                  (d) Notice. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address set forth above with a copy to the Collateral Agent as set forth in the Collateral Agent Agreement (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (i) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid; (ii) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise actually delivered to the addressee. Copies may be sent by regular first-class mail, postage prepaid, to such person(s) as a party may direct from time to time by notice to the others, but failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a party.

                  (e) Amendments and Modification. No provision hereof may be altered, amended, waived or limited except by written instrument expressly referring to this Note and to such provision and executed by Acquisition Sub and the Collateral Agent.

                  (f) Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to principles of conflicts or choice of law (or any other law that would make any substantive laws of any state other than the State of Delaware applicable hereto).

                  (g) Expenses. Acquisition Sub shall pay or reimburse within 30 days of demand therefore by the Collateral Agent or any Lender any and all reasonable out-of-pocket costs and expenses incurred by the Collateral Agent or any Lender, whether directly or indirectly, in connection with the enforcement and adjudication of this Note. The Collateral Agent and any such Lender shall endeavor to provide reasonable documentation in connection with any demand for payment under this Section.

                  (h) Captions; Certain Definitions. The section and paragraph headings contained in this Note are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Note. All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Contribution Agreement. As used in this
         Note: (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended; and (iii) the term "subsidiary" of any person shall mean any person of which more than 20% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, is, at the time, owned or controlled, directly or indirectly, by that person, or one or more subsidiaries of that person, or a combination thereof and, in any event, shall include InteliData, with respect to WorldCorp, and Paper and World Airways with respect to Acquisition Sub (for the purposes hereof, World Airways shall be a "majority-owned" subsidiary of Acquisition Sub).

                  (i) Not Negotiable. This Note is not negotiable. It may be assigned without the consent of Acquisition Sub; provided, however, that it shall be a condition of any transfer that the transferee of this Note must sign the Collateral Agent Agreement as a Lender thereunder.

                  (j) Presentment. Presentment for payment, notice of dishonor, protest and notice of protest are hereby each waived by Acquisition Sub. Any other waiver or consent respecting this Note shall be effective only if in writing and granted by a Majority in Interest in accordance with the Collateral Agent Agreement and then only in the specific instance and for the specific purpose for which given. No such other waiver or consent shall be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a Majority in Interest at any time or times to require performance of, or to exercise the Lender's rights with respect to, any term or provision of this Note in no manner shall affect a Majority in Interest's right at a later time to enforce any such term or provision. No notice to or demand on Acquisition Sub in any case shall entitle such party to any other or further notice or demand. All rights, powers, privileges, remedies and other interests of the Lender under this Note and applicable law are cumulative and not alternatives.

                  (k) Entire Agreement. This Note contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.


                   [THE REST OF THIS PAGE INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, Acquisition Sub and WorldCorp have executed and delivered this Note as of the date first written above.

                                          WORLDCORP ACQUISITION CORP.


                                          By:  ________________________
                                                   Name:
                                                   Title:

                                          Solely as to Sections 4, 5,
                                          8, 9(c) and 9(d):
                                          WORLDCORP.


                                          By:  ________________________
                                                 Name:
                                                 Title:

                                                                     Exhibit B-2

                     MANY OF THE RIGHTS OF THE LENDER UNDER
                     THIS NOTE ARE SUBJECT TO A COLLATERAL
                     AGENT AGREEMENT DATED THE DATE HEREOF

                   ONE-YEAR 8% SENIOR SECURED PROMISSORY NOTE

                                                            New York, New York
$________                                                   _________, 1998


                  FOR VALUE RECEIVED, the undersigned, WORLDCORP ACQUISITION CORP., a Delaware corporation having an office at 13873 Park Center Road, Herndon, Virginia 20171 ("Acquisition Sub"), hereby promises to pay to the order of _____________________ _______________________ (the "Lender"), at
_____________________________________ _________________________, or at such other place as may be designated from time to time in writing by the Lender, the principal sum of ______________________________________ ____________ ($______)
(the "Principal"), plus interest, all as provided in this promissory note (as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein, the "Note"; and, together with all of Acquisition Sub's other one-year 8% Senior Secured Promissory Notes, the "Notes"; the holders of the Notes are referred to herein as the "Lenders").

         1. Interest. Acquisition Sub promises to pay interest on the principal amount of this Note to Lender at the rate and in the manner specified herein.

                  (a) Interest Rate. Interest on the unpaid principal amount of this Note shall accrue at a rate of eight percent (8%) per annum, compounded quarterly (the "Interest Rate").

                  (b) Payment of Interest. Interest on the principal amount of this Note shall be paid, in cash, in arrears on the last day of February, May, August and November of each year (commencing May 30,
         1998), or if any such day is not a business day, on the next succeeding business day (each, an "Interest Payment Date").

                  (c) Miscellaneous Provisions Relating to Interest. Interest shall be computed for the actual number of days elapsed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the issuance date of this Note.

                  (d)      Maximum Interest Rate; Compensation for Reduction.

                           (i) Maximum Interest Rate. In no event shall the
                  interest rate payable with respect to this Note exceed the maximum rate of interest permitted to be charged under applicable law (the "Maximum Rate"). If the amount of interest payable for the account of the Lender on any Interest Payment Date in respect of the immediately preceding quarter would exceed the Maximum Rate, the amount of interest payable for Lender's account on such Interest Payment Date shall automatically be reduced to the Maximum Rate.

                           (ii) Compensation for Reduction. If the amount of
                  interest payable for the Lender's account in respect of any interest computation period hereunder is reduced pursuant to clause (i) of this Section 1(d) because the amount of interest payable for the account of the Lender would exceed the Maximum Rate and the amount of interest payable for the Lender's account in respect of any subsequent interest computation period would be less than the Maximum Rate, then the amount of interest payable for the Lender's account in respect of such subsequent interest computation period shall be automatically increased to such Maximum Rate, until such time as the aggregate amount by which interest had been reduced pursuant to clause (i) of this subsection (d) is restored.

         2.       Payments.

                  (a) In addition to any interest due on each Interest Payment Date, Acquisition Sub shall pay $250,000 of principal to the Lender on each such date. Acquisition Sub shall pay any outstanding principal and unpaid interest on March 1, 1999.

                  (b) All payments under or pursuant to this Note shall be made in United States Dollars, by check or wire transfer of immediately available funds, to the Lender at its office set forth in the first paragraph of this Note or to such other person and/or address as Lender shall designate in writing.

         3. Acceleration. If while this Note remains outstanding there occurs either a Sale (as hereafter defined) or an Initial Public Offering (as hereafter defined), then the entire outstanding principal amount of and interest on this Note shall immediately become due and payable unless waived by a Majority in Interest (as defined herein). For purposes hereof:

                  "Sale" shall mean a single transaction or a series of related transactions having the effect of (i) the sale or other transfer of all or substantially all of the assets, rights and properties of Acquisition Sub to a third party, (ii) the merger or consolidation of Acquisition Sub with or into an unaffiliated third party, or (iii) the sale or other transfer of a majority of the issued and outstanding voting securities of Acquisition Sub to one or more persons.

                  "Initial Public Offering" shall mean an underwritten public offering of Acquisition Sub's (or any of its subsidiaries') common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended (other than any registration statement relating to warrants, options or shares of capital stock of Acquisition Sub granted or to be granted or sold primarily to employees, directors, or officers of Acquisition Sub, a registration statement filed pursuant to Rule 145 under the Securities Act or any successor rule, a registration statement relating to employee benefit plans or interests therein).

         4. Security. The full payment by Acquisition Sub to the Lender of the Principal amount hereof, together with all accrued interest thereon, shall be guaranteed by WorldCorp, Inc., a Delaware corporation ("WorldCorp"), in accordance with the terms and provisions of a Guaranty dated April 20, 1998 in favor of the holders of the Notes and shall be secured (the "Pledge") by certain assets in accordance with the terms and provisions of a Pledge Agreement (the "Pledge Agreement") dated April 20, 1998 among WorldCorp, Acquisition Sub, and Sun Paper Advisors, Inc., a Florida corporation, as collateral agent (the "Collateral Agent").

         5. Affirmative Covenants. Acquisition Sub and WorldCorp hereby agree that so long as this Note is outstanding, Acquisition Sub and WorldCorp shall:

                  (a) Further Assurances. Execute and deliver, and cause each of Acquisition Sub's subsidiaries to execute and deliver, any and all documents and instruments in connection with the transactions contemplated by the Transaction Documents (as defined herein), including financing statements and continuation statements, as the Collateral Agent shall require;

                  (b) Books and Records. Maintain its books and records in a true, accurate and commercially reasonable manner and grant to the Collateral Agent, its employees, agents, accountants and attorneys, subject to the confidentiality provision (the "Confidentiality Provision") of Section 7 of the Collateral Agent Agreement among the Collateral Agent and the Lenders, reasonable access thereto, including, without limitation, authorization to communicate directly with the Accountant (as defined herein) and authorization of the Accountant to disclose to the Collateral Agent any and all financial statements and other supporting financial documents and schedules (including copies of any management letter with respect to the business, financial condition and other affairs of Acquisition Sub or any of its subsidiaries), for the purpose of inspection and make extracts therefrom at all reasonable times and as often as the Collateral Agent may reasonably require, and pay all reasonable and actual fees, costs and expenses of the Collateral Agent in connection therewith;

                  (c)      Deliveries.  Deliver to the Collateral Agent:

                           (i) Within 90 days after the last day of each fiscal
                  year of Acquisition Sub, an audited consolidated balance sheet of Acquisition Sub (and all of its consolidated subsidiaries), together with a related consolidating balance sheet for the fiscal year then ended and related, audited consolidated statements for profit and loss and retained earnings, and a reconciliation of net worth and a statement of cash flows for the year then ended, together with related supplemental consolidating statements, each prepared by management of Acquisition Sub in accordance with generally accepted accounting principles consistently applied, in reasonable detail and certified without qualification or limitation by KPMG Peat

                  Marwick LLP or another certified public accountant acceptable to the Collateral Agent (the "Accountant") and accompanied by a certificate executed by the Chief Executive Officer and the Chief Financial Officer of Acquisition Sub confirming that as of the last day of such fiscal year, and as of the date of such certificate, no defaults existed or exist under the Notes (a "no-default certificate");

                           (ii) Within 45 days after the last day of each of the
                  first, second and third fiscal quarters of Acquisition Sub, the foregoing consolidated and consolidating financial statements for the fiscal quarter then ended, each compiled and prepared by the Chief Financial Officer and Chief Executive Officer of Acquisition Sub and accompanied by a no-default certificate;

                           (iii) Within 30 days after the last day of each
                  month, the foregoing consolidated and consolidating financial statements for the month then ended, accompanied by a no-default certificate;

                           (iv) Copies of any reports submitted to Acquisition
                  Sub by its Accountant in connection with any annual or interim audit or review of the books of Acquisition Sub and its subsidiaries conducted by such Accountant, subject to the Confidentiality Provision;

                           (v) Copies of all federal, state, local and foreign
                  tax returns of Acquisition Sub and each of its subsidiaries, within 30 days after such tax returns have been filed with the applicable governmental authorities, subject to the Confidentiality Provision;

                           (vi) Not later than the beginning of each fiscal year
                  of Acquisition Sub, any projections, including, without limitation, any projected annual operating budgets, of Acquisition Sub and each of its subsidiaries and, if applicable, any updated projections promptly upon completion of such updated projections, subject to the Confidentiality Provision; and

                           (vii) From time to time, any other financial data and
                  financial information as the Lender or the Collateral Agent may reasonably request, subject to the Confidentiality Provision.

                  (d) Mark Books and Records. Mark Acquisition Sub's and each of its subsidiaries' books and records to evidence the Lenders' security interest upon the Pledged Collateral;

                  (e) Certain Expenses. On demand, to pay all reasonable costs and expenses incurred by the Collateral Agent or the Lenders (including reasonable attorneys' fees) in perfecting, protecting or realizing upon the Pledged Collateral (as defined in the Pledge Agreement), or otherwise enforcing or preserving any of its or their rights under or in connection with the Notes, the Pledge Agreement, the Subscription and Contribution

         Agreement (the "Contribution Agreement") dated the date hereof among WorldCorp, Acquisition Sub, Paper Acquisition Corp., a Delaware corporation ("Paper"), and certain stockholders of Paper, the Guaranty dated April 20, 1998 granted by WorldCorp in favor of the Collateral Agent on behalf of Lenders, each Warrant Agreement (collectively, the "Warrants") between WorldCorp and one of the Lenders pursuant to which such Lender may acquire shares of Acquisition Sub's capital stock owned by WorldCorp, the Tax Sharing Agreement between WorldCorp and Acquisition Sub and the Tax Sharing Agreement between Paper and Acquisition Sub (together with the Tax Sharing Agreement between WorldCorp and Acquisition Sub and the Amended and Restated Tax Sharing Agreement dated April 20, 1998 hereof among Paper, Frye Acquisition, Inc., Frye Carbon Products, Inc., FryeTech, Inc. ("FryeTech") and Frye Carbon Products, Ltd., the "Tax Sharing Agreements" and, together with all of the foregoing, the "Loan Documents"), or in connection with the administration, interpretation, modification or amendment of the Loan Documents. Until the Collateral Agent is so reimbursed, such costs and expenses, including interest thereon at the rate charged hereon, shall become part of the Secured Obligations;

                  (f) Notices. Promptly, and in any event within five days after an officer of Acquisition Sub obtains notice thereof, give, notice to the Collateral Agent and the Lender of:

                           (i) The occurrence of any event that constitutes an Event of Default (as defined herein);

                           (ii) Any pending or threatened litigation or
                  governmental investigation or proceeding pending against Acquisition Sub or any of its subsidiaries that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Acquisition Sub or any of its subsidiaries;

                           (iii) Any judgment not covered by insurance against
                  Acquisition Sub or any of its subsidiaries, final or otherwise, in an amount in excess of $100,000;

                           (iv) Any (A) violation of any environmental law by
                  Acquisition Sub or any of its subsidiaries or (B) inquiry, proceeding, investigation or other action, including, without limitation, a notice, from any federal, state, local or foreign environmental agency or board, that has the potential to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Acquisition Sub or any of its subsidiaries;

                           (v) Any setoff, claim, withholding or other defense
                  to which any of the Pledged Collateral, or the Lender's rights with respect to the Pledged Collateral, is subject; and

                           (vi) Any change in the name under which Acquisition
                  Sub or any subsidiary thereof conducts its business, any change of the location of the chief executive office of Acquisition Sub or any subsidiary thereof and the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where any of the Pledged Collateral, or any part thereof, or the books and records, or any part thereof, are kept;

                  (g) Consents, Etc. Under Transaction Documents. Furnish or cause to be furnished to the Lender and the Collateral Agent, any consents, approvals, waivers or modifications delivered or received by Acquisition Sub or any of its subsidiaries pursuant to any of the Loan Documents, the Financial Consulting Agreement (the "Consulting Agreement") dated April 20, 1998 among Sun Capital Partners, Inc., a Florida corporation ("Sun Capital"), WorldCorp and Acquisition Sub, the Option Agreement (the "WorldCorp Option") dated April 20, 1998 between WorldCorp and Sun Capital, the Option Agreement dated April 20, 1998 between Acquisition Sub and Sun Capital (the "Acquisition Sub Option"; the WorldCorp Option and the Acquisition Sub Option are referred to herein as the "Options"), the Management Agreement (the "Management Agreement") dated April 20, 1998 between WorldCorp and Acquisition Sub, (together with the Options and the Loan Documents, the "Transaction Documents"), promptly, and in any event within five days, upon receipt or delivery thereof;

                  (h) Insurance. Maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its and its subsidiaries' properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar businesses and similarly situated;

                  (i) Maintenance of Properties; Conduct of Business. Maintain and keep, or cause to be maintained and kept, its and its subsidiaries' properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times and continue to engage, and cause each of its subsidiaries to continue to engage, in the businesses now conducted by them and in related businesses, provided, however, that this Section 5(i) shall not prevent Acquisition Sub or its subsidiaries from discontinuing the operation and the maintenance of any of its or their properties if such discontinuance is desirable in the conduct of its or their businesses and Acquisition Sub or such subsidiaries has reasonably concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business of Acquisition Sub or its subsidiaries; provided, further, however, that this Section 5(i) shall not prevent Acquisition Sub or any subsidiary formed after the date hereof, from acquiring a business pursuant to Section 6(d)(ii) hereof;

                  (j) Taxes. Duly and timely file, or cause to be filed, all tax returns required to be filed in any jurisdiction and duly and timely pay and discharge all taxes required to be paid and discharged, including, without limitation, all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on it or any of its subsidiaries or any of its of their properties, assets, income or franchises, to the extent such taxes, assessments, charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a lien on properties or assets of Acquisition Sub or any of its subsidiaries; provided, however, the Collateral Agent may, at its option, pay any liens and security interests upon the Pledged Collateral and any sums so expended shall become part of the Secured Obligations (as defined in the Pledge Agreement), provided, further, however, that Acquisition Sub and its subsidiaries need not pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by Acquisition Sub or such subsidiary on a timely basis in good faith and in appropriate proceedings, and Acquisition Sub or such subsidiary has established adequate reserves therefor on its books or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a material adverse effect on the business of Acquisition Sub or any subsidiary;

                  (k) Subsidiaries, Legal Existence. At all times, preserve and keep in full force and effect, or cause to be prepared and kept in full force and effect, its corporate existence, rights and franchises and the appropriate existence, rights and franchises of its subsidiaries, unless, in the good faith judgment of Acquisition Sub or its subsidiaries, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a material adverse effect on Acquisition Sub's or any of its subsidiaries' businesses;

                  (l)      ERISA.

                           (i) Comply with, cause its majority-owned
                  subsidiaries to comply with, and cause its other subsidiaries to comply with, the funding requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to employee benefit plans for its or their respective employees, and shall not permit, with respect to any employee benefit plan, any transaction that is either prohibited under ERISA or that results in, or may result in, Acquisition Sub or any of its subsidiaries incurring any material liability; and

                           (ii) Promptly, and in any event within five days,
                  upon (i) filing the same with the Department of Labor or Internal Revenue Service, furnish a copy of the most recent actuarial statement required to be submitted under ERISA to the Collateral Agent and (ii) receipt or dispatch, furnish to the Collateral Agent any notice, report or demand sent or received in respect of any ERISA requirement; and

                  (m) Compliance With Laws. Comply and cause its subsidiaries to comply, in all material respects, or cause compliance in all material respects with, all laws, ordinances, regulations or other governmental restrictions applicable to Acquisition Sub and its subsidiaries, and maintain and cause its subsidiaries to maintain all permits, franchises, governmental authorizations, licenses and concessions required or proper to operate its or their businesses as they are presently being operated.

         6. Negative Covenants. WorldCorp and Acquisition Sub hereby agree that, so long as any of the Notes are outstanding, neither they nor any of their majority-owned subsidiaries shall, and WorldCorp and Acquisition Sub shall use their best efforts, to not permit any other subsidiary, to:

                  (a) Indebtedness. Create, incur, assume, guarantee or suffer to exist any Indebtedness (as defined herein) except:

                           (i)      Indebtedness (as defined herein) to the
                  Lenders;

                           (ii) Indebtedness pursuant to the Revolving Credit
                  and Term Loan Agreement dated as of December 30, 1996 among FryeTech, the financial institution parties thereto referred to as Banks, and The First National Bank of Boston, as Agent for the Banks (as from time to time amended, supplemented or modified, the "Credit Agreement"), Permitted Supplier Debt (as defined in the Credit Agreement), Indebtedness made or permitted pursuant to Section 10.1 of the Credit Agreement and any other Indebtedness of Paper and its subsidiaries on the date hereof; and

                           (iii) Indebtedness, on the date hereof, of WorldCorp,
                  World Airways, Inc., a Delaware corporation ("World Airways"), and any of World Airways' subsidiaries; and

                           (iv) Bank Indebtedness, including, without
                  limitation, Indebtedness under Section 6(a)(iii), of World Airways, InteliData Technologies Corp., a Delaware corporation ("InteliData"), and any hereafter formed subsidiary or subsidiaries of Acquisition Sub formed pursuant to Section 6(d)(iii), which does not, in any event, exceed $25,000,000 as to any one of them or $50,000,000 to them in the aggregate;

                  (b)      Liens.

                           (i) Create, incur, assume or suffer to exist any
                  mortgage, pledge, hypothecation, assignment, encumbrance, charge or other lien, security interest or any interest or title of any vendor, lessor, lender or other secured party (each, a "Lien") upon any of the Pledged Collateral or any other property or assets of Acquisition Sub or any of its subsidiaries (other than pursuant to the Credit Agreement, or created, incurred, assumed, or suffered to be created, incurred or assumed pursuant to Section 10.2 of the Credit Agreement) whether now owned or hereafter acquired;

                           (ii) Transfer any such property or assets or income
                  or property therefrom for the purpose of subjecting the same to the payment of Indebtedness or the performance of any other obligation in priority to payment of its general creditors;

                           (iii) Acquire, or agree or have an option to acquire,
                  any property or assets upon conditional sale or title retention or purchase money security agreement, device or arrangement;

                           (iv) Suffer to exist for a period of more than thirty
                  days after the same shall have been incurred any Indebtedness or claim or demand against it that, if unpaid, would by law or upon bankruptcy or insolvency, or otherwise, be entitled to any priority whatsoever over its general creditors; or

                           (v) Sell, assign or otherwise transfer (except to the
                  extent permitted by Section 6(c) hereof) any accounts, contractual rights, general intangibles, chattel paper or instruments, with or without recourse;

                  provided, however, that Acquisition Sub and its subsidiaries may incur Liens (x) to the Lenders in compliance with the terms of the Transaction Documents, (y) imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of business and (z) to secure bank Indebtedness incurred pursuant to Section 6(a)(iv) but only if such Liens are for assets owned by the respective borrower of Indebtedness and do not create any lien upon the Pledged Collateral or the capital stock of Acquisition Sub or any now existing or hereafter formed subsidiary thereof;

                  (c) Dissolution, Sale of Assets. Dissolve, reorganize, liquidate, acquire or sell any of the assets or capital stock of or to any person or enter into any merger or consolidation with any person except (w) dispositions in the ordinary course of business consistent with past practice, other than the disposition of any capital stock,
         (x) other than pursuant to Section 6(d), (y) dispositions not in excess of $5,000,000 individually or $10,000,000 in the aggregate, other than the disposition of any capital stock, or (z) dispositions by InteliData of its interactive services or telecommunications divisions at their fair market value as determined by the Board of Directors of InteliData;

                  (d) Capital Ownership. Cause, permit or suffer any change in Acquisition Sub's or any of its now or hereafter existing subsidiaries' capital ownership, except (i) for the change resulting from the exercise of all or part of the Acquisition Sub Option or the Warrants,
         (ii) for the change resulting from issuances at fair market value of InteliData by

         InteliData in amounts not to exceed $10,000,000 in the aggregate and
         (iii) pursuant to the acquisition of a business by way of a purchase of stock, merger or asset acquisition; provided, however, that (w) no Event of Default exists prior to such acquisition (and is accompanied by a no-default certificate dated the date of the consummation of such transaction to that effect), (x) the consummation of such acquisition does not create a significant likelihood of an Event of Default (and is accompanied by a no-default certificate dated the date of the consummation of such transaction to that effect), (y) the stock (or comparable ownership interest) of the person formed or acquired pursuant to such acquisition, if any, is (I) 100% owned directly by Acquisition Sub or by one or more hereafter created subsidiaries of Acquisition Sub (and is not owned directly or indirectly, by any other direct or indirect subsidiary of Acquisition Sub) and (II) is pledged to the Collateral Agent, as Agent on behalf of the Lenders, and on its own behalf, which pledge grants them a perfected first priority security interest in such stock (or comparable ownership interest), and
         (z) the Previously Pledged Shares (as defined in the Pledge Agreement) have been released from the Prior Pledge and a perfected first priority security interest with respect to such shares is granted to the Collateral Agent, as Agent on behalf of the Lenders, and on its own behalf, under the Pledge Agreement;

                  (e) Investments, Loans and Other Transactions. Other than as expressly permitted under this Note, (i) make, permit or suffer any investment in, loan to, or any guarantee on behalf of, (ii) transfer, sell, lease or assign any assets owned by it (by operation of law or otherwise) to, or (iii) enter into, permit or suffer any other transaction directly or indirectly with or for the benefit of, any person, including, without limitation, investments in or for the benefit of any affiliate, subsidiary, joint venture or partnership, except for (w) transactions with Sun Capital or its assignee, (x) any merger or acquisition pursuant to Section 6(d)(iii) hereof, (y) investments in marketable direct or guaranteed obligations of the United States of America that mature within one year from the date of purchase by Acquisition Sub or such subsidiary and by Moody's Investors Services or "A 1" by Standard and Poor's and (z) investments by InteliData and World Airways that do not exceed $2,500,000 by any one of them or $5,000,000 in the aggregate;

                  (f) Dividends, Restricted Payments. Declare or pay any dividends, purchase any stock, provide for any return of capital or any other dividends or make any distribution of any kind on, or purchase, redeem or otherwise retire any of the capital stock of, Acquisition Sub's or any of its subsidiaries' outstanding capital stock or set aside any sum for any such purpose, including, without limitation, any repurchase of any capital stock of Acquisition Sub or any of its affiliates, or make any prepayment or other repurchase of any Indebtedness of Acquisition Sub or any of its subsidiaries, except that: (i) any party to either of the Tax Sharing Agreements may make a payment pursuant to such Tax Sharing Agreement; (ii) any subsidiary of Acquisition Sub may make a distribution to Acquisition Sub or its subsidiary that is used solely to (A) pay any principal or interest due on any of the Notes, (B) pay any amounts due under the Financial Consulting Agreement (subject to the limitations imposed by Section 6(o) hereof), (C) make any payment due to WorldCorp under the Management Agreement, (D) make a distribution permitted under Section
         10.4 of the Credit Agreement and (E) make a distribution that is used solely to repay the Notes; and (iii) Paper and any direct or indirect subsidiary of Paper may make any payments permitted under Section 10.4 of the Credit Agreement;

                  (g) Business. Except as otherwise permitted by this Note, make any material change in its business, or in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, assets or business (by operation of law or otherwise) except in the ordinary course of business and for a fair consideration or dispose of any shares of stock or any Indebtedness, whether now owned or hereafter acquired, or, discount, sell, pledge, hypothecate or otherwise dispose of accounts receivable except to the Lenders and the Collateral Agent;

                  (h) Subsidiaries. Form any subsidiary or transfer any of its assets or property to any subsidiary or affiliate, or issue any capital stock (or sell any assets of such subsidiary) other than pursuant to any acquisition pursuant to Section 6(d)(iii) hereof;

                  (i) Amendments. Amend their articles or certificate of incorporation, or by-laws, except for amendments that do not adversely effect the holders of the Notes, or amend any of the Transaction Documents or any agreements between WorldCorp or Acquisition Sub, or any of their subsidiaries;

                  (j) Obligations Under the Notes. By amendment of its articles of incorporation, or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Notes, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Notes hereunder and under the Notes;

                  (k) Sale and Leaseback. Enter into any arrangement, directly or indirectly, whereby Acquisition Sub or any subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that Acquisition Sub or any subsidiary intends to use for substantially the same purpose as the property being sold or transferred, other than sales or transfers by World Airways that are consistent with past practice and do not exceed $5,000,000 individually or $10,000,000 in the aggregate;

                  (l)      Employee Benefit Plans.

                           (i) Engage in any non-exempt "prohibited transaction"
                  within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), that could result in a material liability for Acquisition Sub or any of its subsidiaries;

                           (ii) Permit any pension plan to incur an "accumulated
                  funding deficiency," as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived;

                           (iii) Fail to contribute to any pension plan in a
                  manner that could result in the imposition of a Lien on the assets of Acquisition Sub or any of its subsidiaries; or

                           (iv) Permit or take any action that could result in
                  the aggregate benefit liabilities (within the meaning of Section 4001 of ERISA) of all pension plans to exceed the value of the aggregate assets of such plans, disregarding for this purpose the benefit liabilities and assets of any such plan with assets equal to or in excess of its benefit liabilities;

                  (m) Stock Issuances. Except to the extent otherwise permitted by this Note:

                           (i) Issue any capital stock, or any options, warrants
                  or other instruments, or enter into any agreement or agreements that provide for the issuance of any capital stock, or class thereof, or that are convertible into any class of capital stock (other than issuances of shares of capital stock upon the exercise of options granted prior to the date hereof and the grant of stock options (and the shares of capital stock issuable upon the exercise of such options) permitted by currently existing stock option plans and in accordance therewith);

                           (ii) Amend any agreement or agreements that provide
                  for the issuance of any capital stock, or class thereof, of WorldCorp or Acquisition Sub, including, without limitation, any repricing or other revision to any of their agreements, options, warrants or other similar instruments, or to any of their agreements, options, warrants or other similar instruments that are convertible into any class of capital stock;

                           (iii) Amend any agreement or agreements that provide
                  for the issuance of any capital stock, or class thereof, of World Airways, including its options, warrants or other similar instruments, that has the effect of lengthening the term, increasing the number of shares issuable under, or repricing the exercise price of, such options, warrants or other similar instruments; or

                           (iv) Dispose of or license any rights or interests to
                  any intangible property, causing to or inject in the public domain or make public, or dispose of or license or disclose to any entity any intangible personal property not theretofore a matter of public knowledge;

                  (n) Affiliate Transactions. Enter into any transaction with, make any payment to or otherwise distribute any asset to any of its directors, officers, or stockholders or any affiliate of any such person, except for the Tax Sharing Agreements, the Management Agreement and transactions with Sun Capital or its assignee; and

                  (o) Certain Payments. Permit any payments to be made by Acquisition Sub to WorldCorp pursuant to the Management Agreement so long as a default or Event of Default pursuant to Section 7(a) hereof in any payments owed to the Lenders by Acquisition Sub or WorldCorp or any of their subsidiaries occurs and is continuing.

         For purposes of this Note, "Indebtedness" of any person shall mean (i) all indebtedness for borrowed money; (ii) obligations under leases that, in accordance with generally accepted accounting principles constitute capital leases; (iii) notes payable and drafts accepted (including, without limitation, cash overdrafts) representing extensions of credit, whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that person regardless of whether the indebtedness secured thereby shall have been assumed by that person or is non-recourse to the credit of that person; (vi) all guarantees, endorsements and other contingent obligations, whether direct or indirect, in respect of indebtedness of others, including, without limitation, any obligation to supply funds to, or in any manner to invest in, directly or indirectly, any person, to purchase indebtedness or to insure the owner of indebtedness against loss; (vii) obligations in respect of letters of credit; and (viii) any interest rate exchange transaction, pursuant to which a third party has agreed to pay such person an amount equal to the amount of interest on a notional amount of principal that would have been due and payable on such date.

         7. Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note.

                  (a) Nonpayment. Acquisition Sub shall fail to pay, on or before five business days after the date when due, any principal, interest or other amounts payable hereunder;

                  (b)      Breach.

                           (i) Acquisition Sub shall fail to comply with,
                  observe or perform in any material respect any of its covenants, agreements or obligations contained in the Transaction Documents and such failure shall not be cured or waived in accordance with the terms hereof or thereof within 30 days after the occurrence thereof;

                           (ii) Acquisition Sub, WorldCorp or any of their
                  respective subsidiaries shall default in the payment of any Indebtedness or other obligation owed to any person other than the Lender, or default in the performance or observance of the terms of any agreement, document or instrument pursuant to which such Indebtedness or other obligation pursuant to which such indebtedness or other obligation was created, secured or guaranteed, the effect of which default is to cause or permit the holder of such Indebtedness in excess of $1,000,000 or the obligee of such obligation to cause or permit the same to be due prior to its stated maturity; or

                           (iii) Acquisition Sub, WorldCorp or any of their
                  respective subsidiaries shall fail to comply with, observe, perform or otherwise breach any covenant, agreement, representation, warranty or other obligation to be performed by them or such subsidiary under any material agreement including, without limitation, the Credit Agreement, to which either of them or any of their respective subsidiaries is a party, and such failure shall not be cured or waived in accordance with the terms thereof and the result of which is reasonably likely to have a material adverse effect on the business, financial condition, results of operations or prospects of such person;

                  provided, however, that, until the day after the first anniversary of the date hereof, any default by WorldCorp pursuant to this Section 7(b) shall be an Event of Default only if the holder of such Indebtedness causes the same to be due prior to its stated maturity.

                  (c) Bankruptcy. (i) Acquisition Sub or WorldCorp or any of their subsidiaries shall suffer, or consent to or apply for, the appointment of a receiver, trustee, custodian, liquidator or other officer with similar powers to take possession of all or a substantial portion of its property or operate all or a substantial portion of its business or any of its property, or Acquisition Sub or any subsidiaries of Acquisition Sub or subsidiaries of WorldCorp shall generally fail to pay its or their debts as they become due, or Acquisition Sub or any of its subsidiaries or any of WorldCorp's subsidiaries shall admit in writing its inability to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; or (ii) Acquisition Sub, WorldCorp or any of their respective subsidiaries shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the United States Bankruptcy Code, Title 11 of the United States Code, as amended or recodified from time to time (the "Bankruptcy Code") or under any state or federal law granting relief to debtors, whether now or hereafter in effect (or the board of directors shall adopt any resolution or otherwise authorize action to approve any of the foregoing); or (iii) any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Acquisition Sub, WorldCorp or any of their respective subsidiaries;

                  (d) Judgments, Etc. The entry of any judgment against Acquisition Sub, WorldCorp or any of their respective subsidiaries, or any attachment, levy or execution against any property of Acquisition Sub, WorldCorp or any of their respective subsidiaries, other than judgments, attachments, levies or executions that, individually or in the aggregate, do not have a material adverse effect on the business of Acquisition Sub, WorldCorp or any of their respective subsidiaries, as the case may be; or

                  (e) Dissolution or Liquidation. Acquisition Sub or any affiliate of Acquisition Sub shall dissolve or liquidate, or there shall be commenced an action for the involuntary dissolution of Acquisition Sub, WorldCorp or any of their respective subsidiaries that is not contested by an appropriate proceeding promptly instituted and diligently prosecuted.

                  (f) Certain Corporate Action. The Board of Directors of Acquisition Sub, WorldCorp or any of their subsidiaries shall vote to adopt, authorize or otherwise approve any action that would result in the breach of any covenant or agreement in any of the Transaction Documents or that is itself an Event of Default.

         8.       Remedies.  Upon the occurrence of an Event of Default:

                  (a) Acceleration. If an Event of Default occurs and is continuing under Section 7 hereof, the holders of more than 50% of the outstanding principal amount of the Notes (the "Majority in Interest"), in accordance with the provisions of the Collateral Agent Agreement (as amended, supplemented or modified, the "Collateral Agent Agreement") among the Collateral Agent and all of the holders of the Notes, upon written notice to Acquisition Sub, may cause the Collateral Agent to declare the unpaid principal amount of this Note to be, and the same shall thereupon become, due and payable, together with any and all accrued interest thereon and all costs payable pursuant to this Note, without presentment, demand, protest, diligence, any additional notice whatsoever or other requirements of any kind, all of which are hereby expressly waived by Acquisition Sub, except as otherwise required by applicable law.

                  (b) Enforcement. If an Event of Default occurs and is continuing under Section 7 hereof, a Majority in Interest may, without notice to or demand upon Acquisition Sub, which are hereby expressly waived by Acquisition Sub, cause the Collateral Agent to proceed in accordance with the provisions of the Collateral Agent Agreement to protect, exercise and enforce the rights and remedies of the Lenders under the Notes against Acquisition Sub, and such other rights and remedies as are provided by law or equity. Such proceeding may take place either by suit in equity or by action at law, or both, and may be for specific performance of any covenant or agreement contained in this Note or in the aid of the exercise of any power granted in this Note.

                  (c)      Control of Board.

                           (i) For so long as any of the Notes remain
                  outstanding, if an Event of Default occurs and is continuing under Section 7 hereof, a Majority in Interest (or the Collateral Agent, as instructed by a Majority in Interest) may designate an additional number of directors to the Board of Directors of Acquisition Sub that constitute a majority of such Board of Directors, and WorldCorp and Acquisition Sub shall take all necessary action to effect the election of such directors, including, without limitation, effecting any amendments to the certificate of incorporation and by-laws of Acquisition Sub as may be necessary to permit the election of, and voting for, such additional directors.

                           (ii) For so long as any of the Notes remain
                  outstanding, if an Event of Default occurs and is continuing under Section 7 hereof, WorldCorp and Acquisition Sub shall allow two designated representatives of the Collateral Agent to attend all meetings of their respective Boards of Directors (which such representatives shall have all of the privileges and benefits of a Director of their respective Boards of Directors, except voting rights, but shall have none of the duties, responsibilities or liabilities of such Directors by virtue of attendance at such meetings or the failure to attend the same), give the Collateral Agent the same information that is provided to such Directors at such meetings and give the Collateral Agent the same notice of such meetings that is provided to Directors of WorldCorp and Acquisition Sub.

                           (iii) For so long as any of the Notes remain
                  outstanding, if an Event of Default occurs and is continuing under Section 7 hereof, WorldCorp and Acquisition Sub shall use their best efforts to cause their respective Subsidiaries, InteliData, World Airways and Paper, to each allow two designated representatives of the Collateral Agent to attend all meetings of their respective Boards of Directors (which such representatives shall have all of the privileges and benefits of a Director of their respective Boards of Directors, except voting rights, but shall have none of the duties, responsibilities or liabilities of such Directors by virtue of attendance at such meetings or the failure to attend the same), give the Collateral Agent the same information that is provided to such direction at such meetings and give the Collateral Agent the same notice of such meetings that is provided to their respective Directors.

                  (d) Waiver. If an Event of Default occurs and is continuing under Section 7 hereof, only a Majority in Interest (or the Collateral Agent, as instructed by a Majority in Interest) may waive such Event of Default.

         9.       Miscellaneous.

                  (a) Subscription and Contribution Agreement. This Note has been delivered pursuant to the Contribution Agreement, and is subject to all of the terms and conditions thereof.

                  (b) Collateral Agent May Perform. The Collateral Agent may perform any act that a Majority in Interest is permitted to perform hereunder so long as the Collateral Agent is authorized to perform such act by a Majority in Interest, either pursuant to the Collateral Agent Agreement or otherwise.

                  (c) Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

                          (i) In any litigation in any court with respect to, in connection with, or arising out of this Note or any instrument or document delivered pursuant to this Note, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between Acquisition Sub or WorldCorp, on one hand, and the Lender, on the other hand, Acquisition Sub and WorldCorp, to the fullest extent they may legally do so, (i) waive the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action and (ii) WAIVE TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. ACQUISITION SUB AND WORLDCORP AGREE THAT THIS SECTION 9(c) IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND ACKNOWLEDGE THAT THE LENDER WOULD NOT EXTEND ANY CREDIT TO ACQUISITION SUB HEREUNDER IF THIS SECTION 9(c) WERE NOT PART OF THIS NOTE.

                           (ii) Acquisition Sub and WorldCorp hereby irrevocably consent to the exclusive jurisdiction of any State or Federal Court located within the County of Palm Beach, State of Florida, in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise. In any such litigation, Acquisition Sub and WorldCorp waive, to the fullest extent they may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to Acquisition Sub at its address set on the first page hereof or to WorldCorp at its address for notices in the Pledge Agreement. Acquisition Sub and WorldCorp hereby waive, to the fullest extent they may effectively do so, the defenses of forum non conveniens and improper venue.

                  (d) Notice. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address set forth above with a copy to the Collateral Agent as set forth in the Collateral Agent Agreement (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (i) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid; (ii) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise actually delivered to the addressee. Copies may be sent by regular first-class mail, postage prepaid, to such person(s) as a party may direct from time to time by notice to the others, but failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a party.

                  (e) Amendments and Modification. No provision hereof may be altered, amended, waived or limited except by written instrument expressly referring to this Note and to such provision and executed by Acquisition Sub and the Collateral Agent.

                  (f) Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to principles of conflicts or choice of law (or any other law that would make any substantive laws of any state other than the State of Delaware applicable hereto).

                  (g) Expenses. Acquisition Sub shall pay or reimburse within 30 days of demand therefore by the Collateral Agent or any Lender any and all reasonable out-of-pocket costs and expenses incurred by the Collateral Agent or any Lender, whether directly or indirectly, in connection with the enforcement and adjudication of this Note. The Collateral Agent and any such Lender shall endeavor to provide reasonable documentation in connection with any demand for payment under this Section.

                  (h) Captions; Certain Definitions. The section and paragraph headings contained in this Note are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Note. All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Contribution Agreement. As used in this
         Note: (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended; and (iii) the term "subsidiary" of any person shall mean any person of which more than 20% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, is, at the time, owned or controlled, directly or indirectly, by that person, or one or more subsidiaries of that person, or a combination thereof and, in any event, shall include InteliData, with respect to WorldCorp, and Paper and World Airways with respect to Acquisition Sub (for the purposes hereof, World Airways shall be a "majority-owned" subsidiary of Acquisition Sub).

                  (i) Not Negotiable. This Note is not negotiable. It may be assigned without the consent of Acquisition Sub; provided, however, that it shall be a condition of any transfer that the transferee of this Note must sign the Collateral Agent Agreement as a Lender thereunder.

                  (j) Presentment. Presentment for payment, notice of dishonor, protest and notice of protest are hereby each waived by Acquisition Sub. Any other waiver or consent respecting this Note shall be effective only if in writing and granted by a Majority in Interest in accordance with the Collateral Agent Agreement and then only in the specific instance and for the specific purpose for which given. No such other waiver or consent shall be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a Majority in Interest at any time or times to require performance of, or to exercise the Lender's rights with respect to, any term or provision of this Note in no manner shall affect a Majority in Interest's right at a later time to enforce any such term or provision. No notice to or demand on Acquisition Sub in any case shall entitle such party to any other or further notice or demand. All rights, powers, privileges, remedies and other interests of the Lender under this Note and applicable law are cumulative and not alternatives.

                  (k) Entire Agreement. This Note contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

                   [THE REST OF THIS PAGE INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, Acquisition Sub and WorldCorp have executed and delivered this Note as of the date first written above.

                                              WORLDCORP ACQUISITION CORP.


                                              By:  ________________________
                                                       Name:
                                                       Title:

                                              Solely as to Sections 4, 5,
                                              8, 9(c) and 9(d):
                                              WORLDCORP.


                                             By:  ________________________
                                                     Name:
                                                     Title:

                                                                     Exhibit F

                                    GUARANTY



                  GUARANTY (this "Guaranty"), dated April 20, 1998, made by WORLDCORP, INC., a Delaware corporation ("WorldCorp"), in favor of the Collateral Agent (as defined herein), as agent on behalf of the holders of the notes referred to below (individually, a "Lender" and collectively, the "Lenders").

                  WHEREAS, certain of the Lenders are contributing their shares of the capital stock of Paper Acquisition Corp., a Delaware corporation ("Paper"), to WorldCorp Acquisition Corp., a Delaware corporation ("Acquisition Sub"), pursuant to a Subscription and Contribution Agreement dated as of the date hereof (the "Contribution Agreement") among WorldCorp, Inc., a Delaware corporation, Acquisition Sub, Paper and certain of the Lenders and the remainder of the Lenders will contribute their shares of Paper capital stock pursuant to a contribution agreement on the same terms as the Contribution Agreement;

                  WHEREAS, pursuant to the Contribution Agreement, Acquisition Sub will issue an aggregate of $15 million of five-year 8% Senior Secured Promissory Notes (collectively, the "Five-Year Notes") and an aggregate of $1 million of one-year 8% Senior Secured Promissory Notes (together with the Five-Year Notes, the "Notes"; each capitalized term used but not defined herein shall have the meaning ascribed to it in the Notes), Acquisition Sub is incurring other obligations to the Lenders pursuant to an amount (the "Earn-Out") to be paid by Acquisition Sub as set forth in Schedule 1.3(b) to the Contribution Agreement.

                  WHEREAS, as a condition to the Lenders transferring their shares of capital stock of Paper to Acquisition Sub, the Lenders have required the execution and delivery of this Guaranty by WorldCorp; and

                  WHEREAS, WorldCorp has executed a Pledge Agreement dated as of the date hereof among WorldCorp, Acquisition Sub and Sun Paper Advisors, Inc., a Florida corporation (the "Collateral Agent") (as amended, modified or supplemented from time to time, the "Pledge Agreement"), in favor of the Lenders to secure its obligations under this Guaranty.

                  NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

                  1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Pledge Agreement and used herein are so used as so defined.

                  2.       Guaranty.

                  (a) WorldCorp hereby, unconditionally and irrevocably, guarantees to the Collateral Agent as agent on behalf of the Lenders, the prompt and complete payment and performance by Acquisition Sub, when due (whether at stated maturity, by acceleration or otherwise), of all the Secured Obligations, and WorldCorp further agrees to pay, as primary obligor, any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid with respect to, or collecting, any or all of the Secured Obligations and/or enforcing any rights with respect thereto; provided, however, that notwithstanding anything herein to the contrary (and, other than pursuant to any right of setoff to credit, indebtedness or claims to, or for the credit or account of, Acquisition Sub pursuant to Section 3 hereof), WorldCorp's obligations under the Guaranty is a limited recourse obligation of WorldCorp and may be satisfied solely by recourse to the Pledged Collateral.

                  (b) Subject only to the proviso in Section 2(a), the Guaranty contained herein is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by WorldCorp of the Secured Obligations, is not a guaranty of collection, and is no way conditioned upon any requirement that the Lenders (or the Collateral Agent on their behalf) first collect or attempt to collect the Secured Obligations, or any portion thereof, from Acquisition Sub, or resort to any security or any other means of obtaining payment of any of the Secured Obligations. Payments by WorldCorp may be required by the Lenders on a number of occasions.

                  (c) No payment or payments made by Acquisition Sub or any other person by virtue of any action or proceeding or any setoff or appropriation or appropriation at any time, or from time to time, in reduction of, or in payment of the Secured Obligations, shall be deemed to modify, reduce, release or otherwise affect, the liability of WorldCorp hereunder, which shall remain until the Secured Obligations are permanently reduced to zero.

                  (d) WorldCorp covenants and agrees that whenever, at any time, or from time to time, it shall make any payment to the Collateral Agent on account of its liability hereunder, it shall notify the Collateral Agent in writing that such payment is made under this Guaranty for such purpose.

                  3. Right of Setoff. The Collateral Agent is hereby irrevocably authorized at any time and from time to time following the occurrence of an Event of Default, without notice to WorldCorp, any such notice being hereby waived by WorldCorp, to set off and appropriate and apply any and all currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or any Lender to or for the credit or the account of WorldCorp in any case, only to the extent any such deposits, currency, credits, indebtedness or claims constitute Pledged Collateral (as defined in the Pledge Agreement), or any part thereof in such amounts as the Collateral Agent or such Lender may elect, on account of the liabilities of WorldCorp hereunder, whether or not the Collateral Agent or such Lender has made any demand for payment. The Collateral Agent or such Lender shall notify WorldCorp (as to which a set off was made) promptly of (but in no event later than five business days after) any such setoff and the application made by the Collateral Agent or such Lender of the proceeds application. The rights of the Collateral Agent or any Lender under this paragraph are in addition to any other rights and remedies (including, without limitation, other rights of setoff) that the Collateral Agent or the Lenders may have.

                  4. Subrogation. Upon any payment by WorldCorp of any sums due to the Lenders as provided herein, all rights of WorldCorp against Acquisition Sub arising as a result thereof by way of right of subrogation, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all Secured Obligations to zero. If any amount (a "Non-Permitted Payment") shall be paid to WorldCorp on account of such subrogation rights at any time when all of the Secured Obligations shall not have been paid in full, such Non-Permitted Payment shall be held by WorldCorp in trust for the Lenders segregated from other funds of WorldCorp, and shall, forthwith upon (and in any event within five business days of) receipt by WorldCorp, be turned over to the Collateral Agent in the exact form received by WorldCorp (duly endorsed by WorldCorp to the Collateral Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine, subject to the provisions of the Pledge Agreement.

                  5. Amendments, etc., With Respect to the Secured Obligations. WorldCorp shall remain obligated hereunder notwithstanding that, without any reservation of rights against WorldCorp, and without notice to or further assent by WorldCorp, any demand for payment of any of the Secured Obligations made by the Collateral Agent or Lenders representing more than 50% of the outstanding principal amount of the Notes (the "Majority in Interest") may be rescinded by the Collateral Agent or such Majority in Interest, and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or a Majority in Interest, and this Guaranty, the Contribution Agreement, the Pledge Agreement or any other document executed in connection herewith or therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent or Majority in Interest may deem advisable from time to time, and any guaranty or right of offset at any time held by the Collateral Agent or Majority in Interest for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. When making any demand hereunder against WorldCorp, the Collateral Agent or Majority in Interest may, but shall be under no obligation to, make a similar demand on any other person (including, without limitation, Acquisition Sub), and any failure by the Collateral Agent or Majority in Interest to make any such demand or to collect any payments from any other person (including, without limitation, Acquisition Sub) or any such other guarantor or any release of any other person or entity (including, without limitation,

Acquisition Sub) shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or the Lenders against WorldCorp. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  6. Guaranty Absolute and Unconditional; Termination. WorldCorp waives any and all notice of the creation, renewal, extension or accrual of the Secured Obligations and notice of, or proof of reliance by, the Lenders or the Collateral Agent of reliance on, this Guaranty; and the Secured Obligations shall be deemed to have been created, contracted or incurred in reliance upon this Guaranty. WorldCorp waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon Acquisition Sub or itself with respect to the Secured Obligations. The Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment without regard to (i) the validity or enforceability of any of the Notes, and of the Secured Obligations or guaranty or right of offset with respect thereto at any time or from time to time held by the Lenders or the Collateral Agent, (ii) any defense, setoff or counterclaim (other than a defense of payment or performance) that may at any time be available or asserted by WorldCorp or Acquisition Sub against the Lenders or the Collateral Agent, as the case may be, or (iii) any other circumstance whatsoever that constitutes, or might be construed to constitute, an equitable or legal discharge of WorldCorp or Acquisition Sub for the Secured Obligations, under this Agreement, in bankruptcy or in any other instance. Any failure by the Lenders or the Collateral Agent, as the case may be, to pursue such other rights or remedies, or to collect any payments from Acquisition Sub or any other person, or to exercise any right of offset, or any release of Acquisition Sub or any such other person or guaranty or right of offset, shall not relieve WorldCorp of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, to the Lenders or the Collateral Agent against WorldCorp. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon WorldCorp and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the Lenders and its and their successors and endorsees and permitted transferees and assigns, until the obligations of WorldCorp under this Guaranty shall have been satisfied by payment in full in cash or in another manner acceptable to the Collateral Agent or a Majority in Interest of the Secured Obligations and permanent reduction of the Secured Obligations to zero, upon the occurrence of all of which this Guaranty shall, subject to Section 7 hereof, terminate.

                  7. Reinstatement. The Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any of the Secured Obligations is rescinded or is or must otherwise be restored or returned by Acquisition Sub or upon or as a result of the appointment of a receiver, intervenor or conservator or, or trustee or similar officer for, Acquisition Sub or any substantial part of its property, or otherwise, as though such payments had not been made.

                  8. Payments. WorldCorp hereby agrees that satisfaction of the Secured Obligations shall be made to the Lenders without setoff (other than with respect to any obligations of the Lenders to Acquisition Sub pursuant to Section
6.1 [Indemnification by the

Shareholders] of the Contribution Agreement), deduction, withholding or counterclaim, by wire transfer or delivery to the Collateral Agent or at such other place as the Collateral Agent or a Majority in Interest may direct from time to time by notice to WorldCorp.

                  9. Representations and Warranties of WorldCorp. WorldCorp hereby represents and warrants that:

                  (a) Corporate Organization, Etc. Each of WorldCorp, Acquisition Sub and World Airways is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power to own its assets and to carry on its business as it is now being conducted. Each of WorldCorp, Acquisition Sub and World Airways is qualified or licensed to do business as a foreign corporation and is in good standing in those jurisdictions in which the failure to so qualify would have a material adverse effect on the business or financial condition of WorldCorp and its subsidiaries, taken as a whole. WorldCorp and Acquisition Sub have the power and authority to execute and deliver the Transaction Documents (as defined in the Notes) executed by them and the agreements and instruments contemplated herein and to perform their obligations thereunder.

                  (b) Authorization. The execution, delivery and performance by the WorldCorp or Acquisition Sub of the Transaction Documents to which they are a party and the performance by the WorldCorp and Acquisition Sub of the transactions contemplated thereby have been duly authorized by all requisite corporate action of WorldCorp or Acquisition Sub, as the case may be, and do not contravene any provisions of law or any order of any court or other agency of government or their certificates of incorporation and do not contravene any agreement or other instrument by which either is bound or by which any of their assets are affected or violate any judgment, order, injunction, decree, statute, rule or regulation applicable to either of them. Other than approvals under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder, no consents, waivers, approvals, authorizations or orders of, or registrations or qualifications with, any person, bank, corporation, association, governmental body or court having authority or power to regulate, supervise or direct the business and affairs of WorldCorp or Acquisition Sub are necessary for the consummation by them of the transactions contemplated by the Transaction Documents. The Transaction Documents and instruments contemplated thereby are duly and validly executed and delivered by WorldCorp and/or Acquisition Sub and (assuming due authorization, execution and delivery by each other party thereto) constitute the legal, valid and binding obligations of WorldCorp or Acquisition Sub, as the case may be, enforceable against them in accordance with their respective terms.

                  (c)      Capitalization.

                           (i) WorldCorp has authorized 60,000,000 shares of common stock, par value $1.00 per share, of which 13,883,243 shares were outstanding at March 31, 1998 and 35,000,000 shares of preferred stock, par value $.01 per share, of which no shares were issued and outstanding at March 31, 1998. Acquisition Sub has authorized 2,000 shares of common stock, par value $.01 per share of which no shares are issued and outstanding. World Airways has authorized 40,000,000 shares of common stock, par value of $.001 per share, of which 7,230,064 shares were outstanding at March 31, 1998. Except as disclosed in the SEC Documents and except for the Acquisition Sub Warrant Agreements, the WorldCorp Option Agreement and the Acquisition Sub Option Agreement there are no outstanding options, warrants, rights to acquire or subscribe to, or calls or commitments of any character whatsoever to which WorldCorp, Acquisition Sub or World Airways is a party or may be bound, requiring the issuance or sale of shares of any class of capital stock or other equity securities of WorldCorp, Acquisition Sub or World Airways or securities or rights convertible into or exchangeable for such shares or other equity securities, and there are no contracts, commitments, understandings or arrangements for which WorldCorp, Acquisition Sub or World Airways is or may become bound to issue additional shares of its capital stock or other equity securities or options, Acquisition Sub Warrant Agreements, or rights to acquire or subscribe to any additional shares of any class of its capital stock or other equity securities or securities convertible into or exchangeable for such shares or other equity securities. There is no existing arrangement that requires or permits any shares of the capital stock of WorldCorp, Acquisition Sub or World Airways to be voted by or at the discretion of anyone other than the record owner thereof and there are no proxies provided for such a voting arrangement. The shares of common stock issuable upon exercise of the WorldCorp Option Agreement, the Acquisition Sub Option Agreement and the Acquisition Sub Warrant Agreements will be, when paid for in accordance to the terms and conditions of the relevant agreement, free and clear of all liens, charges and encumbrances, fully paid and non-assessable.

                           (ii) As of the date hereof, WorldCorp's total indebtedness was $72,025,000 consisting of: $65,000,000 of convertible subordinated debentures; $5,000,000 senior subordinated notes; $2,000,000 owed to World Airways; and a $25,000 capital lease obligation.

                           (iii) WorldCorp owns 3,702,586 shares and 9,179,273 shares, respectively, of the common stock of World Airways and InteliData Technologies Corp., a Delaware corporation ("InteliData). Except for 1,000,000 of World Airways pledged to World Airways all of such shares are owned free and clear of all liens, charges and encumbrances.

                  (d)      SEC Documents; Financial Statements.

                           (i) Each of WorldCorp and World Airways has timely filed all reports required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1995, except for WorldCorp's fiscal 1997 Annual Report on Form 10-K, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder. WorldCorp has provided the Collateral Agent with copies of (i) WorldCorp's and World Airways' annual reports on Form 10-K for the years ended December 31, 1995, 1996 and 1997 (such annual report of WorldCorp for 1997 being in draft form), and (ii) WorldCorp's and World Airways' quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 (collectively, together with any other reports or filings made by WorldCorp or World Airways since January 1, 1995 with the SEC pursuant to the requirements of the Securities Act of 1933 (the "Securities Act") or the Exchange Act or the rules and regulations thereunder (collectively, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, the Securities Act and the rules and regulations of the SEC promulgated thereunder. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document (which was filed prior to the date of this Agreement), none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.

                           (ii) Financial Statements. The financial statements of WorldCorp and World Airways included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position of WorldCorp and its subsidiaries and World Airways and its subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end tax and audit adjustments). Except as set forth in the SEC Documents, neither WorldCorp nor any of WorldCorp's subsidiaries has any material liabilities or obligations which, individually or in the aggregate, are reasonably likely to have a material adverse effect on the business or financial condition of WorldCorp and its subsidiaries, taken as a whole.

                  (e) Ordinary Course; No Material Adverse Change. The business of WorldCorp and its subsidiaries has been conducted in the ordinary course since December 31, 1997. WorldCorp and its subsidiaries have not suffered any material adverse change in their business, operations, condition (financial or otherwise), properties, assets, liabilities or earnings, taken as a whole, since December 31, 1997, other than changes described in Section 2.4 of the Contribution Agreement.

                  10. Affirmative Covenants. WorldCorp hereby agrees that so long as any of the Notes are outstanding, it shall:

                  (a) Further Assurances. Execute and deliver, and cause each of WorldCorp's subsidiaries to execute and deliver, any and all documents and instruments in connection with the transactions contemplated by the Transaction Documents (as defined in any of the Notes), including financing statements and continuation statements, as the Collateral Agent shall require;

                  (b) Certain Expenses. On demand, to pay all reasonable costs and expenses incurred by the Collateral Agent or the Lenders (including reasonable attorneys' fees) in perfecting, protecting or realizing upon the Pledged Collateral, or otherwise enforcing or preserving any of its or their rights under or in connection with any of the Transaction Documents (as defined in any of the Notes), or in connection with the administration, interpretation, modification or amendment of the Transaction Documents. Until the Collateral Agent is so reimbursed, such costs and expenses, including interest thereon at the rate charged hereon, shall become part of the Secured Obligations;

                  (c) Consents, Etc. Under Transaction Documents. Furnish or cause to be furnished to the Lender and the Collateral Agent, any consents, approvals, waivers or modifications delivered or received by WorldCorp or any of its subsidiaries pursuant to any of the Transaction Documents, promptly, and in any event within five days, upon receipt or delivery thereof.

                  11.      Miscellaneous.

                  (a) No Waiver; Cumulative Remedies. Neither the Collateral Agent, a Majority in Interest nor any Lender shall, by any act (except by a written instrument pursuant to Section h hereof) or delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Lender, the Collateral Agent or a Majority in Interest, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or a Majority in Interest of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or a Majority in Interest would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  (b) Binding Nature. This Guaranty shall be binding upon the respective successors and assigns of WorldCorp, and shall, together with the rights and remedies of the Collateral Agent and the Lenders hereunder, be binding upon and inure to the benefit of the Collateral Agent and the Lenders and its and their successors and permitted assigns.

                  (c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts or choice of law (or any other law that would make any substantive laws of any state other than the State of Delaware applicable hereto).

                  (d) Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

                  (i) In any litigation in any court with respect to, in connection with, or arising out of this Guaranty, the Notes or any instrument or document delivered hereby or thereby, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between WorldCorp and the Collateral Agent or the Lenders, WorldCorp, to the fullest extent it may legally do so, (i) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action and (ii) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. WORLDCORP AGREES THAT THIS SECTION 11(d) IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND ACKNOWLEDGES THAT THE LENDERS WOULD NOT EXTEND TO ACQUISITION SUB ANY FINANCIAL ACCOMMODATIONS UNDER THE NOTES IF THIS SECTION 11(d) WERE NOT PART OF THIS GUARANTY.

                  (ii) WorldCorp hereby irrevocably consents to the exclusive jurisdiction of any State or Federal Court located within the County of Palm Beach, State of Florida, in connection with any action or proceeding arising out of or relating to the Contribution Agreement, this Guaranty or any Notes or any document or instrument delivered hereby or thereby. In any such litigation, WorldCorp waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agree hereby and thereby that the service thereof may be made by certified or registered mail directed to WorldCorp, at its address for notice determined in accordance with Section 11(g) hereof. WorldCorp hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

                  (e) Expenses. WorldCorp agrees to pay or reimburse within 30 days of demand therefore by the Collateral Agent or any Lender any and all reasonable out-of-pocket costs and expenses incurred by the Collateral Agent or any Lender, whether directly or indirectly, in connection with the enforcement and adjudication of this Agreement, the Contribution Agreement, any of the Notes or rights created under any documents executed in connection herewith or therewith. The Collateral Agent and any such Lender shall endeavor to provide reasonable documentation in connection with any demand for payment under this Section.

                  (f) Admissibility of Guaranty. WorldCorp agrees that any copy of this Guaranty signed by it and transmitted by telecopier for delivery to the Collateral Agent shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

                  (g) Address for Notices. Any notice or other communication under the provisions of this Guaranty shall be given in writing and delivered in person, by reputable overnight courier or delivery service, by facsimile machine (receipt confirmed) or by registered or certified mail, return receipt requested, directed to its addresses set forth below (or to any new address of which either party hereto shall have informed the other by the giving of notice in the manner provided herein):

                  In the case of any Lender, to the Collateral Agent.

                  In the case of the Collateral Agent, to it at:

                        Sun Paper Advisors, Inc.
                        777 South Flagler Drive
                        West Tower, 8th Floor
                        West Palm Beach, Florida  33401
                        Attention:  Messrs. Marc J. Leder and Rodger R. Krouse
                        Telecopier:  (561) 835-1314

               with a copy to:

                        Parker Chapin Flattau & Klimpl, LLP
                        1211 Avenue of the Americas
                        New York, New York  10036
                        Attention:   Mark S. Hirsch, Esq.
                        Telecopier:  (212) 704-6288

               In the case of WorldCorp, to it at:

                        13873 Park Center Road
                        Herndon, Virginia  20171
                        Attention:  Mr. T. Coleman Andrews, III
                        Telecopier: (703) 834-9211
                  with a copy to:

                           Hunton & Williams
                           951 East Byrd Street
                           Richmond, Virginia  23219
                           Attention:  David M. Carter, Esq.
                           Telecopier: (804) 788-8218

                  (h) Amendments and Modification. No provision hereof shall be modified, altered, waived or limited except by written instrument expressly referring to this Guaranty and to such provision, and executed by the WorldCorp and the Collateral Agent.

                  (i) Counterparts. This Guaranty may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

                  (j) Captions: Certain Definitions. The captions of the various sections and paragraphs of this Guaranty have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Guaranty, (i) all terms defined in the UCC and used herein shall have the meanings as defined in the UCC, unless the context otherwise requires; (ii) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof; (iii) the term "subsidiary" shall mean any corporation, limited liability company or other entity of which more than 20% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time, owned or controlled, directly or indirectly, by that person or one or more subsidiaries of that person, or a combination thereof, either on or after the date hereof, and, in any event, shall include World Airways, Inc., a Delaware corporation, and, except with respect to Sections 9(d) and (e) hereof, InteliData Technologies Corp., a Delaware corporation; and (iv) the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under he Securities Exchange act of 1934, as amended.

                  (k) Severability. In the event that any term or provision of this Agreement or shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Guaranty, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Guaranty.

                  (l) Entire Agreement. This Guaranty contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

                  (m) Schedules. The Collateral Agent is authorized to annex hereto any schedules referred to herein.


                   [THE REST OF THIS PAGE INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, WorldCorp has caused this Guaranty to be signed, by its duly authorized officer, as of the date first above written.


                                                WORLDCORP, INC.



                                                By:___________________________
                                                      Name:
                                                      Title:

                                                                      Exhibit B

                                PLEDGE AGREEMENT


                  PLEDGE AGREEMENT (this "Agreement") dated April 20, 1998 among SUN PAPER ADVISORS, INC., a Florida corporation, as collateral agent (the "Collateral Agent") on behalf of the holders of the notes referred to below (individually, a "Lender" and collectively, "Lenders"), WORLDCORP, INC., a Delaware corporation ("WorldCorp"), and WORLDCORP ACQUISITION CORP., a Delaware corporation ("Acquisition Sub"; and, together with WorldCorp, the "Pledgors"; the Pledgors are sometimes referred to individually herein as a "Pledgor").

                  WHEREAS, pursuant to a Subscription and Contribution Agreement (the "Contribution Agreement") dated as of the date hereof among WorldCorp, Acquisition Sub and certain of the stockholders of Paper Acquisition Corp., a Delaware Corporation ("Paper"), Acquisition Sub is acquiring shares of capital stock of Paper;

                  WHEREAS, upon consummation of the transactions contemplated by the Contribution Agreement, Acquisition Sub will own certain of the capital stock of World Airways, Inc., a Delaware corporation ("World Airways"), and Paper and WorldCorp is the owner of certain of the capital stock of Acquisition Sub and InteliData Technologies Corp., a Delaware corporation ("InteliData");

                  WHEREAS, as a result of the Contribution Agreement, Acquisition Sub will issue to the stockholders of Paper an aggregate of $15 million of five-year 8% Senior Secured Promissory Notes (collectively, the "Five-Year Notes") and an aggregate of $1 million of one-year Senior Secured Promissory Notes (together with the Five-Year Notes, the "Notes"; each capitalized term used but not defined herein shall have the meaning ascribed to it in the Notes) and Acquisition Sub is incurring other obligations to the Lenders pursuant to an amount (the "Earn-Out") to be paid by Acquisition Sub as set forth in Schedule 1.3(b) to the Contribution Agreement;

                  WHEREAS, in order to induce the Lenders to accept the Notes, WorldCorp and Acquisition Sub wish to grant a pledge and security interest in favor of the Lenders as provided herein;

                  WHEREAS, in order to facilitate the administration of the Pledged Collateral (as defined herein), the holders of the Notes have appointed the Collateral Agent to administer the Pledged Collateral pursuant to the Collateral Agent Agreement dated the date hereof among the Collateral Agent and the Lenders (as the same may be amended, supplemented or modified, the "Collateral Agent Agreement");

                  WHEREAS, as a condition to the Lenders making any loans to Acquisition Sub, the Lenders have required the execution and delivery of this Agreement by the Pledgors and the execution and delivery of a guaranty by WorldCorp; and

                  NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

                  1. Pledge. As collateral security for the prompt and complete payment, performance and observance of all present and future obligations arising under the Notes and the Earn-Out and all interest on any of the foregoing, whether accruing prior or subsequent to the commencement of a bankruptcy or similar proceeding involving any of them as a debtor and whether or not such interest is an allowed claim in any such proceeding) (all of the foregoing being herein referred to as the "Secured Obligations"), WorldCorp and Acquisition Sub hereby pledge to the Collateral Agent as agent on behalf of the Lenders, for the ratable benefit of the Lenders, and grant to the Collateral Agent for the ratable benefit of the Lenders in each of such capacities a first priority security interest (except for the one million shares of common stock, $.001 par value per share, of World Airways that are pledged (the "Prior Pledge") to secure a loan to WorldCorp from World Airways (the "Previously Pledged Shares"), as to which WorldCorp grants to the Collateral Agent a second priority security interest that shall convert into a first priority security interest at such time as the Previously Pledged Shares are released from the Prior Pledge) in, Acquisition Sub's and WorldCorp's respective collateral described in Section 2 below (collectively, the "Pledged Collateral").

                  2.       Description of Pledged Collateral.

                  (a) The Pledged Collateral is described as follows and on any separate schedules at any time furnished by WorldCorp or Acquisition Sub to the Collateral Agent (which schedules are hereby deemed part of this Agreement):

                           (i) all right, title and interest of WorldCorp as a stockholder (whether now or in the future) in the capital stock of Acquisition Sub, Paper, World Airways and InteliData, whether now issued to WorldCorp or hereafter acquired by WorldCorp, and all shares and/or other securities, shares of stock, certificates, instruments or other documents evidencing or representing all of the foregoing;

                           (ii) all right, title and interest of WorldCorp in any notes hereafter issued by the Lenders (the "Lenders' Notes") to WorldCorp as payment of the Exercise Price (as defined in the Warrants) of the Warrants, all interest payable by the Lenders on the Lenders' Notes and all certificates, instruments or other documents representing all of the foregoing;

                           (iii) all right, title and interest of Acquisition Sub as a stockholder (whether now or in the future) in the capital stock of Paper, World Airways and

         InteliData, whether now issued to Acquisition Sub or hereafter acquired by Acquisition Sub, and all shares and/or other securities, shares of stock, certificates, instruments or other documents representing all of the foregoing;

                           (iv) all right, title and interest of Acquisition Sub as a stockholder in the capital stock of any hereafter formed subsidiary of Acquisition Sub, whether direct or indirect, and all shares and/or other securities, shares of stock, certificates, instruments or other documents representing all of the foregoing.

                           (v) all right, title and interest of either of the Pledgors in and to all present and future payments, proceeds, dividends (cash or otherwise), distributions, bonus issues, offers by way of rights allotments, instruments, compensation, property, assets, interests and rights in connection with or related to the Pledged Collateral, and all monies due or to become due and payable to either of the Pledgors in connection with or related to the Pledged Collateral or otherwise paid, issued or distributed from time to time in respect of or in exchange therefor, and any certificate, instrument or other document evidencing or representing the same (including, without limitation, all proceeds of dissolution or liquidation); and

                           (vi) all proceeds of every kind and nature, including proceeds of proceeds, of any and all of the foregoing (including, without limitation, proceeds which constitute property of the type described above) and to the extent not otherwise included, all money and cash.

                  (b) The shares and/or other securities, shares of stock, certificates, instruments or other documents evidencing or representing the foregoing shall be collectively referred to herein as the "Pledged Securities".

                  3.       Delivery of Certificates, Instruments, Etc.

                  (a) WorldCorp and Acquisition Sub, as the case may be, shall deliver or cause to be delivered to the Collateral Agent:

                           (i) all of WorldCorp's shares and/or other securities, original shares of stock, certificates, instruments and other documents evidencing or representing WorldCorp's outstanding equity of Acquisition Sub and InteliData (as set forth on Schedule A hereto) concurrently with the execution and delivery of this Agreement;

                           (ii) all of the Lenders' Notes promptly upon their issuance by the Lenders to WorldCorp and any written instructions to the Lenders that are reasonably requested by the Collateral Agent to cause any interest paid on the Lenders' Notes to be paid to the Collateral Agent as part of the Pledged Collateral;

                           (iii) all of Acquisition Sub's shares and/or other securities, original shares of stock, certificates, instruments and other documents evidencing or representing Acquisition Sub's outstanding equity of World Airways (other than the Previously Pledged Shares and shall be delivered immediately upon release of the Prior Pledge) and Paper (as set forth on Schedule A) concurrently with the execution and delivery of this Agreement; and

                           (iv) the shares and/or other securities, original shares of stock, certificates, instruments or other documents evidencing or representing title to all other Pledged Collateral (except for Pledged Collateral that this Agreement specifically permits a Pledgor to retain), including, without limitation, any shares of capital stock pledged pursuant to Section 2(a)(iii) and the Previously Pledged Shares upon their release from the pledge to World Airways, within five business days after such Pledgor's receipt thereof.

                  (b) All Pledged Securities that are certificated securities shall be in bearer form or, if in registered form, shall be issued in the name of the Collateral Agent or endorsed to the Collateral Agent or accompanied by blank stock powers.

                  4. Registration. At any time and from time to time during the continuance of an Event of Default, the Collateral Agent may cause all or any of the Pledged Securities to be transferred to, or registered in, its name or the name of its nominee or nominees; provided, however, that the Collateral Agent may cause all or any of the Previously Pledged Shares to be transferred to, or registered in, its name or the name of its nominee or nominees only after their release from the Prior Pledge.

                  5. Representations, Warranties and Covenants of the Pledgor. The Pledgors hereby represent, warrant and covenant, as to themselves and the Pledged Collateral pledged by each of them hereunder, that:

                  (a) Pledged Collateral. Set forth on Schedule A is a complete and accurate list and description of all the Pledged Collateral existing on the date hereof owned by WorldCorp or Acquisition Sub, as the case may be, and WorldCorp or Acquisition Sub is the sole registered owner and the sole beneficial owner of such Pledged Collateral, free and clear of any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party (each, a "Lien") thereon, except for the Lien created by this Agreement and the Lien on the Previously Pledged Shares.

                  (b) Place of Perfection; Records: Etc. The address of the chief executive office and principal place of business of WorldCorp and Acquisition Sub, and the location of the books and records relating to the Pledged Collateral, are set forth below in Section 14(f) hereto, and without the prior notice to the Collateral Agent, neither WorldCorp nor Acquisition Sub shall change its respective listed address or location, or merge or consolidate with any person or change its name.

                  (c) Sale or Other Disposition of Pledged Collateral. Notwithstanding anything to the contrary contained in this Agreement, neither WorldCorp nor Acquisition Sub (and, with respect to the Previously Pledged Shares, to the extent permitted with respect thereto, before the release thereof from the Prior Pledge) shall assign, sell, mortgage, lease, transfer, pledge, hypothecate, or grant a security interest in or Lien upon, encumber or otherwise dispose of or abandon, nor will WorldCorp or Acquisition Sub suffer or permit any of the same to occur with respect to, any Pledged Collateral or any other securities issued by the issuer of any Pledged Collateral and the inclusion of "proceeds" of the Pledged Collateral under the security interest granted herein shall not be deemed a consent by any Lender or the Collateral Agent to any sale or other disposition of any Pledged Collateral or any other securities issued by the issuer of any Pledged Collateral except as expressly permitted herein.

                  (d)      Percentage of Outstanding Equity.

                           (i) The Pledged Securities of Acquisition Sub identified on Schedule A constitute 80% of the outstanding equity of Acquisition Sub as of the date hereof (after giving effect to the consummation of the transactions contemplated by the Contribution Agreement).

                           (ii) The Pledged Securities of InteliData identified on Schedule A constitute 28.9% of the outstanding equity of InteliData as of the date hereof (after giving effect to the consummation of the transactions contemplated by the Contribution Agreement).

                           (iii) The Pledged Securities of Paper identified on Schedule A constitute 100% of the outstanding capital stock of Paper as of the date hereof (after giving effect to the consummation of the transactions contemplated by the Contribution Agreement).

                           (iv) The Pledged Securities of World Airways identified on Schedule A constitute 51.2% of the outstanding capital stock of World Airways as of the date hereof (after giving effect to the consummation of the transactions contemplated by the Contribution Agreement).

                  (e) All of WorldCorp's Interests. The Pledged Collateral includes, and so long as this Agreement remains in effect will continue to include (i) all of the equity interests held by WorldCorp in Acquisition Sub, Paper, World Airways and InteliData, respectively and (ii) all of the Lenders' Notes that may be issued to WorldCorp.

                  (f) All of Acquisition Sub's Interests. The Pledged Collateral includes, and so long as this Agreement remains in effect will continue to include, all the equity interests held by Acquisition Sub in Paper, World Airways and InteliData respectively.

                  (g) Due Authorization, Etc., of Stock. The Pledged Securities listed on Schedule A have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to any warrants, conversions, options to purchase or similar rights of any person, except as provided in the Contribution Agreement.

                  (h) Required Consents. Except as may be required in connection with any disposition of any portion of the Pledged Securities by laws affecting the offering and sale of securities generally, no consent of any person (including, without limitation, shareholders, partners or creditors of any Lender or the Collateral Agent) and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with any governmental instrumentality that has not been obtained is required in connection with (i) the execution, delivery, performance, validity or enforceability of this Agreement, (ii) the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest as applicable) or (iii) the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement.

                  (i) Nature of Security Interest. Upon the delivery of the Pledged Securities to the Collateral Agent, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral (except for the Previously Pledged Shares, as to which it creates a second priority security interest), securing the prompt and complete payment, performance and observance of the Secured Obligations.

                  (j) Modification of Agreements. Neither WorldCorp nor Acquisition Sub shall, without the prior written consent of the Collateral Agent, modify, amend or alter, in any respect, the terms and conditions of any of the Loan Documents (as defined in any of the Notes).

                  (k) Further Assurances. The Pledgors shall, at their sole cost and expense, perform all acts and execute all documents reasonably requested by the Collateral Agent from time to time to evidence, perfect, maintain or enforce the Collateral Agent's first priority security interest granted herein or otherwise in furtherance of the provisions of this Agreement, including, without limitation, any financing statements.

                  6. Voting Rights and Certain Payments Prior to an Event of Default. So long as no Event of Default shall have occurred and be continuing, WorldCorp or Acquisition Sub, as the case may be, shall be entitled:

                  (a) to exercise, in its discretion, but in a manner not inconsistent with the terms hereof, of the Notes or of the Secured Obligations, the voting power with respect to the Pledged Collateral (and, with respect to the Previously Pledged Shares, only to the extent permitted with respect thereto before the release thereof from the Prior Pledge) of WorldCorp or Acquisition Sub, as the case may be, and for that purpose the Collateral Agent shall (if any Pledged Securities shall be registered in the name of the Collateral Agent or its nominee) execute or cause to be executed from time to time, at the expense of WorldCorp or Acquisition Sub, as the case may be, such proxies or other instruments in favor of WorldCorp or Acquisition Sub, as the case may be, in such form and for such purposes as shall be reasonably required by WorldCorp or Acquisition Sub, as the case may be, and shall be specified in a written request therefor, to enable it to exercise such voting power with respect to its Pledged Securities; provided, however, that neither WorldCorp nor Acquisition Sub shall exercise or refrain from exercising any such voting rights if such action could have an adverse effect on the value of any Pledged Collateral or any part thereof; and

                  (b) except as otherwise provided in Sections 7 and 8 hereof (and, with respect to the Previously Pledged Shares, only to the extent permitted with respect thereto before the release thereof from the Prior Pledge), to receive and retain for its own account any and all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights to the extent such are not prohibited under the Notes, other than (i) stock or liquidating dividends or (ii) extraordinary dividends and dividends or other amounts payable under or in connection with any recapitalization, restructuring, or other non-ordinary course event (the dividends and amounts in this clause (ii) being "Extraordinary Payments"), paid, issued or distributed from time to time in respect of its Pledged Collateral.

                  7.       Extraordinary Payments and Distributions.

                  (a) In case, upon the dissolution or liquidation (in whole or in part) of Acquisition Sub, InteliData, Paper, or World Airways, any sum shall be paid or payable as a liquidating dividend or otherwise upon or with respect to any of the Pledged Securities (and, with respect to the Previously Pledged Shares, only to the extent permitted with respect thereto before the release thereof from the Prior Pledge) or, in the event any other Extraordinary Payment is paid or payable, then and in any such event, such sum shall be paid over to the Collateral Agent immediately upon receipt thereof, to be held by the Collateral Agent as additional collateral hereunder.

                  (b) In case any stock dividend shall be declared with respect to any of the Pledged Collateral (and, with respect to the Previously Pledged Shares, only to the extent permitted with respect thereto before the release thereof from the Prior Pledge), or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Pledged Collateral, or any distribution of capital shall be made on any of the Pledged Collateral, or any shares, obligations or other property shall be distributed upon or with respect to the Pledged Collateral, in each case pursuant to a recapitalization or reclassification of the capital of Acquisition Sub, InteliData, Paper or World Airways, as the case may be, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of Acquisition Sub, InteliData, Paper or World Airways, as the case may be, or to the merger or consolidation of Acquisition Sub, InteliData, Paper or World Airways, as the case may be, with or into another corporation, the shares, obligations or other property so distributed shall be delivered to the Collateral Agent immediately upon receipt thereof, to be held by the Collateral Agent as additional collateral hereunder subject to the terms of this Agreement, and all of the same shall constitute Pledged Collateral for all purposes hereof.

                  8. Voting Rights and Certain Payments After an Event of
Default.

                  (a) Upon the exercise or enforcement by the Collateral Agent of any of the rights and remedies of any of the Lenders pursuant to Section 8 of any of the Notes, all rights of WorldCorp and Acquisition Sub to exercise or refrain from exercising the voting and other consensual rights that they would otherwise be entitled to exercise pursuant to Section 6(a) hereof and to receive the payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights which they would otherwise be authorized to receive and retain pursuant to Section 6(b) hereof, in each case, shall cease, and thereupon the Collateral Agent shall be entitled to exercise all voting power with respect to the Pledged Securities and to receive and retain, as additional collateral hereunder, any and all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights at any time declared or paid upon or in respect of any of the Pledged Collateral.

                  (b) All payments, proceeds, dividends, distributions, monies, property, assets, instruments or rights that are received by WorldCorp or Acquisition Sub contrary to the provisions of Paragraph 7(a) above shall be received and held in trust for the benefit of the Lenders, shall be segregated by WorldCorp or Acquisition Sub from other funds of WorldCorp or Acquisition Sub, as the case may be and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

                  9. Application of Cash Collateral. Any cash received and retained by the Collateral Agent as additional collateral hereunder pursuant to the foregoing provisions may at any time and from time to time in the sole discretion of the Collateral Agent, be applied by the Collateral Agent to the payment of the Secured Obligations.

                  10. Expenses. WorldCorp and Acquisition Sub jointly and severally agree, promptly upon demand, to pay the Collateral Agent and any Lenders any and all reasonable costs, sums and out-of-pocket expenses that the Collateral Agent or any such Lender may pay or incur pursuant to the provisions of this Agreement or in perfecting, defending, protecting or enforcing this Agreement or the security interest granted herein or in enforcing payment of the Secured Obligations, the Contribution Agreement, any of the Notes or otherwise in connection with the provisions hereof or thereof, including, without limitation, all reasonable filing or recording fees, court costs, collection charges, travel expenses, computer fees, telephone fees, duplicating fees and reasonable attorneys' fees. Such expenses shall include, without limitation, any such costs paid or incurred by the Collateral Agent in connection with any waivers, amendments, modifications, extensions, renewals or renegotiations. All of the foregoing, together with interest thereon as specified in Section 14(m) hereof, shall be part of the Secured Obligations and shall be payable on demand. The Collateral Agent and any such Lender shall endeavor to provide reasonable documentation in connection with any demand for payment under this Section.

                  11.      Remedies.

                  (a) Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC at that time (whether or not applicable to the affected Pledged Collateral to the extent permitted by applicable law) and may also, without obligation to resort to other security, at any time and from time to time, sell, resell, assign and deliver, in its sole discretion, all or any of the Pledged Collateral, in one or more lots at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which any Pledged Collateral or any of them may be listed, or at public or private sale, for cash, upon credit or for future delivery, WorldCorp and Acquisition Sub hereby waiving and releasing, to the extent permitted by applicable law, any and all equity and right of redemption. In connection with the foregoing, the Collateral Agent may also grant options to purchase all or any of the Pledged Collateral.

                  (b) Without any limitation of the foregoing, the proceeds of any sale of the Pledged Collateral, as well as any Pledged Collateral consisting of cash, shall be applied by the Collateral Agent as follows:

                           (i) to the payment of all reasonable costs and out-of-pocket expenses incurred by the Collateral Agent or any Lender in connection with such collection or sale or otherwise in connection with this Agreement or any of the Secured Obligations, including, without limitation, all costs and expenses under Section 10 hereof;

                           (ii) pro-rata to the payment in full of any interest due to the Lenders on the Secured Obligations;

                           (iii) pro-rata to the payment in full of all Secured Obligations (other than those Secured Obligations previously referenced in this sentence);

                           (iv) pro-rata to the satisfaction of any indebtedness secured by any security interest on the Pledged Collateral that is junior to the Secured Obligations; and

                           (v) to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

                  (c) If any of the Pledged Collateral is sold by the Collateral Agent upon credit or for future delivery, neither the Collateral Agent nor any Lender shall be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Collateral Agent may resell such Pledged Collateral. In no event shall WorldCorp or Acquisition Sub be credited with any part of the proceeds of sale of any Pledged Collateral until cash payment thereof has actually been received by each of the Lenders.

                  (d) Any Lender may purchase any Pledged Collateral at any public sale and, if any Pledged Collateral is of a type customarily sold in a recognized market or is of the type that is the subject of widely distributed standard price quotations, any Lender may purchase such Pledged Collateral at private sale, free from any right of redemption, which is hereby waived and released to the extent permitted by applicable law, and in each case may make payment therefor by any means, including, without limitation, by release or discharge of Secured Obligations in lieu of cash payment.

                  (e) The rights of WorldCorp or Acquisition Sub to receive the surplus, if any, from any sale or other disposition of the Pledged Collateral to the payment of the Secured Obligations shall be subject to any duty of the Collateral Agent imposed by law to the holder of any subordinate security interest in the Pledged Collateral known to the Collateral Agent.

                  (f) WorldCorp and Acquisition Sub recognize that the Collateral Agent may be unable to effect a public sale of all or part of the Pledged Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933 or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. WorldCorp and Acquisition Sub agree that any such Pledged Collateral sold at any such private sale may be sold at a price and upon other terms less favorable to the seller than if sold at public sale. The Collateral Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities, even if such issuer would agree, to register such securities for public sale under the Securities Act of 1933 or any other applicable law. WorldCorp and Acquisition Sub agree that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                  (g) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Pledged Collateral that threatens to decline speedily in value or which is of a type customarily sold on a recognized market; otherwise the Collateral Agent shall give WorldCorp or Acquisition Sub, as the case may be, at least five days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice WorldCorp and Acquisition Sub agree is reasonable, all other demands, advertisements and notices being hereby waived.

                  (h) The Collateral Agent shall not be obligated to make any sale of Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

                  (i) The remedies provided herein in favor of the Collateral Agent and each of the Lenders shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of them existing at law or in equity.

                  12.      Collateral Agent Appointed Attorney-in-Fact.

                  (a) To effectuate the terms and provisions hereof, WorldCorp and Acquisition Sub hereby appoint the Collateral Agent as WorldCorp's and Acquisition Sub's attorney-in-fact for the purpose, from and after the occurrence and during the continuance of an Event of Default, of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable (and lawful) to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Collateral Agent shall, from and after the occurrence and during the continuance of an Event of Default, have the right and power to:

                           (i) receive, endorse and collect all checks and other orders for the payment of money made payable to WorldCorp or Acquisition Sub representing any interest or dividend or other distribution or amount payable in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, and

                           (ii) execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral and to exercise all rights and privileges of (or on behalf of) the owner of the Pledged Collateral, including, without limitation, all voting rights with respect to the Pledged Securities.

                  (b) All acts done under the foregoing authorization are hereby ratified and approved and neither the Collateral Agent, the Lenders nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law except for acts of gross negligence or wilful misconduct.

                  (c) This power of attorney, being coupled with an interest, is irrevocable while this Agreement remains in effect.

                  13.      Collateral Agent's Duties; Reasonable Care.

                  (a) The Collateral Agent shall have the duty to exercise reasonable care in the custody and preservation of any Pledged Collateral in its possession, which duty shall be fully satisfied if the Collateral Agent exercises the same standard of care with respect to the Pledged Collateral as it does with securities held for its own account in its possession and, with respect to any calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any such Pledged Collateral (herein called "events"):

                           (i) the Collateral Agent exercises reasonable care to ascertain the occurrence and to give reasonable notice to WorldCorp and Acquisition Sub of any events applicable to any Pledged Securities pledged by WorldCorp or Acquisition Sub that are registered and held in the name of the Collateral Agent or its nominee;

                           (ii) the Collateral Agent gives WorldCorp or
         Acquisition Sub reasonable notice of the occurrence of any events, of which the Collateral Agent has received actual knowledge, as to any securities pledged by WorldCorp or Acquisition Sub that are in bearer form or are not registered and held in the name of the Collateral Agent or its nominee (such Pledgor agreeing to give the Collateral Agent reasonable notice of the occurrence of any events applicable to any securities in the possession of the Lender of which such Pledgor has received knowledge); and

                           (iii) in the exercise of its reasonable discretion
         (x) the Collateral Agent endeavors to take such action with respect to any of the events as WorldCorp or Acquisition Sub may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (y) if the Collateral Agent determines that the action requested by WorldCorp or Acquisition Sub might adversely affect the value of the Pledged Collateral as collateral, the collection of the Secured Obligations, or otherwise prejudice the interests of the Lenders, the Collateral Agent gives reasonable notice to WorldCorp or Acquisition Sub that any such requested action will not be taken and if the Collateral Agent makes such determination or if WorldCorp or Acquisition Sub fails to make such timely request, the Collateral Agent takes such other action as it deems reasonably advisable in the circumstances.

                  (b) Except as hereinabove specifically set forth, neither the Collateral Agent nor any Lender shall have any further obligation to ascertain the occurrence of, or to notify WorldCorp or Acquisition Sub with respect to, any events, and shall not be deemed to assume any such further obligation as a result of the establishment by the Collateral Agent of any internal procedures with respect to any securities in its possession, nor shall the Collateral Agent or any Lender be deemed to assume any other responsibility for, or obligation or duty with respect to, any Pledged Collateral, or its use, of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect the Lenders', WorldCorp's or Acquisition Sub's rights in the Pledged Collateral or against any claims by any other parties with respect thereto, but the same shall be at WorldCorp's and Acquisition Sub's sole risk and responsibility at all times.

                  (c) WorldCorp and Acquisition Sub hereby release the Collateral Agent and each Lender from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Pledged Collateral and/or any actions taken or omitted to be taken by the Collateral Agent with respect thereto (except such claims, causes of action and demands arising from the Collateral Agent's gross negligence, willful misconduct or knowing violation of the law) and such Pledgor hereby agrees to hold the Collateral Agent and each Lender harmless from and with respect to any and all such claims, causes of action and demands (except such claims, causes of action and demands arising from the Collateral Agent's gross negligence, willful misconduct or knowing violation of the law).

                  14.      Miscellaneous.

                  (a) Rights and Remedies Not Waived. The prior recourse of the Collateral Agent or any Lender to any Pledged Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Secured Obligations. No act, omission or delay by the Collateral Agent or any Lender shall constitute a waiver of their respective rights and remedies hereunder or otherwise. No single or partial waiver by the Collateral Agent of any default hereunder or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

                  (b) Collateral Agent May Perform. If WorldCorp or Acquisition Sub fail to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the costs and expenses of the Collateral Agent and the Lenders incurred in connection therewith shall be payable by such Pledgor pursuant to the terms of Section 10 hereof.

                  (c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts or choice of law (or any other law that would make any substantive laws of any state other than the State of Delaware applicable hereto).

                  (d) Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

                           (i) In any litigation in any court with respect to, in connection with, or arising out of this Agreement the Pledged Collateral, the Notes or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between WorldCorp and Acquisition Sub on the one hand, and the Collateral Agent or the Lenders, on the other hand, WorldCorp and Acquisition Sub, to the fullest extent they may legally do so, (i) waive the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action and (ii) WAIVE TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH

         LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. WORLDCORP AND ACQUISITION SUB AGREE THAT THIS SECTION 14(a) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THE LENDERS WOULD NOT EXTEND TO ACQUISITION SUB ANY FINANCIAL ACCOMMODATIONS UNDER THE NOTES AND THIS AGREEMENT IF THIS SECTION 14(a) WERE NOT PART OF THIS AGREEMENT.

                           (ii) WorldCorp and Acquisition Sub hereby irrevocably consent to the exclusive jurisdiction of any State or Federal Court located within the County of Palm Beach, State of Florida, in connection with any action or proceeding arising out of or relating to this Agreement, the Pledged Collateral, or any Notes or any document or instrument delivered pursuant to this Agreement or otherwise. In any such litigation, WorldCorp and Acquisition Sub waive, to the fullest extent they may effectively do so, personal service of any summons, complaint or other process and agree that the service thereof may be made by certified or registered mail directed to WorldCorp or Acquisition Sub, as the case may be, at its address for notice determined in accordance with Section 14(f) hereof. WorldCorp and Acquisition Sub hereby waive, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

                  (e) Admissibility of Agreement. WorldCorp and Acquisition Sub agree that any copy of this Agreement signed by WorldCorp or Acquisition Sub and transmitted by telecopier for delivery to the Collateral Agent shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

                  (f) Address for Notices. Any notice or other communication under the provisions of this Agreement shall be given in writing and delivered in person, by reputable overnight courier or delivery service, by facsimile machine (receipt confirmed) or by registered or certified mail, return receipt requested, directed to its addresses set forth below (or to any new address of which either party hereto shall have informed the other by the giving of notice in the manner provided herein):

              In the case of any Lender, to the Collateral Agent.

              In the case of the Collateral Agent, to it at:

                       Sun Paper Advisors, Inc.
                       777 South Flagler Drive
                       West Tower, 8th Floor
                       West Palm Beach, Florida  33401
                       Attention:  Messrs. Marc J. Leder and Rodger R. Krouse
                       Telecopier: (561) 835-1314
              with a copy to:

                       Parker Chapin Flattau & Klimpl, LLP
                       1211 Avenue of the Americas
                       New York, New York  10036
                       Attention:  Mark S. Hirsch, Esq.
                       Telecopier (212) 704-6288

              In the case of WorldCorp, to it at:

                       13873 Park Center Road
                       Herndon, Virginia  20171
                       Attention:  Mr T. Coleman Andrews, III
                       Telecopier: (703) 834-9211

              In the case of Acquisition Sub, to it at:

                       13100 Worldgate Drive
                       Herndon, Virginia  20170
                       Attention:  Mr T. Coleman Andrews, III
                       Telecopier:(703) 834-9211

              with a copy, in the case of WorldCorp and Acquisition Sub, to:

                       Hunton & Williams
                       951 East Byrd Street
                       Richmond, Virginia  23219
                       Attention:  David M. Carter, Esq.
                       Telecopier: (804) 788-8218

                  (g) Amendments and Modification. No provision hereof shall be modified, altered, waived or limited except by written instrument expressly referring to this Agreement and to such provision, and executed by the parties hereto.

                  (h) Continuing Pledge; Assignments. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full in cash of the Secured Obligations, (ii) inure to the benefit of, be binding upon, and be enforceable by, the Pledgor, its successors and assigns, and (iii) inure to the benefit of, be binding upon, and be enforceable by, the Collateral Agent and the Lenders, and its and their respective successors, transferees and assigns including, without limitation, any successor collateral agent appointed pursuant to the Collateral Agent Agreement. Upon the occurrence of clause (i) of this Section, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the respective Pledgors; provided, however, that, if upon the exercise of all or part of the Acquisition Sub Option or the Warrants, the security interest granted hereby has not terminated, (x) the security interest granted hereby with respect to the shares of capital stock of Acquisition Sub issued by Acquisition Sub upon the exercise of any of such Acquisition Sub Option or transferred by WorldCorp upon the exercise of any such Warrants shall terminate, and all rights to such shares of the capital stock of Acquisition Sub shall vest in the person who receives such capital stock upon exercise of the Acquisition Sub Option or the Warrants; and (y) upon the receipt of a notice of exercise of all or part of the Warrants by the Collateral Agent, WorldCorp and each Grantee (as defined in the Warrants) who is not a member of the Majority in Interest providing such notice pursuant to the Warrants, the Collateral Agent shall, at WorldCorp's and Acquisition Sub's expense and without representation or warranty of any nature whatsoever, and wholly without recourse, remit to Acquisition Sub that portion of the Pledged Collateral (consisting solely of shares of capital stock of Acquisition Sub) that is issuable upon such exercise of the Warrants and Acquisition Sub shall promptly take all steps necessary to cause the transfer of such shares of Acquisition Sub's capital stock to the Lenders. Upon any termination pursuant to clause (i) of this Section, the Collateral Agent shall, at WorldCorp's and Acquisition Sub's expense and without representation or warranty of any nature whatsoever and wholly without recourse, return to WorldCorp or Acquisition Sub, as the case may be, such of the Pledged Collateral provided to the Collateral Agent as agent on behalf of the Lenders by the Pledgors as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to WorldCorp and Acquisition Sub, as the case may be, such documents as WorldCorp and Acquisition Sub shall reasonably request to evidence such termination.

                  (i) Security Interest Absolute. All rights of the Lenders and security interests hereunder, and all of the obligations of WorldCorp and Acquisition Sub hereunder, shall be absolute and unconditional, irrespective of:

                           (i) any lack of validity or enforceability of the Notes, any Secured Obligations or any other agreement or instrument relating thereto;

                           (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Notes;

                           (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

                           (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, WorldCorp, Acquisition Sub or a third party pledgor of a security interest or lien.

                  (j) Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

                  (k) Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. All terms defined in the UCC and used herein shall have the meanings as defined in the UCC, unless the context otherwise requires. As used in this Agreement (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency, and (ii) the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended and (iii) the term "subsidiary" of any person shall mean any person of which more than 20% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, is, at the time, owned or controlled, directly or indirectly, by that person, or one or more subsidiaries of that person, or a combination thereof and, in any event, shall include InteliData, with respect to WorldCorp, and Paper and World Airways with respect to Acquisition Sub.

                  (l) Interest. All amounts payable from time to time by the Pledgors hereunder shall constitute Secured Obligations and shall bear interest at the Maximum Rate under the Notes.

                  (m) Severability. In the event that any term or provision of this Agreement or shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

                  (n) Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

                  (o) Schedules. The Collateral Agent is authorized to annex hereto any schedules referred to herein.

                  (p) Acknowledgment of Receipt. WorldCorp and Acquisition Sub acknowledge receipt of a copy of this Agreement.




                   [THE REST OF THIS PAGE INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, by their respective duly authorized officers or directly, as of the date first above written.

                                                SUN PAPER ADVISORS, INC.



                                                By:___________________________
                                                      Name:
                                                      Title:


                                                WORLDCORP, INC.



                                                By:___________________________
                                                      Name:
                                                      Title:

                                                WORLDCORP ACQUISITION CORP.



                                                By:___________________________
                                                      Name:
                                                      Title:

                                                                    SCHEDULE A

                   List and Description of Pledged Securities



                                                                                                              Percentage
                                                                  Certificate         Number                   of Total
         Issuer of Stock                 Class of Stock            Number(s)         of Shares                  Shares
         ---------------                 --------------            ---------         ---------                  ------
WorldCorp Acquisition              Common Stock, par            1                             800  (a)           80.0%
Corp., a Delaware                  value $.01 per share
corporation
                                                                                  ---------------
         Total:                                                                               800
                                                                                  ===============
InteliData Technologies            Common Stock, par            IDT0685
Corp., a Delaware                  value $.001 per                                                               28.9%
corporation                        share                                                8,779,273  (a)
                                                                IDT0686                   400,000  (a)
                                                                                  ---------------
         Total:                                                                         9,179,273
                                                                                  ===============
Paper Acquisition Corp.,           Class A Common               A17
a Delaware corporation             Stock, par value                                                              99.8%
                                   $.01 per share                                         459,785  (a)
                                                                A19                         9,863  (b)
                                                                                  ---------------
         Total:                                                                           469,648
                                                                                  ===============
Paper Acquisition Corp.,           Class B Common               B3                          1,000  (b)            .2%
a Delaware corporation             Stock, par value
                                   $.01 per share
                                                                                  ---------------
         Total:                                                                             1,000
                                                                                  ===============

                                                                                                       Percentage
                                                                  Certificate         Number            of Total
         Issuer of Stock                 Class of Stock            Number(s)         of Shares           Shares
         ---------------                 --------------            ---------         ---------           ------
World Airways, Inc., a             Common Stock, par            WA5152              1,000,000  (c)
Delaware corporation               value $.001 per
                                   share
                                                                WA5153              2,688,915  (a)       51.2%
                                                                                  ----------------
         Total:                                                                     3,702,586  (d)
                                                                                  ================

-----------------
(a)      Delivered herewith.
(b)      To be delivered by Acquisition Sub at the Subsequent Closing.
(c)      Represents the Previously Pledged Shares.
(d) The listed total of 3,702,586 is 13,671 shares greater than each of the certificates of for World Airways Common Stock listed herein. The certificate or certificates representing the additional shares shall be delivered after prompt completion of a lost stock certificate affidavit and posting of any necessary bond by WorldCorp.

                                                                     Exhibit C

                         WARRANT AND PURCHASE AGREEMENT


                  WARRANT AND PURCHASE AGREEMENT (this "Agreement"), dated April 20, 1998, between FRYE ACQUISITION PARTNERS, a California limited partnership (the "Grantee"), and WORLDCORP, INC., a Delaware corporation ("WorldCorp").

                  WHEREAS, WorldCorp Acquisition Corp., a Delaware corporation ("Acquisition Sub"), will have issued and outstanding 1,000 shares of Common Stock, par value $.01 per share ("Common Stock"), representing all of Acquisition Sub's issued and outstanding shares of capital stock as of the Date of Grant (as hereinafter defined), after giving effect to the contribution of all of the shares of capital stock of Paper Acquisition Corp., a Delaware corporation ("Paper"), by the stockholders thereof (including WorldCorp, after giving effect to the transfer of certain shares of capital stock of Paper to WorldCorp) to Acquisition Sub;

                  WHEREAS, the Grantee is transferring certain of its shares of the capital stock of Paper to WorldCorp pursuant to this Agreement and is contributing the balance of such shares held by it to Acquisition Sub pursuant to a Subscription and Contribution Agreement among Paper, the Grantee, Acquisition Sub, WorldCorp and certain other stockholders of Paper; and

                  WHEREAS, as consideration for the Grantee's transfer of the capital stock of Paper to WorldCorp, WorldCorp desires to grant to the Grantee, and the Grantee desires to acquire from WorldCorp, a warrant to purchase the number of shares of Common Stock set forth herein upon and subject to the terms and conditions hereinafter set forth (the shares of Common Stock issuable upon the exercise of all of the warrants granted to all of the stockholders of Paper (the "Warrants") as consideration for their shares of the capital stock of Paper are referred to herein as the "Stockholders' Shares").

                  NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Purchase Price; Grant of Warrant. WorldCorp hereby agrees to purchase from the Grantee, and the Grantee hereby agrees to sell to WorldCorp, _____ shares (the "Shares") of Paper's Class A Common Stock, par value $.01 per share, for a warrant (the "Warrant"), which WorldCorp hereby grants to the Grantee, to purchase an aggregate of _____ shares of Common Stock (such shares, including any shares issued pursuant to Section 5 hereof, are referred to herein as the "Warrant Shares") at an exercise price of $28,000 per share.

                  2. Term of Warrant. The Warrant is granted as of the date first above written (sometimes hereinafter called the "Date of Grant"), and will terminate and expire, to the extent not previously exercised in accordance with the terms of this Agreement, at 5:00 p.m. (New York time) on the seventh anniversary of the Date of Grant.

                  3. Warrant Exercisable Only by Majority in Interest, in Whole or in Part. The Warrant may be exercised, in whole or in part, only upon receipt by Sun Paper Advisors, Inc., a Florida corporation (the "Collateral Agent") (or its successor as Collateral Agent pursuant to that certain Collateral Agent Agreement among the Collateral Agent and the stockholders of Paper, including the Grantee), WorldCorp and the Grantee of a notice (a "Notice") from the holders of warrants to purchase more than 50% of the Stockholders' Shares (a "Majority in Interest"), at any time or from time to time after April 21, 1999 prior to the expiration of the Warrant as provided in Section 2 above; provided, however, that a Majority in Interest may exercise the Warrant only on a pro rata basis among the holders of all of the Warrants. Upon receipt of a Notice, WorldCorp shall instruct Acquisition Sub (or its transfer agent) to transfer such number of Warrant Shares (or part of the Warrant Shares, as the case may be) to the Grantee by way of the issuance to the Grantee of a stock certificate evidencing such number of Warrant Shares. The Notice shall specify the number of Warrant Shares as to which each Warrant is to be exercised and the date, which shall be at least five business days after the giving of such notice (unless an earlier time shall have been mutually agreed upon), on which such Warrant Shares (or part of the Warrant Shares, as the case may be) shall be issued.

                  4.       Exercise of Warrant.

                  (a) On the exercise date specified in the Notice, WorldCorp shall cause to be delivered to the Grantee by Acquisition Sub (or its transfer agent) a stock certificate registered in the Grantee's name upon full payment for such Warrant Shares as provided in Section 4(d) below and shall cause Acquisition Sub to record promptly such Warrant Shares on its official records as having been issued to the Grantee.

                  (b) In the event that the Grantee exercises the Warrant for a number of Warrant Shares less than the total number of Warrant Shares that the Grantee has a right to purchase under this Agreement, then WorldCorp shall issue to the Grantee a Warrant identical in form to this Warrant but for a number of Warrant Shares that shall be equivalent to the total number of Warrant Shares covered by this Agreement less the number of Warrant Shares so purchased.

                  (c) If the Grantee fails to pay for any of the Warrant Shares specified in any notice of exercise or fails to accept delivery thereof, such Warrant Shares shall not be transferred by WorldCorp and shall remain subject to subsequent exercises by the Grantee pursuant to the terms hereof. Such failure to pay by another holder of Warrants, however, shall not affect WorldCorp's obligation to cause delivery of the Warrant Shares issuable to the Grantee upon exercise of the Warrant. The date specified in the Notice as the date of exercise shall be deemed the date of exercise of the Warrant, provided that payment (in accordance with Section 4(d) below) for the Warrant Shares to be purchased upon such exercise shall have been received by such date.

                  (d) Full payment by the Grantee of the Exercise Price for the number of Warrant Shares purchased shall be made on or before the exercise date specified in the Notice by delivery of, at the option of the Grantee, cash or a full-recourse promissory note (the "Note") in an amount equal to the Exercise Price for such Warrant Shares. The Note shall have a maturity date (the "Maturity Date") of the seven-year anniversary of the execution and delivery thereof. During the term of the Note, interest (which shall accrue at a rate of 8% per annum) shall be payable in arrears, on the last day of March, June, September and December or, if such date is not a business day, on the next succeeding business day. Principal and any accrued interest shall be paid on the Maturity Date. The Note shall provide that for so long as that certain Guaranty (the "Guaranty") dated the date hereof by WorldCorp of certain obligations of Acquisition Sub shall remain outstanding, interest and principal payments under the Note shall be paid to the Collateral Agent as security for WorldCorp's obligations under the Guaranty. After satisfaction of WorldCorp's obligations under the Guaranty, the payment of interest and principal under the Note shall be made to WorldCorp.


                  5.       Adjustment; Recapitalization, etc.

                  (a) If Acquisition Sub shall (i) declare a dividend on its outstanding capital stock in shares of its capital stock, (ii) subdivide its outstanding capital stock into a greater number of shares, (iii) combine its outstanding capital stock into a smaller number of shares or (iv) issue any shares of its capital stock by reclassification thereof (including any such reclassification in connection with a consolidation or merger in which it is the continuing corporation), then in each such case the total number of shares of Common Stock that may be issued under the Warrant (and the Exercise Price) shall be proportionately adjusted by WorldCorp. Such adjustment shall be made successively whenever such events shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (b) If Acquisition Sub merges or consolidates with one or more companies, then from and after the effective date of such merger or consolidation, upon exercise of the Warrant theretofore granted, (i) the Grantee shall be entitled to purchase under the Warrant, in lieu of the number of shares of Common Stock as to which the Warrant shall then be exercisable but on the same terms and conditions of exercise set forth in the Warrant, the number of shares of Common Stock and/or other securities or property (including cash) received by WorldCorp in such merger or consolidation to which the Grantee would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Grantee had exercised this Warrant in full and had been the holder of record of the total number of shares of Common Stock receivable upon exercise of the Warrant (whether or not then exercisable) and (ii) the Exercise Price shall be proportionately adjusted by WorldCorp (to reflect any change in the number of securities into which the Warrant converted), without a change to the aggregate Exercise Price payable for all of the Warrant Shares.

                  6. Report or Certificate as to Adjustments. In each case of any adjustment or readjustment in the Warrant Shares issuable upon the exercise of the Warrant, WorldCorp at its expense will promptly deliver a certificate of its Chief Financial Officer showing in reasonable detail the computation of such adjustment or readjustment in accordance with the terms of this Agreement.

                  7. Notices of Corporate Action. In the event of:

                  (a) any taking by Acquisition Sub of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of Acquisition Sub, any reclassification or recapitalization of the capital stock of Acquisition Sub, any consolidation or merger involving Acquisition Sub and any other Person or any transfer of all or substantially all the assets of Acquisition Sub to any other Person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of Acquisition Sub, or

                  (d) any plan or proposal by Acquisition Sub to register any class of its shares of Common Stock with the Commission,

then, in each case, promptly upon receipt by WorldCorp of any notice of such action by Acquisition Sub, WorldCorp shall deliver to the Grantee a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the Grantee shall be entitled to exchange the Warrant Shares for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be furnished at least thirty days prior to the date therein specified. The foregoing shall not preclude the Grantee from continuing to hold the Warrant, which shall be subject to adjustment pursuant to
Section 5 without the Grantee taking any action.

                  8. Requirements of Law. WorldCorp shall not be required to sell any Warrant Shares upon the exercise of the Warrant if the sale of such Warrant Shares shall constitute a violation by the Grantee or WorldCorp of any provision of any law, statute, or regulation of any governmental authority whether it be Federal or State. Unless a registration statement is in effect under the Securities Act with respect to the Warrant Shares covered by this Agreement, WorldCorp shall not be required to transfer Warrant Shares upon exercise of the Warrant unless (i) WorldCorp has received evidence reasonably satisfactory to it to the effect that the Grantee is acquiring such Warrant Shares for investment and not with a view to the distribution thereof; or (ii) an opinion of Parker Chapin Flattau & Klimpl, LLP or such other counsel reasonably acceptable to WorldCorp has been received by WorldCorp, in a form and substance reasonably acceptable to WorldCorp, to the effect that a registration statement is not required for the issuance of the Warrant Shares. In the event the Warrant Shares issuable upon exercise of the Warrant are not registered under the Securities Act, the Grantee agrees that Acquisition Sub may imprint on any evidence of ownership of the Warrant Shares the following legend or any other comparable legend that counsel for Acquisition Sub considers necessary or advisable to comply with the Securities Act:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT."

WorldCorp (i) may, but in no event shall be obligated to, register any securities issuable upon the exercise of the Warrant pursuant to the Securities Act or any state securities laws and, in the event any shares are so registered, the Grantee agrees that Acquisition Sub may remove any legend on certificates representing such shares; and (ii) shall not be obligated to take any affirmative action in order to cause the exercise of the Warrant or the issuance of Warrant Shares pursuant thereto to comply with any law or regulation of governmental authority.

                  9. Representations and Warranties of WorldCorp and the Grantee.

                  (a) WorldCorp represents and warrants to the Grantee as follows:

                           (i) WorldCorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                           (ii) WorldCorp has valid and unencumbered title to the Warrant Shares (other than the security interest granted to the Collateral Agent as agent on behalf of certain Lenders pursuant to the Pledge Agreement among the Collateral Agent, WorldCorp and Acquisition
         Sub); and

                           (iii) this Agreement has been duly authorized, executed and delivered by WorldCorp.

                           The foregoing representations, warranties and agreements shall survive and remain in full force and effect after the date hereof and shall not affect the validity or enforceability of any representations, warranties and agreements made by WorldCorp herein.

                  (b) The Grantee represents and warrants to WorldCorp as follows:

                           (i) the Grantee has valid and unencumbered title to the Shares; and

                           (ii) this Agreement has been duly authorized, executed and delivered by the Grantee.

                           The foregoing representations, warranties and agreements shall survive and remain in full force and effect after the date hereof and shall not affect the validity or enforceability of any representations, warranties and agreements made by the Grantee herein.

                  10. No Transfers, Etc. Until after the seventh anniversary of the Date of Grant, WorldCorp shall not offer, sell, pledge, hypothecate, transfer or otherwise dispose of the Warrant Shares, other than pursuant to the exercise of the Warrant.

                  11. Certain Definitions. As used herein, unless the context otherwise requires the following terms have the following respective meanings:
(i) "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act; (ii) "Exchange Act" shall mean the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time; (iii) "Person" shall mean a corporation, an association, a partnership, an organization or business, an individual, a government or political subdivision thereof or a governmental agency; (iv) "Securities Act" shall mean the Securities Act of 1933, or any similar Federal statute on the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time; and (v) the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

                  12.      Miscellaneous.

                  (a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts or choice of law (or any other law that would make any substantive laws of any state other than the State of Delaware applicable hereto).

                  (b) Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

                           (i) In any litigation in any court with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between WorldCorp and the Grantee, WorldCorp, to the fullest extent it may legally do so, (i) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action and (ii) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. WORLDCORP AGREES THAT THIS SECTION 12(b) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE GRANTEE WOULD NOT ENTER THIS AGREEMENT OR THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A
         PART IF THIS SECTION 12(b) WERE NOT PART OF THIS AGREEMENT.

                           (ii) WorldCorp hereby irrevocably consents to the exclusive jurisdiction of any State or Federal Court located within the County of Palm Beach, State of Florida, in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise. In any such litigation, WorldCorp waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to WorldCorp at its address for notice determined in accordance with Section 13(e) hereof. WorldCorp hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

                  (c) Expenses. WorldCorp agrees to pay or reimburse, promptly upon receipt of demand therefor by the Grantee, any and all out-of-pocket costs and expenses incurred by the Grantee, whether directly or indirectly, in connection with the enforcement and adjudication of this Agreement, the Warrant or rights created under any documents executed in connection herewith. The Grantee shall endeavor to provide reasonable documentation in connection with any demand for payment under this Section.

                  (d) Admissibility of the Agreement. WorldCorp agrees that any copy of this Agreement signed by WorldCorp and transmitted by telecopier for delivery to the Grantee shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

                  (e) Address for Notices. Any notice or other communication under the provisions of this Agreement shall be given in writing and delivered in person, by reputable overnight courier or delivery service, by facsimile machine (receipt confirmed) or by registered or certified mail, return receipt requested, directed to its addresses set forth below (or to any new address of which either party hereto shall have informed the other by the giving of notice in the manner provided herein):

            In the case of the Grantee, to it at:

                     Sun Paper Limited Partnership
                     777 South Flagler Drive
                     West Tower, 8th Floor
                     West Palm Beach, Florida 33401
                     Attention:  Messrs. Marc J. Leder and Rodger R. Krouse
                     Telecopier: (561) 835-1314

            In the case of WorldCorp, to it at:

                     WorldCorp, Inc.
                     13873 Park Center Road
                     Herndon, Virginia  20171
                     Attention:  Mr. T. Coleman Andrews, III
                     Telecopier: (703) 834-9211

            with a copy to:

                     Hunton & Williams
                     951 East Byrd Street
                     Richmond, Virginia  23219
                     Attention:  David M. Carter, Esq.
                     Telecopier: (804) 788-8218

                  (f) Amendments and Modification. No provision hereof shall be modified, altered, waived or limited except by written instrument expressly referring to this Agreement and to such provision, and executed by the parties hereto.

                  (g) Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

                  (h) Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

                  (i) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

                  (j) Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

                  (k) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective heirs, representatives, successors and assigns of the parties hereto, provided that this Agreement may not be assigned by WorldCorp without the prior written consent of the other party hereto and may be assigned by the Grantee to an affiliate of the Grantee without the consent of WorldCorp.

                  [THE REST OF THIS PAGE INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                  FRYE ACQUISITION PARTNERS
                                  a California limited partnership

                                  By:      Leach McMicking & Company
                                           a California limited partnership

                                           By:      Leach McMicking & Company
                                                    a California corporation


                                           By:
                                                ------------------------
                                                 Howard H. Leach
                                                 President


                                  WORLDCORP, INC.


                                  By:
                                        -------------------------
                                         Name:
                                         Title: